================================================================================

                                CREDIT AGREEMENT

                                   Dated as of

                                 August 16, 2001

                                      among

                               Flag Asia Limited,
                                 as the Company

              Westdeutsche Landesbank Girozentrale, New York Branch
                           as the Administrative Agent

                         THE ROYAL BANK OF SCOTLAND PLC
                           as the Documentation Agent

             Westdeutsche Landesbank Girozentrale, New York Branch,
                               as the Deed Trustee

             Westdeutsche Landesbank Girozentrale, New York Branch,
                              as Syndication Agent

              Westdeutsche Landesbank Girozentrale, New York Branch
                         AND THE LENDERS LISTED HEREIN,
                                 as the Lenders

                    -----------------------------------------

             Westdeutsche Landesbank Girozentrale, New York Branch,
                              as the Lead Arranger
                    -----------------------------------------


                    Construction and Permanent Financing of a
               10,000 Kilometer Submarine Fiberoptic Cable System
                  Connecting Japan, Hong Kong, Korea and Taiwan

================================================================================

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                                TABLE OF CONTENTS
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                                                                                                 PAGE
                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1.         Defined Terms.................................................................2
SECTION 1.2.         Classification of Loans and Borrowings.......................................40
SECTION 1.3.         Terms Generally..............................................................41
SECTION 1.4.         Accounting Terms; GAAP.......................................................41

                                   ARTICLE II
                              COMMITMENTS AND LOANS

SECTION 2.1.         Commitments; Conversion Date.................................................41
SECTION 2.2.         Loans and Borrowings.........................................................42
SECTION 2.3.         Requests for Borrowings......................................................42
SECTION 2.4.         Funding of Borrowings........................................................43
SECTION 2.5.         Interest Elections...........................................................44
SECTION 2.6.         Termination and Reduction of Commitments.....................................45
SECTION 2.7.         Repayment of Loans; Evidence of Debt.........................................46
SECTION 2.8.         Optional Prepayments of Loans................................................47
SECTION 2.9.         Mandatory Prepayments........................................................48
SECTION 2.10.        Fees.........................................................................49
SECTION 2.11.        Interest.....................................................................50
SECTION 2.12.        Alternate Rate of Interest; Illegality.......................................51
SECTION 2.13.        Increased Costs..............................................................52
SECTION 2.14.        Break Funding Payments.......................................................53
SECTION 2.15.        Taxes........................................................................53
SECTION 2.16.        Payments Generally; Etc......................................................54
SECTION 2.17.        Mitigation Obligations; Replacement of Lenders...............................56

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1.         Financial Condition..........................................................57
SECTION 3.2.         No Material Adverse Effect...................................................57
SECTION 3.3.         Organization; Existence; Business............................................57
SECTION 3.4.         Compliance with Law..........................................................58
SECTION 3.5.         Power and Authorization; Enforceable Obligations.............................58
SECTION 3.6.         Capital and Corporate Structure..............................................59
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                                                                                                 PAGE

SECTION 3.7.         Governmental Actions, Permits, Etc...........................................59
SECTION 3.8.         No Legal Bar.................................................................59
SECTION 3.9.         No Proceeding or Litigation..................................................60
SECTION 3.10.        No Default, Event of Default or Event of Loss................................60
SECTION 3.11.        Ownership of Property; Liens; Common Stock...................................61
SECTION 3.12.        Taxes........................................................................62
SECTION 3.13.        Federal Regulations..........................................................62
SECTION 3.14.        ERISA........................................................................62
SECTION 3.15.        Investment Company Act.......................................................63
SECTION 3.16.        Full Disclosure..............................................................63
SECTION 3.17.        Registered Office; Principal Place of Business, Etc..........................63
SECTION 3.18.        Intellectual Property........................................................63
SECTION 3.19.        Sufficiency of Project Documents.............................................64
SECTION 3.20.        Environmental Matters........................................................64
SECTION 3.21.        Commercial Insurance.........................................................64
SECTION 3.22.        Immunity.....................................................................64
SECTION 3.23.        Foreign Corrupt Practices Act................................................64
SECTION 3.24.        Fees and Enforcement.........................................................65
SECTION 3.25.        Enforcement; Performance.....................................................65
SECTION 3.26.        Disputes.....................................................................65
SECTION 3.27.        Indebtedness.................................................................65
SECTION 3.28.        Other Acts...................................................................65
SECTION 3.29.        Project Costs................................................................66
SECTION 3.30.        Submission to Jurisdiction...................................................66
SECTION 3.31.        Taxation.....................................................................66
SECTION 3.32.        Representations and Warranties...............................................66

                                   ARTICLE IV
                                   CONDITIONS

SECTION 4.1.         Closing Date.................................................................66
SECTION 4.2.         Loans........................................................................72
SECTION 4.3.         Conversion Date..............................................................76

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

SECTION 5.1.         Completion of the Project....................................................78
SECTION 5.2.         Financial Statements and Other Information...................................78
SECTION 5.3.         Reports; Other Information...................................................80
SECTION 5.4.         Payment of Obligations.......................................................81
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                                                                                                 PAGE

SECTION 5.5.         Existence....................................................................81
SECTION 5.6.         Compliance with Laws.........................................................81
SECTION 5.7.         Performance and Enforcement of Agreements....................................81
SECTION 5.8.         Taxes and Claims.............................................................82
SECTION 5.9.         Notices......................................................................82
SECTION 5.10.        Insurance....................................................................83
SECTION 5.11.        Fiscal Year..................................................................84
SECTION 5.12.        Use of Proceeds..............................................................84
SECTION 5.13.        Interest Rate Protection.....................................................84
SECTION 5.14.        Capacity Sales Agreement Letters of Credit...................................84
SECTION 5.15.        Governmental Actions and Rights-of-Way.......................................84
SECTION 5.16.        Cooperation with Independent Engineer........................................85
SECTION 5.17.        Revenue Account..............................................................85
SECTION 5.18.        Maintenance of Process Agent.................................................85
SECTION 5.19.        System Operation and Maintenance.............................................85
SECTION 5.20.        Event of Loss................................................................85
SECTION 5.21.        Books and Records; Inspection Rights.........................................86
SECTION 5.22.        Foreign Corrupt Practices Act................................................87
SECTION 5.23.        Intellectual Property........................................................87
SECTION 5.24.        Operating Budgets and Operating Reports......................................87
SECTION 5.25.        Spare Parts..................................................................88
SECTION 5.26.        Material Real Estate Assets..................................................88
SECTION 5.27.        Notices of Assignment........................................................88
SECTION 5.28.        NACS Transfer................................................................88
SECTION 5.29.        Foreign Licenses - Japan.....................................................89
SECTION 5.30.        Foreign Licenses - Hong Kong.................................................90
SECTION 5.31.        Foreign Security.............................................................90
SECTION 5.32.        Further Assurances...........................................................91

                                   ARTICLE VI
                               NEGATIVE COVENANTS

SECTION 6.1.         Indebtedness.................................................................91
SECTION 6.2.         Liens........................................................................92
SECTION 6.3.         Fundamental Changes..........................................................92
SECTION 6.4.         Sale of Assets...............................................................93
SECTION 6.5.         Investments, Acquisitions, Etc...............................................93
SECTION 6.6.         Restricted Payments..........................................................95
SECTION 6.7.         Limitations on Issuance of Interests.........................................95
SECTION 6.8.         Limitations on Transfers of Interests........................................96
SECTION 6.9.         Payment of Construction Costs; Operating Budget..............................96
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                                                                                                 PAGE

SECTION 6.10.        Amendment of Project Documents; Project Scope................................97
SECTION 6.11.        Termination, Assignment of Project Documents.................................98
SECTION 6.12.        Approval of Additional Contracts.............................................99
SECTION 6.13.        Sales of Capacity............................................................99
SECTION 6.14.        Acceptance of Project.......................................................100
SECTION 6.15.        Leases......................................................................100
SECTION 6.16.        Change of Office............................................................101
SECTION 6.17.        Change of Name..............................................................101
SECTION 6.18.        Transactions with Affiliates................................................101
SECTION 6.19.        Sale and Leaseback..........................................................101
SECTION 6.20.        Capital Expenditures; Other Purchases of Assets.............................102
SECTION 6.21.        Unrelated Activities; Abandonment...........................................102
SECTION 6.22.        Set-off.....................................................................102
SECTION 6.23.        Subsidiaries................................................................102
SECTION 6.24.        Concentration of Cash.......................................................103
SECTION 6.25.        Amendments of Organizational Documents......................................104
SECTION 6.26.        Immunity....................................................................104
SECTION 6.27.        Restrictive Agreements......................................................104
SECTION 6.28.        Cumulative Capacity Sales Revenue...........................................104
SECTION 6.29.        Present Value Coverage Ratio................................................105
SECTION 6.30.        Interest Coverage Ratio.....................................................105

                                   ARTICLE VII
                                EVENTS OF DEFAULT


                                  ARTICLE VIII
                                    ACCOUNTS

SECTION 8.1.         Creation of Accounts........................................................111
SECTION 8.2.         Required Deposits into the Accounts.........................................112
SECTION 8.3.         Deposits Held as Cash Collateral............................................113
SECTION 8.4.         Source of Payments; Deposits Irrevocable....................................114
SECTION 8.5.         Books of Account; Statements................................................114
SECTION 8.6.         Location of the Accounts....................................................114
SECTION 8.7.         Receipt by the Company......................................................115
SECTION 8.8.         Pre-Sale Proceeds Account...................................................115
SECTION 8.9.         Construction Account........................................................116
SECTION 8.10.        Debt Proceeds Account.......................................................117
SECTION 8.11.        Revenue Account.............................................................117
SECTION 8.12.        Debt Reserve Account........................................................119
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                                                                                                 PAGE

SECTION 8.13.        Operating Reserve Account...................................................119
SECTION 8.14.        Current Account.............................................................120
SECTION 8.15.        Insurance Proceeds Account..................................................120
SECTION 8.16.        Special Payment Account.....................................................121
SECTION 8.17.        VAT Account.................................................................121
SECTION 8.18.        Sales and Issuances Proceeds Account........................................121
SECTION 8.19.        Excess Revenue Account......................................................122
SECTION 8.20.        Permitted Sources Account...................................................123
SECTION 8.21.        Capacity Upgrades Reserve Account...........................................123
SECTION 8.22.        Residual Project Costs......................................................123
SECTION 8.23.        Delivery of Officer's Certificates; Timing of Payments......................124
SECTION 8.24.        Release of Excess Amounts...................................................124
SECTION 8.25.        Event of Default............................................................124
SECTION 8.26.        Investment..................................................................125
SECTION 8.27.        Statements of Accounts......................................................125
SECTION 8.28.        Value.......................................................................125
SECTION 8.29.        Other Determinations........................................................126
SECTION 8.30.        Sales of Permitted Investments..............................................126
SECTION 8.31.        Customer Upgrade Account....................................................126
SECTION 8.32.        Available Cash..............................................................126
SECTION 8.33.        Termination.................................................................127

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT


                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1.        Notices.....................................................................129
SECTION 10.2.        Waivers; Amendments.........................................................130
SECTION 10.3.        Expenses; Indemnity; Damage Waiver..........................................132
SECTION 10.4.        Successors and Assigns; Consent and Agreement...............................134
SECTION 10.5.        Survival....................................................................136
SECTION 10.6.        Counterparts; Integration; Effectiveness....................................136
SECTION 10.7.        Severability................................................................137
SECTION 10.8.        Right of Setoff.............................................................137
SECTION 10.9.        GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS..................137
SECTION 10.10.       Waiver of Sovereign Immunity................................................139
SECTION 10.11.       Judgment Currency...........................................................139
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                                                                                                 PAGE

SECTION 10.12.       Damage Waiver...............................................................139
SECTION 10.13.       WAIVER OF JURY TRIAL........................................................140
SECTION 10.14.       Headings....................................................................140
SECTION 10.15.       Removal of Consultants......................................................140
SECTION 10.16.       Confidentiality.............................................................140


                                   ARTICLE XI
                                THE DEED TRUSTEE

SECTION 11.1.        Appointment of Deed Trustee.................................................141
SECTION 11.2.        Directions of Administrative Agent..........................................142
SECTION 11.3.        Relationship................................................................142
SECTION 11.4.        Reliance....................................................................143
SECTION 11.5.        Information.................................................................143
SECTION 11.6.        The Deed Trustee Individually...............................................144
SECTION 11.7.        Documentation...............................................................144
SECTION 11.8.        Default.....................................................................144
SECTION 11.9.        Indemnity...................................................................145
SECTION 11.10.       Exoneration.................................................................145
SECTION 11.11.       Amendments..................................................................145
SECTION 11.12.       Resignation.................................................................145
SECTION 11.13.       Security Documents..........................................................147
SECTION 11.14.       Co-Deed Trustees............................................................148
SECTION 11.15.       Release of Security.........................................................149
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
SCHEDULES:

Schedule 1.1(i)      Certain Calculations
Schedule 1.1(ii)     Commitments
Schedule 1.1(iii)    Principal Payment Dates/Amortization
Schedule 1.1(iv)     Project Budget
Schedule 1.1(v)      Project Timetable
Schedule 1.1(vi)     Schedule of Sources and Uses
Schedule 1.1(vii)    Applicable Margin/Commitment Fees
Schedule 3.6         Capital and Corporate Structure
Schedule 3.7(b)      Governmental Acts and Rights of Way
Schedule 3.9         Litigation
Schedule 3.11(a)     Real Estate Assets and Leases
Schedule 3.11(b)     Collateral Recordings and Filings
Schedule 3.19(b)     Contractual Obligations
Schedule 5.10        Insurance
Schedule 6.18        Transactions with Affiliates
Schedule 10.1        Notice Addresses

EXHIBITS:

Exhibit A            Assignment Agreement
Exhibit B            Borrowing Notice
Exhibit C            Capacity Sales Agreement Provisions
Exhibit D            Subsidiary Guarantee Agreement
Exhibit E            Shareholder Pledge Agreement
Exhibit F-1          Company Security Agreement (Bermuda)
Exhibit F-2(I)       Company Security Agreement (Hong Kong) (Company)
Exhibit F-2(II)      Company Security Agreement (Hong Kong) (Affiliate)
Exhibit F-2(III)     Deed of Mortgage of Shares (Hong Kong)
Exhibit F-3          Company Security Agreement (Japan)
Exhibit F-4          Company Security Agreement (Korea) (Security Assignment
                     Agreement)
Exhibit F-5          Company Security Agreement (U.K.)
Exhibit F-6          Company Security Agreement (U.S.)
Exhibit G            Continuation/Conversion Notice
Exhibit H            Form of Consent and Agreement
Exhibit I            Projections
Exhibit J            Expense Certificate
Exhibit K-1          Capacity Sales Agreement Letter of Credit (Purchaser as
                     Account Party)
Exhibit K-2          Capacity Sales Agreement Letter of Credit (Company as
                     Account Party)
Exhibit L-1          Construction Loan Note
Exhibit L-2          Term Loan Note
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
Exhibit M-1          Legal Opinion of Bermuda Counsel to the Company and the
                     Sponsor
Exhibit M-2          Legal Opinion of New York Counsel to the Company and the
                     Sponsor
Exhibit M-3          Legal Opinion of English counsel to the Company with
                     respect to the Construction Contract and certain other
                     documents
Exhibit M-4          Legal Opinion of New York Counsel to the Administrative
                     Agent and Lenders
Exhibit M-5          Legal Opinion of Hong Kong Counsel to the Company and the
                     Sponsor
Exhibit M-6          Legal Opinion of Japanese Counsel to the Company and the
                     Sponsor
Exhibit M-7          Legal Opinion of Korean Counsel to the Company and the
                     Sponsor
Exhibit M-8          Legal Opinion of English Counsel to the Company and the
                     Sponsor
Exhibit M-9          Legal Opinion of Irish counsel to the Company and the
                     Sponsor

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                                CREDIT AGREEMENT

         CREDIT AGREEMENT, dated as of August 16, 2001 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among FLAG ASIA LIMITED, a company organized and existing under the laws of Bermuda (the "COMPANY"), the Lenders (as defined herein), WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH ("WESTLB"), as lead arranger (the "LEAD ARRANGER"), WestLB, as administrative agent for the Lenders and as security agent for the Secured Parties (in such capacities, the "ADMINISTRATIVE AGENT"), WestLB, as the Deed Trustee (as defined herein), WestLB, as syndication agent (the "SYNDICATION AGENT"), and THE ROYAL BANK OF SCOTLAND PLC, as documentation agent (the "DOCUMENTATION AGENT").

                                   WITNESSETH:

         WHEREAS, capitalized terms used in these recitals shall have the meanings ascribed thereto in Section 1.1;

         WHEREAS, the Company and certain of its Affiliates propose to develop, construct, own, provide, operate and sell Capacity on an integrated optical fibre cable system linking Japan, Hong Kong S.A.R and South Korea, together with related cable stations (collectively, "FWACS");

         WHEREAS, Level 3 (Bermuda) Ltd. and certain of its Affiliates (collectively, "LEVEL 3") are in the process of developing and constructing an integrated optical fibre cable system linking Japan and Hong Kong S.A.R with a proposed spur to Taiwan, together with related cable stations (collectively, "NACS");

         WHEREAS, the Company and Level 3 have entered into a Submarine Cable System Development Agreement, dated as of December 29, 2000 (the "DEVELOPMENT AGREEMENT") pursuant to which, amongst other things, the Company and Level 3 have agreed to combine the NACS and FWACS in order to create the FLAG North Asian Loop System (together with the Backhaul Elements (as defined below), the "FNAL SYSTEM" or the "PROJECT"), and, in furtherance of such agreement, Level 3 desires to transfer to FLAG all of Level 3's right, title and interest in the NACS (except as otherwise specified in the Development Agreement) and FLAG is willing to accept such transfer in accordance with the provisions of the Development Agreement;

         WHEREAS, the Company will operate and maintain the FNAL System and be responsible for integrating, with the cooperation of Level 3, the NACS and FWACS into the FNAL System;

         WHEREAS, the Company and certain of its Affiliates propose to develop, lease, receive (by way of assignment, right of use, lease or otherwise) from Level 3 and/or purchase the Backhaul Elements;

                                                                       EXECUTION

         WHEREAS, pursuant to the Development Agreement, the Company and Level 3 agree to share in the construction costs of each of the NACS and FWACS and the cost of developing the FNAL System all in accordance with the Development Agreement;

         WHEREAS, pursuant to the Fiber Pair Agreements (as defined below), and prior to the Transfer Date (as defined below), the Company will own three fiber pairs on the NACS and Level 3 will own three fiber pairs on the FWACS, and, following the Transfer Date, the Company will own the FNAL System (subject to Level 3's ownership interest in (i) three fiber pairs on the FNAL System and other Separately Owned Property of Level 3 and (ii) the Shared Property);

         WHEREAS, in order to finance project costs associated with the design, engineering, construction and installation of the Project, the Sponsor has agreed (i) to make, or cause the Shareholder to make, cash equity contributions to the Company in an aggregate amount of not less than $193,000,000, (ii) to provide advanced cash equity proceeds to cover the unfunded obligations of Level 3 under the Development Agreement in an aggregate amount of up to $302,000,000 (subject to adjustment in accordance with Development Agreement) and (iii) to fund the OpEx Equity (as defined below) in an aggregate amount of up to $15,000,000;

         WHEREAS, in order (a) to finance the remaining project costs of the Company associated with the design, engineering, construction and installation of the Project, (b) to pay transaction, legal, financing (including interest expense and fees) and other related costs, (c) to repay Advance Pre-Sales Equity to the extent permitted herein and (d) to fund operating and maintenance costs and expenses, the Company has requested that the Lenders provide certain extensions of credit hereunder to the Company consisting of Construction Loan Commitments in an aggregate principal amount of $300,000,000; and

         WHEREAS, in order to secure and support the Company's obligations to the Lenders under the Financing Documents, the Company, its Subsidiaries, certain Affiliates of the Company and the Shareholder will enter into the Security Documents.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. DEFINED TERMS.

         Capitalized terms used herein shall have the meanings assigned to them as follows

(such definitions to be equally applicable to both the singular and plural forms of the terms defined). Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such agreement, instrument or other document is in effect.

         "ABR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "ACCEPTANCE" shall mean any of Acceptance (Phase 1), Acceptance (Phase
2) or Acceptance (Final Phase).

         "ACCEPTANCE (FINAL PHASE)" means the earlier to occur of (i) the tendering by the Company to the Contractor (with the consent of the Independent Engineer) of the Certificate of Commercial Acceptance (Final Phase) and (ii) the provision of the Certificate of Provisional Acceptance (Final Phase).

         "ACCEPTANCE (PHASE 1)" means the earlier to occur of (i) the tendering by the Company to the Contractor (with the consent of the Independent Engineer) of the Certificate of Commercial Acceptance (Phase 1) and (ii) the provision of the Certificate of Provisional Acceptance (Phase 1).

         "ACCEPTANCE (PHASE 2)" means the earlier to occur of (i) the tendering by the Company to the Contractor (with the consent of the Independent Engineer) of the Certificate of Commercial Acceptance (Phase 2) and (ii) the provision of the Certificate of Provisional Acceptance (Phase 2).

         "ACCOUNTS" shall be the collective reference to the Revenue Account, the Current Account, the Construction Account, the Pre-Sale Proceeds Account, the Debt Proceeds Account, the Debt Reserve Account, the Operating Reserve Account, the Insurance Proceeds Account, the Special Payment Account, the Sales and Issuances Proceeds Account, the Excess Revenue Account, the Permitted Sources Account, the VAT Account, the Capacity Upgrades Reserve Account and each other account established and maintained pursuant to Article VIII (excluding the Customer Upgrades Account).

         "ADDITIONAL BORROWING AMOUNT" shall mean as defined in Section 4.2(b).

         "ADDITIONAL CONTRACT" shall mean each contract entered into by the Company or any Subsidiary thereof after the Closing Date (other than Capacity Sales Agreements, Intra-Group Agreements, employment contracts and contracts involving payments by or to the Company of less than $1,000,000 annually).

         "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "ADMINISTRATIVE AGENT" shall have the meaning ascribed thereto in the preamble hereof, together with each of its successors hereunder.

         "ADVANCE PRE-SALES EQUITY" shall mean the cash equity contributions to be made by the Sponsor and/or the Shareholder in an amount equal to (i) the Level 3 Proceeds Amount LESS (ii) the actual amount of Level 3 Proceeds paid by Level 3 and received by the Contractor, the NACS Contractor or other Persons to whom Level 3 Proceeds are payable as of the initial Borrowing Date, as certified by a Responsible Officer of the Company.

         "AFFILIATE" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "ALCATEL" shall mean Alcatel SA, a corporation organized under the laws of France.

         "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until such time as the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "APPLICABLE LAWS" shall mean all Requirements of Law, all Governmental Actions and all applicable laws, statutes, treaties, rules, codes, ordinances, regulations (including all export laws and regulations related thereto), certificates, orders, interpretations, licenses and permits of any Governmental Authority and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment).

         "APPLICABLE MARGIN" shall mean, for any day, with respect to any ABR Loan or Eurodollar Loan, the applicable rate per annum set forth in PART I OF
SCHEDULE 1.1.(vii) annexed hereto.

         "APPLICABLE PERCENTAGE" shall mean, with respect to the Construction Loan Commitment of any Lender at any time of determination, the percentage of the total unused Construction Loan Commitments and outstanding Construction Loans represented by such Lender's unused Construction Loan Commitment and outstanding Construction Loans. To the extent applicable, if any of the Commitments has terminated or expired, the Applicable Percentages shall be determined based upon the applicable Commitments most recently in effect, giving effect to any assignments.

         "APPROVED FUND" shall mean, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "ASSIGNED DOCUMENTS" shall be the collective reference to each agreement which is being assigned by the Company or any Subsidiary of the Company to the Administrative Agent pursuant to the relevant Security Document.

         "ASSIGNMENT AND ACCEPTANCE" shall mean any assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent in accordance with Section 10.4, substantially in the form of EXHIBIT A or any other form approved by the Administrative Agent.

         "BACKHAUL AGREEMENTS" means those agreements entered into, or assumed, by the Company, its Subsidiaries, or Affiliates to effect the leasing, purchasing or construction, operating, financing and ownership arrangements for the Backhaul Elements.

         "BACKHAUL ELEMENTS" means the Japanese Backhaul Element, the Korean Backhaul Element, the Hong Kong Backhaul Element and the Taiwan Backhaul Element.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "BORROWING" shall mean Loans of the same Class and Type, made, converted or continued on the same date and (in the case of Eurodollar Loans) as to which a single Interest Period is in effect.

         "BORROWING DATE" shall mean the last Business Day of each month, unless another Business Day is otherwise specified to be the Borrowing Date for any calendar month by the Company in a written notice at least thirty (30) days prior to such newly specified Business Day, in which case such specified Business Day shall be the Borrowing Date for that calendar month for all purposes of the Financing Documents (including the making of Construction Loans under this Agreement).

         "BORROWING NOTICE" shall mean a notice from the Company, executed by a Responsible Officer of the Company, substantially in the form of EXHIBIT B.

         "BUDGET CATEGORY" shall mean each of the categories under the Project Budget.

         "BUDGET CATEGORY AMOUNT" shall mean the maximum aggregate amount which may be drawn down under the Construction Funding Facilities in respect of any Budget Category.

         "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, Hong Kong and Tokyo are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CABLE BUILDING" shall have the meaning ascribed thereto in the Development Agreement.

         "CABLE STATION AGREEMENT" shall have the meaning ascribed thereto in the Development Agreement.

         "CABLE STATION CONSTRUCTION AGREEMENTS" shall mean the Cable Station Agreement relating to Korea and the agreement to be entered into with a landing party in Taiwan with respect to the construction of a landing station and Cable Building in Taiwan.

         "CAPACITY" shall mean the service offered by the Project consisting of the right of use of a defined portion of the Project (including, for the avoidance of doubt, (i) capacity on other telecommunications systems acquired by the Company in accordance with the terms hereof and (ii) Customer Upgrades) for ~telecommunication (including sales of fiber pairs or half fiber pairs (or capacity thereon) and wavelengths and the leasing of a defined portion of the Project for telecommunication), or, where the context so requires, the fraction of total capacity for telecommuni cation service available on the Project on the relevant segment of the Project referred to in the context of which the term is used.

         "CAPACITY COMMITMENTS" shall mean the aggregate amount of the cash payments in Dollars or, subject to the FX Conditions, euros or yen, that the Capacity Purchasers or other Persons are obligated to make to the Company or its Subsidiaries for the purchase of Capacity pursuant to Capacity Sales Agreements.

         "CAPACITY PURCHASER" shall mean any Person which commits to purchase or lease or otherwise acquire rights with respect to Capacity pursuant to a Capacity Sales Agreement.

         "CAPACITY SALES AGREEMENTS" shall mean all agreements for the sale, lease or other disposition of Capacity entered into in accordance with Section
6.13 in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "CAPACITY SALES AGREEMENT LETTERS OF CREDIT" shall mean the letters of credit to be issued or confirmed by financial institutions which constitute Qualifying Banks (as of the date of such issuance or confirmation) on behalf of certain Capacity Purchasers to support such Capacity Purchaser's payment obligations under the Capacity Sales Agreement to which such Capacity Purchaser is a party, such letters of credit to be in the form of EXHIBIT K-1 or EXHIBIT K-2, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "CAPACITY UPGRADES" shall mean (a) any and all physical additions, improvements or upgrades to the Project that are contemplated by the Construction Contract or the NACS Construction Contract or in connection with lighting the Backhaul Elements to upgrade Capacity in increments of at least 40 gigabits per second (for dense wavelength division multiplexing equipment only), and (b) any other physical additions, improvements or upgrades to the Project that the Independent Engineer certifies to the Administrative Agent will add to the overall value of the Project and, prior to the Conversion Date, will be within the Project Budget, PROVIDED that in the case of (b), such addition, improvement or upgrade (i) could not reasonably be expected to have an adverse effect (other than a temporary or minor adverse effect) on the normal use or operation of the Project, (ii) will not require the Company to enter into any Additional Contract or otherwise amend any Project Document, except as permitted by Sections 6.10 and 6.12, (iii) will not otherwise result in a Default or Event of Default and (iv) could not reasonably be expected to have a Material Adverse Effect.

        "CAPACITY UPGRADES RESERVE ACCOUNT" shall mean the special account designated by that name established by the Administrative Agent pursuant to
Article VIII.

         "CAPACITY UPGRADES RESERVE REQUIRED BALANCE" shall mean an amount, as certified by a Responsible Officer of the Company at the end of each fiscal quarter, equal to the costs of Capacity Upgrades for the next succeeding twelve calendar months from the date of such certification. Such certificate shall also set forth the extent of such Capacity Upgrades in gigabits per second , provide details of any other physical additions, improvements or upgrades to the Project that the Company intends to effect over the same period and be otherwise reasonably acceptable to the Administrative Agent.

         "CAPITAL LEASE OBLIGATIONS" of any Person, shall mean the obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "CASH EQUITY CONTRIBUTIONS" shall mean the cash equity contributions required to be made by the Sponsor and/or the Shareholder to or on behalf of the Company in an aggregate amount of not less than $193,000,000.

         "CASUALTY PROCEEDS" shall mean all payments and proceeds of each insurance policy maintained by the Company or any Subsidiary thereof (or with respect to which the Company or one of its Subsidiaries is the named insured, a co-insured or a loss payee) and all compensation, awards, damages or other payments or relief in respect of any taking of, or in respect of casualty to or loss of, property, but excluding business interruption insurance and payments in respect of liability policies.

         "CASUALTY PROCEEDS DEPOSITS" shall have the meaning ascribed thereto in
Section 8.16(a).

         "CERTIFICATE OF COMMERCIAL ACCEPTANCE" shall have the meaning ascribed thereto in the Construction Contract.

         "CERTIFICATE OF COMMERCIAL ACCEPTANCE (FINAL PHASE)" shall mean the Certificate of Commercial Acceptance issued in connection with commercial acceptance of the Final Phase pursuant to the terms of the Construction Contract.

         "CERTIFICATE OF COMMERCIAL ACCEPTANCE (PHASE 1)" shall mean the Certificate of Commercial Acceptance issued in connection with commercial acceptance of Phase 1 pursuant to the terms of the Construction Contract.

         "CERTIFICATE OF COMMERCIAL ACCEPTANCE (PHASE 2)" shall mean the Certificate of Commercial Acceptance issued in connection with commercial acceptance of Phase 2 pursuant to the terms of the Construction Contract.

         "CERTIFICATE OF PROVISIONAL ACCEPTANCE" shall have the meaning ascribed thereto in the Construction Contract.

         "CERTIFICATE OF PROVISIONAL ACCEPTANCE (FINAL PHASE)" shall mean the Certificate of Provisional Acceptance issued in connection with the Provisional Acceptance Date (Final Phase) pursuant to the terms of the Construction Contract.

         "CERTIFICATE OF PROVISIONAL ACCEPTANCE (PHASE 1)" shall mean the Certificate of Provisional Acceptance issued in connection with the Provisional Acceptance Date (Phase 1) pursuant to the terms of the Construction Contract.

         "CERTIFICATE OF PROVISIONAL ACCEPTANCE (PHASE 2)" shall mean the Certificate of Provisional Acceptance issued in connection with the Provisional Acceptance Date (Phase 2) pursuant to the terms of the Construction Contract.

         "CERTIFICATE OF RESOLUTIONS AND INCUMBENCY" shall mean, with respect to any Person, a certificate of a Responsible Officer and, in the case of (b) below, the Secretary or an Assistant Secretary of such Person, certifying (a) that the resolutions of the Board of Directors (or similar governing body) of such Person (copies of which shall be attached to such certificate) that authorize the execution, delivery and performance by such Person of each Transaction Document to which it is or is to become a party and authorize such Person to enter into the transactions contemplated hereby and thereby are in full force and effect and have not been amended, modified or supplemented since the date of their adoption, and (b) the incumbency of the Person or Persons authorized to execute and deliver such documents on its behalf, together with exemplary signatures thereof.

         "CHANGE IN CONTROL" shall mean and shall be deemed to have occurred if the Sponsor shall cease to directly or indirectly own at least 51% of the issued and outstanding voting stock of the Company.

         "CHANGE IN LAW" shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or any parent of any Lender with any request, guideline or directive of any Governmental Authority made or issued after the Closing Date (whether or not having the force of law).

         "CLASS" when used in reference to any Loan or Borrowing, refers to whether such Loan is part of, or the Loans comprising such Borrowing are, Construction Loans or Term Loans.

         "CLOSING DATE" shall mean the date of this Agreement.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" shall be the collective reference to (a) the "Collateral" as such term is defined in any Security Agreement, (b) the "Security" as such term is defined in any Security Agreement, (c) the Pledged Stock and (d) all other property, if any, in which a Lien is, or is purported to be, granted to secure the Obligations (or any portion thereof).

         "COLLATERAL ACCOUNT SECURITY AGREEMENT" shall mean the security agreement, dated as of the Closing Date made by FLAG Telecom Holdings in favor of WestLB, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "COMMITMENTS" shall mean the Construction Loan Commitments.

         "COMPANY" shall have the meaning ascribed thereto in the preamble hereof.

         "COMPANY SECURITY AGREEMENTS" shall mean the collective reference to the Company Security Agreement (Bermuda), the Company Security Agreement (Hong
Kong), the Company Security Agreement (Japan), the Company Security Agreement (Korea), the Company Security Agreement (U.K.), the Company Security Agreement (U.S.), the Deed of Mortgage of Shares (Hong Kong) and once entered into, the Company Security Agreement (Taiwan).

         "COMPANY SECURITY AGREEMENT (BERMUDA)" shall mean the Security Agreement, dated as of the Closing Date, substantially in the form of EXHIBIT F-1, made by the Company and/or any of its Subsidiaries in Bermuda in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "COMPANY SECURITY AGREEMENTS (HONG KONG)" shall mean the Security Agreement, dated as of the Closing Date, substantially in the form of EXHIBIT F-2(I), made by the Company and/or substantially in the form of EXHIBIT F-2(II) made by any of its Subsidiaries or License Affiliates in Hong Kong in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "COMPANY SECURITY AGREEMENT (JAPAN)" shall mean the Security Agreement, dated as of the Closing Date, substantially in the form of EXHIBIT F-3, made by the Company and/or any of its Subsidiaries or License Affiliates in Japan in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "COMPANY SECURITY AGREEMENTS (KOREA)" shall mean the Security Agreement, dated as of the Closing Date, substantially in the forms of EXHIBIT F-4 (or such other Security Agreements in customary and appropriate form for the relevant type of Collateral located in Korea or governed by Korean law in form and substance reasonably acceptable to the Administrative Agent) made by the Company and/or any of its Subsidiaries in Korea in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "COMPANY SECURITY AGREEMENTS (TAIWAN)" shall mean the Security Agreements in customary and appropriate form for the relevant type of Collateral located in Taiwan or governed by Taiwan law in form and substance reasonably acceptable to the Administrative Agent, made by the Company and/or any of its Subsidiaries in Taiwan in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "COMPANY SECURITY AGREEMENT (U.K.)" shall mean the Security Agreement, dated as of the Closing Date, substantially in the form of EXHIBIT F-5, made by the Company and any of its Subsidiaries in the United Kingdom in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "COMPANY SECURITY AGREEMENT (U.S.)" shall mean the Security Agreement, dated as of the Closing Date, substantially in the form of EXHIBIT F-6, made by the Company and any of its Subsidiaries in the U.S. in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "CONFIDENTIAL MATERIALS" shall have the meaning ascribed thereto in
Section 10.16.

         "CONSENTS" shall be the collective reference to the Guarantor Consent, the Contractor Consent and each other consent to assignment, in the form of EXHIBIT H as the case may be, to be executed and delivered by each party (other than the Company) to any Additional Contract which are required to be obtained and delivered to the Administrative Agent in accordance with Section 6.12 .

         "CONSOLIDATED ADJUSTED EBITDA" shall mean, for any period, an amount determined for the Company and its Subsidiaries on a consolidated basis equal to
(i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) the increase or decrease in each of the short term and long term deferred revenue balances with respect to the previous period and (g) other non-cash items reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), MINUS (ii) other non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), only the components of which shall be calculated on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED CASH INTEREST EXPENSE" shall mean, for any period, Consolidated Interest Expense for such period, excluding any amounts not payable in Cash.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the amount of interest expense, both expensed and capitalized, of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period on the aggregate principal amount of their Indebtedness determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET INCOME" shall mean, for any period, (i) the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, MINUS (ii) (a) the income (or loss) of any Person (other than a Subsidiary of the Company) in which any other Person (other than the Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (c) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to asset sales or returned surplus assets of any pension plan, and
(e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

         "CONSTRUCTION ACCOUNT" shall mean the special account designated by that name established by the Administrative Agent pursuant to Article VIII.

         "CONSTRUCTION CONTRACT" shall mean the FLAG West Asia Cable System construction contract, dated as of December 29, 2000, between the Company and the Contractor (including all schedules and appendices thereto), as amended, supplemented or otherwise modified prior to the Closing Date and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "CONSTRUCTION CONTRACT GUARANTY" shall mean the Guaranty, dated as of December 29, 2000, made by Alcatel in favor of the Company in accordance with
Article 48.4 of the Construction Contract, as amended, supplemented or otherwise modified prior to the Closing Date and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "CONSTRUCTION FUNDING FACILITIES" shall mean, collectively, and without duplication, the following:

              (a)  all funds on deposit in the Debt Proceeds Account;

              (b)  the Cash Equity Contributions;

              (c)  all amounts available to be funded under this Agreement;

              (d)  all Level 3 Proceeds and/or Advance Pre-Sales Equity;

              (e) all other funds which are available for the payment of Project Costs from a source and on terms acceptable in all respects to the Administrative Agent; and

              (f) to the extent not included in (a) through (d) above, all other amounts on deposit in the Construction Account or the Pre-Sale Proceeds Account (excluding the OpEx Equity).

         "CONSTRUCTION LOAN COMMITMENT" shall mean, as to any Construction Loan Lender, the obligation of such Lender to make Construction Loans to the Company in an aggregate amount not to exceed, at any one time outstanding, the amount set forth opposite such Construction Loan Lender's name on SCHEDULE 1.1(ii) under the heading "Construction Loan Commitment" or, in the case of any Construction Loan Lender that is an assignee, the amount of the assigning Construction Loan Lender's Construction Loan Commitment assigned to such assignee pursuant to Section 10.4, in each case as such amount may be adjusted or reduced from time to time as provided herein; PROVIDED, HOWEVER, no Lender's Construction Loan Commitment as of the Closing Date shall be greater than the amount set forth opposite such Construction Loan Lender's name on SCHEDULE 1.1(ii) under the heading "Net Construction Loan Commitment at the Closing Date After Application of the Pre-sale Proceeds".

         "CONSTRUCTION LOAN COMMITMENT PERIOD" shall mean the period from and including the Closing Date to and including the Construction Loan Commitment Termination Date.

         "CONSTRUCTION LOAN COMMITMENT TERMINATION DATE" shall mean the earliest of (a) the date on which the aggregate Construction Loan Commitments reach zero,
(b) the Conversion Date and (c) the date on which the Commitments shall terminate under the terms of the Financing Documents.

         "CONSTRUCTION LOAN LENDERS" shall mean, at any time of determination, Lenders having outstanding Construction Loans or unused Construction Loan Commitments.

         "CONSTRUCTION LOAN NOTES" shall have the meaning ascribed thereto in
Section 2.7(e)(i).

         "CONSTRUCTION LOANS" shall have the meaning ascribed thereto in Section 2.1(a).

         "CONSTRUCTION PROGRESS REPORT" shall mean a report, substantially in the form of the monthly Project report delivered in accordance with Section 5.1(II), to be submitted by the Company to the Administrative Agent and the Independent Engineer no later than fifteen (15) Business Days prior to the applicable Borrowing Date in relation to Construction Loans providing (a) an assessment by the Company of the overall construction progress and cost of the Project since the date of the last such report and since the Closing Date (including, with respect to the initial Borrowing Date, evidence of payment in full of the Cash Equity Contributions and the Advance Pre-Sales Equity), together with an assessment of how such progress and cost compare to the Plan of Work, the Project Timetable and the Project Budget (including, without limitation, the Additional Borrowing Amount), (b) a detailed description of any and all material problems (including, but not limited to, actual and anticipated cost overruns or delays, if any) encountered or anticipated in connection with the Project since the date of the last such report, together with an assessment of any impact of any such problems on the Plan of Work, the Project Timetable and the Project Budget, (c) a detailed description of the proposed solutions to the problems referred to in clause (b) above, (d) a statement as to the anticipated delivery dates of major equipment or supplies for the Project, together with an assessment of how such delivery dates will impact the Project Timetable and (e) an analysis of such other matters relating to the Project as the Administrative Agent or the Independent Engineer shall request.

         "CONSULTANTS" shall be the collective reference to the Independent Engineer and the Market Consultant.

         "CONTEST" shall mean, with respect to any tax, Lien, claim or obligation, a contest with respect thereto pursued in good faith and by appropriate and timely proceedings diligently conducted, so long as (a) no Lien (other than Permitted Liens) shall have been filed in connection therewith or any Lien (other than Permitted Liens) filed in connection therewith shall have been fully removed from the record by the bonding thereof, (b) except with respect to any Lien that has been removed from the record by the bonding thereof in accordance with clause (a), adequate reserves (which shall be in cash unless the Administrative Agent otherwise agrees) shall have been established with respect to such tax, Lien, claim or obligation, (c) during the period of such contest the enforcement of any contested item is effectively stayed, (d) such contest could not reasonably be expected to involve any material danger of the sale, forfeiture or loss of any of the

Pledged Stock or any material part of the other Collateral or the Project, title thereto or any interest therein and will not cause a material interference with any Project Activity and (e) the failure to pay such tax, Lien, claim or obligation during the pendency of such contest could not reasonably be expected to have a Material Adverse Effect.

         "CONTINUATION/CONVERSION NOTICE" shall mean a notice in the form of EXHIBIT G, which may be contained in the Borrowing Notice or otherwise, and which shall be executed by a Responsible Officer of the Company.

         "CONTRACT VARIATION" shall mean any amendment, supplement or other modification to the Construction Contract and shall include any "Contract Variation" as such term is defined in the Construction Contract.

         "CONTRACTOR" shall mean Alcatel Submarine Networks, S.A., a direct or indirect Subsidiary of Alcatel, or its permitted successor or assign.

         "CONTRACTOR CONSENT" shall mean the consent to and notice of assignment, in the form of EXHIBIT H, made by the Contractor in favor of the Administrative Agent, as the case may be.

         "CONTRACTUAL OBLIGATION" shall mean, as to any Person, any provision of any security issued by such Person or any agreement, instrument, judgment, order, decree or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "CONTRACTUAL RIGHTS" means all representations, covenants, guarantees, indemnities and other contractual provisions in favor of the Administrative Agent (other than any such made or granted solely for its own benefit) made or granted in or pursuant to any of the Financing Documents.

         "CONTROL" shall mean the possession, directly or indirectly, of (a) the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and/or (b) the ownership of 25% or more of the securities having ordinary voting power for the election of directors of a Person. "CONTROLLED" shall have the meaning correlative thereto.

         "CONVERSION DATE" shall mean the date on which the conditions precedent set forth in Section 4.3 have been satisfied and the Construction Loans are converted into Term Loans in accordance with the terms hereof.

         "CRITICAL TIMETABLE EVENT" shall mean each event set forth in the Project Timetable under the heading "Critical Timetable Event".

         "CUMULATIVE CAPACITY SALES REVENUE" shall mean, for any period, the aggregate cash amount of Capacity Commitments or cash received from mark-ups with respect to Customer Upgrades received from May 1, 2001 up to and including the end of such period in respect of the sale, lease and/or other disposition of Capacity (less, from and after January 31, 2003, any amount received which is subject to a rebate or return obligation); PROVIDED, HOWEVER, in no event shall Cumulative Capacity Sales Revenue include any proceeds with respect to the Level 3 Fiber Pair Agreement.

         "CURRENT ACCOUNT" shall mean the special account designated by that name established by the Administrative Agent pursuant to Article VIII.

         "CUSTOMER UPGRADE" shall mean any and all physical additions, improvements or upgrades associated with the sale of fiber pairs or half fiber pairs, or capacity thereon, that are contemplated by a Capacity Sales Agreement and that are funded through amounts from the Customer Upgrade Amounts.

         "CUSTOMER UPGRADE ACCOUNT" shall mean the special account designated by that name established by the Administrative Agent pursuant to Section 8.31.

         "CUSTOMER UPGRADE AMOUNTS" shall mean funds made available to the Company by Capacity Purchasers specifically for Customer Upgrades.

         "DEBT PROCEEDS ACCOUNT" shall mean the special account designated by that name established by the Administrative Agent pursuant to Article VIII.

         "DEBT RESERVE ACCOUNT" shall mean the special account designated by that name established by the Administrative Agent pursuant to Article VIII.

         "DEBT RESERVE REQUIRED BALANCE" shall mean, as of any date of determination, an amount (not less than zero) equal to the sum of (a) 50% of all scheduled payments of interest (based on the then current interest rates on the Loans after giving effect to any principal prepayments made on or prior to such date) taking into account any portion of the interest rate that has been fixed as a result of Interest Hedging Transactions and (b) 50% of all scheduled payments of principal (before giving effect to any principal prepayments) on the Term Loans, in each case for the next succeeding twelve months, PROVIDED that the amount set forth in clause (b) shall in no event exceed the aggregate principal amount of the Term Loans outstanding as of such date.

         "DEED OF MORTGAGE OF SHARES (HONG KONG)" shall mean the Deed of Mortgage of Shares, dated as of the Closing Date, substantially in the form of EXHIBIT F-2(III), made by FLAG Telecom Group Services in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "DEED TRUSTEE" shall mean the Deed Trustee as defined in Section 11.1 or any successor Deed Trustee appointed pursuant to the provisions of Article XI.

         "DEFAULT" shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "DESIGN DOCUMENTS" shall mean any document submitted by the Company and requested by the Independent Engineer as justification that the design and/or installation of the Project (or any portion thereof) meets the requirements and specifications set forth in the Construction Contract, the NACS Construction Contract, the Backhaul Agreements or the Cable Station Construction Agreements.

         "DESIGNATED EVENT" shall mean, as of any date of determination, the failure of the Company and its Subsidiaries to be in compliance with Section 6.28, 6.29 or 6.30 as of such date, as set forth in the certificate delivered by the Company to the Administrative Agent in accordance with Section 5.3(b), or the failure of the Company to deliver such certificate when required.

         "DISTRIBUTION ACCOUNT" shall have the meaning ascribed thereto in
Section 6.24.

         "DOCUMENTATION AGENT" shall have the meaning ascribed thereto in the preamble hereto.

         "DOLLARS" or "$" refers to lawful money of the United States of America.

         "ENVIRONMENTAL LAWS" shall mean any and all international, national, state, local or municipal treaties, laws, rules, orders, regulations, statutes, ordinances, codes, decrees, permits or requirements of any Governmental Authority relating to the protection of the environment, natural resources or human health, including, but not limited to, those relating to emissions, discharge, Releases or threatened Releases of Hazardous Materials into the environment including, without limitation, ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as now or hereafter in effect.

         "ENVIRONMENTAL LIABILITY" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary thereof directly or indirectly resulting from or based upon (a) a violation of any Environmental Law or (b) the release or threatened release of any Hazardous Materials into the environment.

         "EOL COMPLIANCE CERTIFICATE" shall have the meaning ascribed thereto in
Section 5.20(a).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EURODOLLAR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "EVENT OF DEFAULT" shall mean the occurrence of any of the events specified in Article VII, PROVIDED that any requirement for the giving of notice, the lapse of time or both, or for the happening of any other condition, has been satisfied.

         "EVENT OF LOSS" shall mean (a) the actual or constructive total loss (by way of condemnation, expropriation or otherwise) of all or substantially all of the Project, (b) the loss, destruction, damage or constructive loss of a material portion of the Project (by way of condemnation, expropriation or otherwise), (c) the cessation or material impairment of the operation of the Project for a period greater than 90 days or (d) the occurrence of one or more judgments or decrees being entered in the form of an injunction or similar form of relief requiring suspension or abandonment of a portion of the Project and the failure of the Company to have such injunction or similar form of relief stayed or discharged within 60 days.

         "EXCESS CASH FLOW" shall mean, for each quarterly period ending on a Principal Payment Date, all cash revenue received by the Company during such period and available after the application of clauses "first" through "sixth" of
Section 8.11(b) in accordance with the terms of Article VIII.

         "EXCESS REVENUE ACCOUNT" shall mean the special account designated by that name established by the Administrative Agent pursuant to Article VIII.

         "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, the Lead Arranger or any Lender (a) income or franchise taxes imposed on (or incurred by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such Lender or the Administrative Agent, as the case may be, is located and (c) in the case of a Lender, any withholding Tax that is attributable to such Lender's failure to comply with Section 2.15(e).

         "EXPENSE CERTIFICATE" shall mean a certificate of the Company substantially in the form of EXHIBIT J.

         "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "FIBER PAIR AGREEMENTS" shall mean each of the FLAG Fiber Pair Agreement and the Level 3 Fiber Pair Agreement.

         "FINAL" shall, (a) as to any Governmental Action issued or transferred to any Person, mean the status of such Governmental Action as (i) duly issued in the name of, or validly transferred to, such Person and accepted by such Person,
(ii) in full force and effect and (iii) not then subject to any pending judicial or administrative proceedings or (b) as to any judicial proceeding, mean the resolution of such proceeding by a court of competent jurisdiction from which no appeal is or can be taken.

         "FINAL PHASE" shall have the meaning ascribed thereto in the Construction Contract.

         "FINAL MATURITY DATE" shall mean the earlier to occur of (i) the date that is 78 months after the Closing Date or (ii) the date that the Construction/Term Loans become due and payable in full hereunder, whether by acceleration or otherwise.

         "FINANCING DOCUMENTS" shall be the collective reference to this Agreement, the Notes, the Security Documents, the Interest Hedging Agreements with Lenders or any agency, branch or Affiliate thereof, the Subsidiary Guarantee Agreements, the Letter Agreement and the Consents.

         "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the first and prior Lien to which such Collateral is subject.

         "FLAG ASIA HOLDINGS" shall mean FLAG Asia Holdings Limited, a company organized and existing under the laws of Bermuda.

         "FLAG FIBER PAIR AGREEMENT" shall mean the fiber pair agreement, dated December 29, 2000, by and between FLAG and Level 3 providing for the exclusive ownership by FLAG in Separately Owned Property and an undivided percentage ownership interest in Shared Property on the NACS.

         "FLAG GUARANTEE" shall mean the guarantee given by FLAG Telecom Holdings, dated December 29, 2000, of the obligations of the Company under the Development Agreement, the Transfer Agreement, the Fiber Pair Agreements and the Cable Station Agreements.

         "FLAG TELECOM HOLDINGS" shall mean FLAG Telecom Holdings Limited, a company organized and existing under the laws of Bermuda.

         "FNAL SYSTEM" shall have the meaning ascribed thereto in the recitals hereof.

         "FWACS" shall have the meaning ascribed thereto in the recitals hereof.

         "FX CONDITIONS" shall mean, with respect to the use of euros or yen instead of Dollars, (i) that such euros or yen, as applicable, shall be the dollar equivalent priced off the "U.S. Dollar price book" of the Company and
(ii) that any amounts payable at any time other than the day of a sale must be fully hedged in accordance with customary commercial hedging practices, provided that the Company may net any applicable euro or yen current liabilities or cash outflows as part of such hedging practices.

         "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

         "GOVERNMENTAL ACTION" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, claims, orders, judgments and decrees, licenses, exemptions, publications, filings, notices to and declarations of or with any Governmental Authority and shall include, without limitation, permits, licenses, authorities and approvals for the Company's cable to cross other telecommunications cables, pipelines, and the like, to rest or be buried in any inland waters, territorial waters, continental shelf, contiguous zones, Exclusive Economic Zones (as defined in the 1982 Convention on the Law of the Sea) and permissions to cross any beach or land and all other construction, installation, siting, environmental and operating permits and licenses that are required for the performance of the Project Activities.

         "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GUARANTOR" shall mean Alcatel and its permitted successors and assigns.

         "GUARANTY" of or by any Person (the "GUARANTOR") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.

         "GUARANTOR CONSENT" shall mean the consent to and notice of assignment, dated as of the Closing Date, made by Alcatel in favor of the Administrative Agent, in the form of EXHIBIT H, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "HAZARDOUS MATERIALS" shall mean any petroleum or petroleum products or any chemicals, materials or substances defined as or included in the definition of "hazardous substances",

"hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law.

         "HEDGING AGREEMENT" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "HONG KONG BACKHAUL ELEMENT" shall mean (i) the point of presence in Hong Kong as identified by the Independent Engineer on the Closing Date, (ii) prior to Conversion, any additional points of presence in Hong Kong, provided that they are within the Project Budget and in each case are otherwise permitted hereby and (iii) all terrestrial fiber and other equipment connecting the Cable Building in Hong Kong with the points of presence in Hong Kong.

         "HONG KONG LICENCE ACHIEVAL DATE" means the date upon which one of the conditions specified in Section 5.30(b) is met.

         "INDEBTEDNESS" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind; PROVIDED, HOWEVER, that refunds or credits which the Company may from time to time be obligated to pay or make under any Capacity Sales Agreement shall not be considered "Indebtedness", (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),
(d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, PROVIDED, HOWEVER, that the amount of such Indebtedness shall be the lesser of (x) the fair market value of such property and (y) the amount of such Indebtedness of others, (e) all Guaranties by such Person of Indebtedness of others, (f) all obligations of such Person constituting Capital Lease Obligations, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than trade-related letters of credit or letters of guaranty entered into in the ordinary course of business), (h) all net obligations of such Person under any Hedging Agreement (including all net Interest Hedging Obligations) and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; PROVIDED, HOWEVER, that for the avoidance of doubt, the Company's payment obligations under the Project Documents shall not constitute "Indebtedness".

         "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

         "INDEMNITEE" shall have the meaning ascribed thereto in Section
10.3(c).

         "INDEPENDENT ENGINEER" shall mean BT Ignite or such other engineer or engineering firm as may be appointed by the Administrative Agent in accordance with Section 10.15.

         "INITIAL PRINCIPAL PAYMENT DATE" shall mean March 31, 2003.

         "INSURANCE ADVISOR" shall mean Hobbs Group, LLP., or any successor thereof.

         "INSURANCE PROCEEDS ACCOUNT" shall mean the special account designated by that name established by the Administrative Agent pursuant to Article VIII.

         "INTELLECTUAL PROPERTY" shall mean, with respect to any Person, all licenses, trademarks, tradenames, copyrights, patents, technology, know-how, processes and other such similar agreements and all Software.

         "INTEREST COVERAGE RATIO" means the ratio, as of the last day of any fiscal quarter of the Company (and its Subsidiaries, on a consolidated basis) following the fiscal quarter in which the Conversion Date occurs, of (i) Consolidat ed Adjusted EBITDA for the four-fiscal quarter period then ended, to
(ii) Consolidated Cash Interest Expense for such four-fiscal quarter period, in each case as set forth in the most recent certificate delivered by the Company to the Administrative Agent pursuant to Section 5.3(b) in respect of such fiscal period.

         "INTEREST HEDGING AGREEMENT" means any Hedging Agreement evidencing an Interest Hedging Transaction.

         "INTEREST HEDGING COUNTERPARTY" shall mean (a) WestLB, any other Lender or any agency, branch or Affiliate thereof or (b) any other financial institution whose long-term unsecured indebtedness is rated "A" or better by S&P or "A2" or better by Moody's, at the time of such financial institution's entry into an Interest Hedging Transaction with the Company.

         "INTEREST HEDGING OBLIGATIONS" shall mean all indebtedness, liabilities and obligations of the Company under any agreement or agreements entered into by the Company and one or more Interest Hedging Counterparties with respect to any Interest Hedging Transaction.

         "INTEREST HEDGING TRANSACTION" shall mean any interest rate swap transaction, interest "cap" or "collar" transaction and/or any other interest rate hedging transaction entered into by the Company with an Interest Hedging Counterparty to hedge the Company's interest rate exposure with respect to the Loans.

         "INTEREST PAYMENT DATE" shall mean (a) with respect to any ABR Loan, the last day of each month commencing with the Closing Date (or, if any such day is not a Business Day, the immediately preceding Business Day) and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, the day that occurs three months after the first day of such Interest Period (or, if such day is not a Business Day, the next succeeding Business Day (unless such next succeeding Business Day would fall in the next calendar month in which case such payment date shall fall on the next preceding Business Day)).

         "INTEREST PERIOD" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or two weeks or one, two, three or six months thereafter, as the Company may elect in accordance with the terms hereof; PROVIDED that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) Interest Periods shall be selected so that sufficient funds are available without breakage to make scheduled amortization payments on the Loans, (d) if the Administrative Agent elects an Interest Period under Section 2.5(e), such Interest Period may be of any period of time and is not subject to the restriction that it shall have a duration of either one, two, three or six months, (e) any Interest Period for a Construction Loan that would otherwise extend beyond the Construction Loan Commitment Termination Date, shall end on the Construction Loan Commitment Termination Date and (f) any Interest Period that would otherwise extend beyond the Final Maturity Date, shall end on the Final Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the Borrowing Date and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "INTRA-GROUP AGREEMENTS" shall mean any agreement between the Company (and/or any of its Subsidiaries) and an Affiliate thereof relating to Project Activities (including the provision of construction management, sales and marketing (subject to Section 6.13), administrative, corporate and professional services and facilities management services).

         "JAPANESE BACKHAUL ELEMENT" shall mean (i) the point of presence in Tokyo as identified by the Independent Engineer on the Closing Date, (ii) prior to Conversion, any additional points of presence in Tokyo and all terrestrial fiber and other equipment connecting the Project to the Sponsor's system to be constructed and named "FLAG Pacific," provided that they are within the Project Budget and in each case are otherwise permitted hereby and (iii) all terrestrial fiber and other equipment connecting the Cable Building in Tokyo with the points of presence in Tokyo.

         "JAPANESE LICENCE ACHIEVAL DATE" means the date upon which one of the conditions specified in Section 5.29(b) is met.

         "KOREAN BACKHAUL ELEMENT" shall mean (i) the point of presence in Seoul, if any, as confirmed by the Independent Engineer on the Closing Date,
(ii) prior to Conversion, any additional points of presence in Seoul, provided that they are within the Project Budget and in each case are otherwise permitted hereby and (iii) all terrestrial fiber and other equipment connecting the Cable Building in Seoul with the points of presence in Seoul.

         "LEAD ARRANGER" shall have the meaning ascribed thereto in the preamble hereof.

         "LEASEHOLD PROPERTY" means any leasehold interest of the Company or any Subsidiary thereof as lessee under any lease of real property that constitutes a Material Real Estate Asset, other than any such leasehold interest designated from time to time by the Administrative Agent in its sole discretion as not being required to be included in the Collateral.

         "LENDERS" shall be the collective reference to the lenders listed on the signature pages hereto, together with their respective successors and permitted assigns hereunder.

         "LETTER AGREEMENT" shall mean the Letter Agreement, dated August 15, 2001 by and between the Company, Level 3, Level 3 Communications, Inc. and WestLB.

         "LEVEL 3" shall have the meaning ascribed thereto in the recitals hereof.

         "LEVEL 3 FIBER PAIR AGREEMENT" shall mean the fiber pair agreement, dated December 29, 2000, by and between FLAG and Level 3 providing for the exclusive ownership by Level 3 in certain Separately Owned Property and an undivided percentage ownership interest in Shared Property on the FWACS prior to the Transfer Date and on the FNAL System thereafter.

         "LEVEL 3 GUARANTEE" shall mean the guarantee given by Level 3 Communications, Inc., dated December 29, 2000, of the obligations of Level 3 under the Development Agreement, the Transfer Agreement, the Fiber Pair Agreements and the Cable Station Agreements.

         "LEVEL 3 PROCEEDS" shall mean the proceeds due from Level 3 to the Company, the Contractor and the NACS Contractor and in respect of any other costs specified in the Development Agreement and/or the Level 3 Fiber Pair Agreement.

         "LEVEL 3 PROCEEDS AMOUNT" shall mean $302,000,000, as such amount may be adjusted pursuant to Section 11.14 of the Development Agreement.

         "LEVEL 3 PROCEEDS ACCOUNT" shall mean the special account designated by that name established by the Company at the offices of Bermuda Commercial Bank pursuant to Section 11.2 of the Development Agreement to receive and transfer the Level 3 Proceeds.

         "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the average of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such

Reference Lender is offered Dollar deposits at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period in the London interbank eurodollar market for delivery on the first day of such Interest Period for the number of days comprised therein and in amount comparable to the amount of its Eurodollar Loans to be outstanding during such Interest Period.

         "LICENSE AFFILIATE" shall mean any Affiliate of the Company that holds a license that is necessary for the lawful operation of the Project until a license on substantially similar terms applicable to the Project is issued, or transferred to, a Subsidiary of the Company.

         "LIEN" shall mean, with respect to any asset (a) any mortgage, assignment, deposit arrangement, deed of trust, lien (statutory or other), pledge, hypothecation, encumbrance, charge, expropriation (or expropriatory claims), security interest or similar encumbrance in, on or of such asset and
(b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

         "LOANS" shall mean, collectively, (a) at any time prior to the Conversion Date, the Construction Loans and (b) at any time on or after the Conversion Date, the Term Loans.

         "MAJORITY LENDERS" shall mean, at any time of determination, three or more Lenders having 51% or more of the aggregate of (a) at any time prior to the Conversion Date, (i) the Construction Loan Commitments then in effect and (ii) the Construction Loans then outstanding and (b) at any time on or after the Conversion Date, the Term Loans then outstanding (determined in each of items
(a) and (b) by excluding the Commitments and/or the then outstanding Loans held by (x) the Company or any Affiliate of the Company, whether through a participation or otherwise and (y) any Lender that has agreed, directly or indirectly, to vote or otherwise act at the direction or subject to the approval or disapproval of any Person identified in the foregoing item (x)).

         "MARKET CONSULTANT" shall mean Ovum Ltd. or such other market consultant as may be appointed by the Administrative Agent in accordance with
Section 10.15.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, operations, condition (financial or otherwise), or property or prospects of the Company and its Subsidiaries, taken as a whole, or the Project,
(b) the ownership, use or operation of the Project, (c) the ability of the Company or any of its Subsidiaries or any of the License Affiliates to perform its obligations under any Financing Document, (d) the value, validity, perfection and enforceability of the Liens granted to the Administrative Agent under the Security Documents, or (e) the validity or enforceability of the Financing Documents or the Principal Project Documents (other than any Capacity Sales Agreement) or the availability of the remedies of the Administrative Agent or the Lenders under the Financing Documents; PROVIDED, HOWEVER, that an adverse change in sales or prospective sales of Capacity based on changes or perceived changes in external market conditions (including as a result of increased competition or introductions or applications of new technology) will not, in and of itself, provide a basis for a claim that an event described above has occurred.

         "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than the Loans) in a principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company would be required to pay if such Hedging Agreement were terminated at such time.

         "MATERIAL REAL ESTATE ASSET" means (i) any fee-owned Real Estate Asset
(a) having a fair market value in excess of $1,000,000, as of the date of acquisition thereof or (b) on which any of the landing stations are located, or
(ii) any Leasehold Property (a) on which any of the landing stations are located or (b) (1) with respect to which the aggregate annual payments under the lease are in excess of $500,000, (2) that has personal property located thereon with an aggregate value in excess of $1,000,000 or (3) that relates to a site the loss of which would have a material adverse effect on the operation of the business of the Company and of its Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that Rights-of-Way and Real Estate Assets with respect to which the Company (or its Subsidiaries) has a subsea permit (each a "SUBSEA REAL ESTATE ASSET") shall be excluded from the term "Material Real Estate Asset," in the event that the granting of a mortgage lien on such Subsea Real Estate Asset would not be recognized or effective under applicable law.

         "MINIMUM CREDIT RATING" shall mean, with respect to any Person, a rating of such Person's senior long-term debt of at least BBB- by S&P and Baa3 by Moody's or if only one of S&P and Moody's rates such Person, the applicable rating specified in this definition.

         "MOODY'S" shall mean Moody's Investors Service, Inc.

         "NACS" shall have the meaning ascribed thereto in the recitals hereof.

         "NACS CONSTRUCTION CONTRACT" shall mean the construction contract, dated as of March 27, 2000, between Level 3 and the NACS Contractor (including all schedules and appendices thereto).

         "NACS CONTRACTOR" shall mean the Contractor and Fujitsu Limited together, or their permitted successors or assigns.

         "NET CASH PROCEEDS" shall mean as follows:

              (a) with respect to the sale, transfer, lease or other dispositions of any asset (excluding dispositions of Capacity constituting the sale of fiber pairs of the Project made prior to the Conversion Date), an amount certified in reasonable detail by a Responsible Officer of the Company to the Lenders as the excess, if any, of (i) the sum of cash received in connection with such sale, transfer, lease or other disposition over (ii) the sum of (A) amounts placed in escrow or held as a reserve against any liabilities directly associated with such sale or disposition (except that, to the extent and as of the time any such amounts are released from such escrow or reserve, such amounts shall constitute Net Cash Proceeds), (B) amounts paid to minority interest holders of such asset and the principal amount of any Indebtedness (other than Indebtedness under this Agreement) which is secured by any such asset and which is repaid in connection with the sale, transfer, lease or other disposition thereof,
         (C) the out-of-pocket expenses incurred by the Company in connection with such sale, transfer, lease or other disposition and (D) provision for taxes payable by the Company and which are directly attributable to such sale, transfer, lease or other disposition (as estimated by the Company in good faith within one month of such sale to be payable by the Company, PROVIDED that to the extent such estimate shall have exceeded the amount of taxes actually paid, such difference shall thereupon constitute Net Cash Proceeds);

              (b) with respect to the issuance of any Capital Stock, an amount certified in reasonable detail by a Responsible Officer of the Company or Sponsor, as applicable to the Lenders as the excess of (i) the sum of the cash received in connection with such issuance over (ii) the underwriting discounts and commissions (if any) and other fees, out-of-pocket expenses and other costs incurred by the Company or Sponsor, as applicable, in connection with such issuance; and

              (c) with respect to the incurrence of Indebtedness, an amount certified in reasonable detail by a Responsible Officer of the Company to the Lenders as the excess of (i) the sum of the cash received in connection with such incurrence of Indebtedness over (ii) the fees, out-of-pocket expenses and other costs incurred by the Company in connection with such incurrence of Indebtedness.

         "NOTES" shall be the collective reference to (i) prior to the Conversion Date, the Construction Loan Notes and (ii) on and after the Conversion Date, the Term Loan Notes.

         "OBLIGATIONS" shall mean (a) all the unpaid principal amount of, and accrued interest on, the Loans, and all other obligations of the Company or any of its Subsidiaries or any License Affiliates to the Secured Parties (including, without limitation, interest accruing at the then applicable rate provided for in the Financing Documents after the maturity of the Loans and interest accruing at the then applicable rate provided in the Financing Documents after the filing or commencement of any bankruptcy, insolvency, reorganization, administration (whether judicial or not) or like proceeding relating to the Company or any of its Subsidiaries whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with this Agreement, the Notes or any other Financing Document, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel) or otherwise and (b) any extension, renewal or refunding of any indebtedness referred to in clause (a) above.

         "OBLIGORS" shall mean the Company and the Company's Subsidiaries.

         "OFFICERS' CERTIFICATE" shall mean, with respect to any Person, a certificate of a Responsible Officer of such Person, which states:

              (a) the representations and warranties of such Person contained in Article III and/or in each other Financing Document to which it is a party are true and accurate on and as of the date such certificate is required to be delivered as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

              (b) the representations and warranties of such Person contained in each Project Document to which it is a party are true and accurate in all material respects on and as of the date such certificate is required to be delivered except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date);

              (c) in the case of the Officers' Certificate to be provided by the Company, no event or condition has occurred and is continuing, or would result from the consummation of any transaction contemplated by the Transaction Documents to which it is a party, which constitutes a default by the Company under any of such Transaction Documents or a Default or Event of Default;

              (d) each Transaction Document to which it is a party remains in full force and effect; and

              (e) in the case of the Officers' Certificate to be provided by the Company, there has been no material adverse change in the financial condition or results of operations of such Person since the date of the financial statements referred to in Section 4.1(v), except as specifically contemplated by the Project Budget.

         "OPERATING BUDGET" shall have the meaning ascribed thereto in Section 5.24.

         "OPERATING EXPENSE TRANSFER DATE" shall have the meaning ascribed thereto in Section 8.11(a).

         "OPERATING EXPENSES" shall mean, with respect to any period, all operation, administration and maintenance expenses with respect to such period which are payable by the Company or any Subsidiary of the Company in such period, including all selling, general and administrative expenses, all standby and repair maintenance expenses, landing site operations expense, project management expense, insurance expense, all commissions on dispositions of Capacity, all sales, excise and similar taxes and all other Taxes and duties payable by the Company (excluding income taxes) in respect of operating the Project; PROVIDED, HOWEVER, in no event shall "Operating Expenses" include (a) any payments made by the Company to purchasers or lessees of Capacity relating to such purchase or lease or (b) any payments made by the Company not related to the transfer of Capacity or other Project Activities.

         "OPERATING PAYMENTS" means all payments made to the Company or any Subsidiary with respect to, or that are allocated to restoration services or to maintenance and repair of the Project.

         "OPERATING PROJECTIONS" shall have the meaning ascribed thereto in
Section 4.1(s).

         "OPERATING RESERVE ACCOUNT" shall mean the special account designated by that name established by the Administrative Agent pursuant to Article VIII.

         "OPERATING RESERVE MAXIMUM BALANCE" shall mean $25,000,000.

         "OPERATING RESERVE MINIMUM BALANCE" shall mean $15,000,000.

         "OPERATING YEAR" shall mean initially, the period from the Conversion Date to the following December 31st and, thereafter, each ensuing calendar year.

         "OPEX EQUITY" shall mean the cash equity contributions to be made by the Sponsor and/or the Shareholder to fund projected fixed Operating Expenses of the Company prior to the Conversion Date in an aggregate amount of not less than $15,000,000.

         "ORGANIZATIONAL DOCUMENTS" means (a) with respect to any corporation, its certificate or articles of incor poration, as amended, and its by-laws, or its memorandum and articles of association, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, (d) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended, and (e) with respect to any US or Bermuda entity, a good standing certificate and a certificate of compliance, respectively. In the event any term or condition of this Agreement or any other Financing Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmen tal official.

         "OTHER TAXES" shall mean any and all present or future stamp or documentary Taxes, charges or similar levies arising from any payment hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Financing Document.

         "PARTICIPANT" shall have the meaning ascribed thereto in Section
10.4(e).

         "PARTICIPATION AGREEMENT" shall mean the participation agreement, dated as of the Closing Date, by and between FLAG Telecom Holdings and WestLB, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "PARTICIPATION VOTING AGREEMENT" shall mean the voting agreement, dated as of the Closing Date, by and between FLAG Telecom Holdings and WestLB, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "PERFORMANCE BOND(S)" shall mean, individually or together, as applicable, each of (i) the letter of credit, dated December 29, 2000 issued by HSBC CCF, in favor of the Company in accordance with Article 48 of the Construction Contract (the "COMPANY PERFORMANCE BOND") and (ii) the letter of credit, dated October 4, 2000 issued by Credit Commerce De France, in favor of Level 3 (and to be assigned to the Company on the Transfer Date) in accordance with Article 14 of the NACS Construction Contract (the "LEVEL 3 PERFORMANCE BOND"), as each may be amended, supplemented or otherwise modified prior to the Closing Date and as the same may be further amended, supplemented or otherwise modified, or replaced from time to time in accordance with the terms hereof.

         "PERMITTED INVESTMENTS" shall mean the following:

              (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

              (b) investments in certificates of deposit, banker's acceptances and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and overnight sweep accounts, money market deposit accounts issued or offered by, (i) the Administrative Agent or any of its Affiliates, (ii) any Lender or (iii) any other bank which has a combined capital and surplus and undivided profits of not less than $250,000,000;

              (c) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (b) above; and

              (d) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-2 from S&P or at least P-2 from Moody's.

         "PERMITTED LIENS" shall mean the following:

              (a) Liens imposed by law for Taxes that are either not yet due or that are subject to a Contest;

              (b) materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Project or otherwise arising in the ordinary course of business for amounts that either are not more than sixty (60) days past due or are subject to a Contest;

              (c) Liens of any of the types referred to in clause (b) above that have been bonded for the full amount in dispute (or as to which other security arrangements satisfactory to the Administrative Agent have been made);

              (d) the rights of the Capacity Purchasers with respect to portions of the Project, to the extent such rights may be construed as a Lien;
              (e) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfying the conditions for the continuation of proceedings to contest Taxes set forth in the definition of the term "Contest";

              (f)  Liens created by or arising out of the Security Documents;

              (g) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

              (h) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not interfere with the ordinary conduct of business of the Company or of the Project;

              (i)  Liens arising in connection with Permitted Sale Leasebacks;

              (j)  Liens arising in connection with Indebtedness permitted under
         Section 6.1(h) constituted by cash collateral at no time greater in amount than the total aggregate amount of letters of credit issued and outstanding pursuant to such subsection;

              (k) Liens arising in connection with Capital Lease Obligations permitted under Section 6.15; and

              (l) any Lien over or conditional assignment of the Company's rights, including without limitation the right to receive payment, under a Capacity Sales Agreement, to the extent that such Lien or conditional assignment is in favor of a financial institution providing a Capacity Sales Agreement Letter of Credit.

         "PERMITTED SALE LEASEBACKS" shall mean sale leasebacks of real and personal property constituting a portion of the Project; PROVIDED that (a) such sale leasebacks shall be undertaken for fair value pursuant to a tax program reasonably satisfactory to the Majority Lenders and recommended by an internationally recognized tax consultant of the Company, (b) the terms of such sale leasebacks shall be acceptable to the Majority Lenders and (c) the Net Cash Proceeds of any sale of assets undertaken in connection therewith shall be applied to the prepayment of the Loans in accordance with
Section 2.9.

         "PERMITTED SOURCES" shall mean, so long as no Event of Default shall have occurred and be continuing, the following sources (so long as the funds from any such source has not been provided for or otherwise allocated to another purpose in accordance with the terms hereof):

              (a) funds received by the Company after the Closing Date in respect of the issuance of Capital Stock of the Company which are not required to prepay the Loans in accordance with Section 2.9 and are on deposit in the Sales and Issuances Proceeds Account;

              (b) funds actually made available to the Company for its sole benefit after the application of clauses "first" through "sixth" of
         Section 8.11(b) and which are being maintained on deposit in the Permitted Sources Account or the Distribution Account (or, if such amounts are not on deposit therein, such funds have been committed to on terms and pursuant to documentation satisfactory to the Administrative Agent); and

              (c) funds (other than Customer Upgrade Amounts) made available by parties other than the Company and its Subsidiaries without any recourse to the Company, its assets (other than to Capacity to the extent conveyed in accordance with the terms hereof), any of its Subsidiaries or their respective assets or any portion of the Project and which funds are being maintained on deposit in the Permitted Sources Account (or, if such amounts are not on deposit therein, such funds have been committed to on terms and pursuant to documenta tion satisfactory to the Administrative Agent).

         "PERMITTED SOURCES ACCOUNT" shall mean the special account designated by that name established by the Administrative Agent pursuant to Article VIII.

         "PERSON" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "PHASE" shall mean any of Phase 1 or Phase 2.

         "PHASE 1" shall have the meaning ascribed thereto in the Construction Contract.

         "PHASE 2" shall have the meaning ascribed thereto in the Construction Contract.

         "PLAN OF WORK" shall mean, collectively, (A) (i) the plan of work in relation to the Subsea Element, substantially in the form of Annex 3 to the Construction Contract, (ii) in respect of the Backhaul Elements, the plans of work contained in the Backhaul Agreements calling for the delivery, construction and/or installation of any portion of the Backhaul Elements and (iii) in respect of the Cable Buildings located in Korea and Taiwan, the plans of work contained in the relevant Cable Station Construction Agreements calling for the delivery, construction and/or installation of any portion of such Cable Buildings and (B) similar plans of work with respect to the NACS.

         "PLEDGED STOCK" shall mean all Capital Stock of the Company and of each of the Company's Subsidiaries, together with all other related "Pledged Collateral" as defined in the Shareholder Pledge Agreement and all other related "Collateral" or "Security" as defined in the Company Security Agreements.

         "PRE-SALE PROCEEDS" shall mean all cash proceeds received by the Company prior to the Conversion Date in respect of the purchase of Capacity under any Capacity Sales Agreement.

         "PRE-SALE PROCEEDS ACCOUNT" shall mean the special account designated by that name established by the Administrative Agent pursuant to Article VIII.

         "PRESENT VALUE COVERAGE RATIO" shall have the meaning ascribed thereto on SCHEDULE 1.1(i).

         "PRICING SCHEDULE" shall mean the price lists for the sale, lease or other disposition of Capacity by the Company, including any discounts for aggregated purchases, as the same may be amended by the Company from time to time.

         "PRIME RATE" shall mean the rate of interest per annum established by WestLB as its prime or reference or base rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is effective. The Prime Rate is not necessarily the lowest rate of interest charged to borrowers.

         "PRINCIPAL PAYMENT DATE" shall mean the Initial Principal Payment Date and each subsequent date set forth on SCHEDULE 1.1(iii), or if any such day is not a Business Day, the preceding Business Day.

         "PRINCIPAL PROJECT DOCUMENTS" shall be the collective reference to the following agreements (to the extent such agreements are in effect and have not been terminated or replaced in accordance with the terms hereof): the Construction Contract, the Construction Contract Guaranty, the NACS Construction Contract, each Capacity Sales Agreement requiring aggregate payments (excluding Operating Payments) in excess of $2,500,000, the Development Agreement, the Fiber Pair Agreements, the Level 3 Guarantee, the Transfer Agreement, the Cable Station Agreements, the Backhaul Agreements, the Subsea Maintenance Agreement and the Performance Bonds, and any replacement of any of the foregoing in accordance with the terms hereof.

         "PROJECT" shall have the meaning ascribed thereto in the recitals hereof, as the same is modified from time to time in accordance with the terms hereof.

         "PROJECT ACTIVITIES" shall mean (a) the design, development, engineering, acquisition, installation, construction, landing, completion, disposition, financing, modification, start-up, testing, operation, ownership, possession, maintenance and use of the Project (and any portion thereof), (b) the marketing, sale, lease or other disposition of Capacity and (c) all activities related or incidental to any of the foregoing; PROVIDED, HOWEVER, that Project Activities shall not include any such activity to the extent it is related to or incidental to a Customer Upgrade.

         "PROJECT BUDGET" shall mean the budget, substantially in the form of
SCHEDULE 1.1(iv), as it may be amended in accordance with Section 6.9.

         "PROJECT COSTS" shall mean all costs and expenses or deposits (without duplication) incurred or to be incurred by the Company or any of its Subsidiaries in connection with any Project Activity, including:

              (a) the Total Contract Price and any other amounts payable pursuant to the Development Agreement, the Construction Contract or the NACS Construction Contract;

              (b) all costs and expenses payable in connection with the performance by it of its covenants in the Construction Contract, the Development Agreement or the Fiber Pair Agreements;

              (c) all costs and expenses payable in connection with the Backhaul Agreements or the Cable Station Agreements;

              (d)  the cost of insurance;

              (e) program management expenses, selling, general and administrative expenses, in each case to the extent set forth in the Project Budget and legal, accounting, engineering and financing fees and expenses;

              (f)  interest expense;

              (g) other fees and expenses payable to the Administrative Agent, the Lenders, their respective advisors and advisors to the Company in connection with the Financing Documents;

              (h)  all Taxes;

              (i) the cost of establishing an inventory of spare parts for the Project;

              (j)  recording and filing fees;

              (k) repayment of Advance Pre-Sales Equity (subject to the terms hereof); and

              (l)  all other costs related to any Project Activities.

         "PROJECT DOCUMENTS" shall mean each of the Principal Project Documents, the Consents and each Additional Contract.

         "PROJECT REVENUES" shall, for any applicable period, mean all revenues received by the Company and its Subsidiaries including, without limitation, all revenues and proceeds received from (a) sales, leases or other dispositions of Capacity (whether in respect of direct or indirect sales of Capacity), (b) the sale, lease, transfer or other disposition of any assets, (c) any Person in connection with the performance under any Project Document, (d) joint marketing agreements or joint venture or similar agreements and (e) any other source (including Operating Payments, but not including Special Payments); PROVIDED, HOWEVER, that Project Revenues shall not, in any event, include proceeds of the Construction Funding Facilities or Customer Upgrade Amounts.

         "PROJECT TIMETABLE" shall mean the project timetable, substantially in the form of SCHEDULE 1.1(v), as it may be amended with the consent of the Independent Engineer to the extent reasonably required to be consistent with the Plan of Work, and as it may be otherwise amended, supplemented or modified from time to time in accordance with the terms hereof.

         "PROVISIONAL ACCEPTANCE DATE" shall mean any of Provisional Acceptance Date (Phase 1), Provisional Acceptance Date (Phase 2) or Provisional Acceptance Date (Final Phase).

         "PROVISIONAL ACCEPTANCE DATE (FINAL PHASE)" shall mean the RFPA for the Final Phase.

         "PROVISIONAL ACCEPTANCE DATE (PHASE 1)" shall mean the RFPA for Phase
1.

         "PROVISIONAL ACCEPTANCE DATE (PHASE 2)" shall mean the RFPA for Phase
2.

         "PUBLIC DEBT RATING" shall mean, with respect to any Person and at any time of determination, the lowest rating that has been most recently announced at such time by either S&P or Moody's, as the case may be, for any class of long-term senior unsecured debt issued by such Person.

         "QUALIFYING BANK" shall mean a commercial bank with an office for the presentation of drafts and certificates under a letter of credit located in the City of New York or London whose long term unsecured debt securities are rated "A" or better by S&P and "A2" or better by Moody's (or whose credit is otherwise acceptable to the Administrative Agent).

         "QUALIFYING CAPACITY PURCHASERS" shall mean, at any time of determination, (i) any Capacity Purchasers with at least a Minimum Credit Rating at the time of entry into a Capacity Sales Agreement, PROVIDED that if such purchaser shall only have a BBB- rating from S&P or a Baa3 rating by Moody's, then such purchaser shall not be on "negative credit watch" of any credit rating agency at the time of its entry into a Capacity Sales Agreement and (ii) other Capacity Purchasers, to the extent their payment obligations under their respective Capacity Sales Agreements are supported by a Capacity Sales Agreement Letter of Credit issued or confirmed by a bank which constitutes a Qualifying Bank at the time of such issuance or confirmation.

         "QUALIFYING CAPACITY COMMITMENTS" shall mean the Dollar amount of Capacity Commit ments under executed Capacity Sales Agreements entered into with Qualifying Capacity Purchasers no later than the date which is three (3) years after the Conversion Date; PROVIDED, HOWEVER, that "Qualifying Capacity Commitments" shall exclude (i) any unexercised options to purchase capacity and
(ii) the Level 3 Proceeds and the Advance Pre-Sales Equity; PROVIDED, FURTHER, that such Qualifying Capacity Commitments shall be due and payable within three
(3) years of the Conversion Date.

         "QUALIFYING CAPACITY RECEIVABLES" shall mean the Dollar amount of Qualifying Capacity Commitments, LESS any amount of cash paid to the Company to satisfy Qualifying Capacity Commitments, LESS any amount of Qualifying Capacity Commitments (i) deemed uncollectible by the Company or (ii) that are in excess of 90 days past due (upon which the entire unpaid portion of the Qualifying Capacity Commitment of the relevant Capacity Purchaser (to the extent not supported by a Capacity Sales Agreement Letter of Credit) shall be deemed uncollectible in accordance with (i) above).

         "RFPA" shall have the meaning ascribed thereto in the Construction Contract.

         "REAL ESTATE ASSET" means any interest in real property (whether leasehold, fee, Right-of-Way or otherwise) or any interest in on or over land of a third party that at any time of determination may be owned by the Company or any Subsidiary thereof or have been granted to the Company or any Subsidiary thereof.

         "REFERENCE LENDER" shall be the reference to WestLB.

         "REGISTER" shall have the meaning ascribed thereto in Section 10.4(c).

         "RELATED PARTIES" shall mean, with respect to any specified Person, such Person's Affiliates and Subsidiaries and the respective directors, officers and employees of such Person.

         "RELEASE" shall mean any release, burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying or placement.

         "REQUIRED APPLICABLE ACCEPTANCE DATE" shall mean (a) with respect to Phase 1, July 31, 2002, (b) with respect to Phase 2, October 31, 2002 and (c) with respect to the Final Phase, November 31, 2002.

         "REQUIRED BALANCE" shall mean, as of any Principal Payment Date or other date of determination (a) with respect to the Debt Reserve Account, the Debt Reserve Required Balance, and (b) with respect to the Capacity Upgrades Reserve Account, the Capacity Upgrades Reserve Required Balance.

         "REQUIRED PREPAYMENT DATE" shall have the meaning ascribed thereto in
Section 2.9(j).

         "REQUIREMENT OF LAW" shall mean, as to any Person, the Certificate of Incorporation and

By-Laws (or in the case of a partnership, its partnership agreement) or other organizational or governing documents of such Person, and any law, treaty, rule or regulation of any Governmental Authority, and any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESERVE ACCOUNTS" shall mean the Debt Reserve Account, the Operating Reserve Account and the Capacity Upgrade Reserve Account.

         "RESIDUAL PROJECT COSTS" shall mean amounts requested by the Company which are to be paid to the Contractor, NACS Contractor or any other construction contractor after the Conversion Date pursuant to the Construction Contract, the NACS Construction Contract, or such other construction contract, respectively, which are certified by a Responsible Officer of the Company and confirmed by the Independent Engineer to the Administrative Agent.

         "RESPONSIBLE OFFICER" shall mean, with respect to any Person, the Chairman, Chief Financial Officer, Chief Operating Officer, Treasurer, Deputy Treasurer or Controller of such Person or any other authorized Person.

         "RESTRICTED PAYMENT" shall mean (i) any dividend or distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Company, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Company or any option, warrant or other right to acquire any such shares of Capital Stock of the Company and (iii) any payment by the Company to a Related Party of the Company or the Sponsor under any Project Document to which such Related Party is also a party.

         "REVENUE ACCOUNT" shall mean the special account designated by that name established by the Administrative Agent pursuant to Article VIII.

         "RIGHTS-OF-WAY" shall mean all easements, rights-of-way and other similar real property interests and all consents required or reasonably necessary for access to the premises where the Project is located or any Project Activity is to be performed, and to allow the Company's cable to cross other telecommunications cables, pipelines, and the like, to rest or be buried in any inland waters, territorial waters, continental shelf, contiguous zones, Exclusive Economic Zones (as defined in the 1982 Convention on the Law of the Sea) and permissions required to enable the Company's cable to cross any beach or land and all other construction, installation, siting, environmental and operating permits and licenses that are required for the performance of the Project Activities.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor thereto.

         "SALES AND ISSUANCES PROCEEDS ACCOUNT" shall mean the special account designated by that name established by the Administrative Agent pursuant to
Article VIII.

         "SCHEDULE OF SOURCES AND USES " shall mean the Schedule of Sources and Uses as set forth on SCHEDULE 1.1(vi), as amended from time to time.

         "SECURED PARTIES" shall be the collective reference to the Administrative Agent, the Deed Trustee, the Lenders and the Interest Hedging Counterparties described in clause (a) of the definition thereof.

         "SECURITY AGREEMENTS" shall be the collective reference to the Company Security Agreements and the Subsidiary Security Agreements.

         "SECURITY DOCUMENTS" shall be the collective reference to the Security Agreements, the Shareholder Pledge Agreement and any other document pursuant to which a security interest is, or is purported to be, granted to secure the Obligations.

         "SEPARATELY OWNED PROPERTY" shall mean all property comprising the NACS or FWACS portion of the FNAL System (as appropriate) which is separately owned or leased by either of the Company or Level 3, as applicable, including, without limitation, the property set forth on Part I of Schedule 2 to each Fiber Pair Agreement.

         "SHARED PROPERTY" shall mean all property comprising the NACS or FWACS portion of the FNAL System (as appropriate), excluding Separately Owned Property, including, without limitation, the property set forth on Part II of
Schedule 2 to each Fiber Pair Agreement.

         "SHAREHOLDER" shall mean FLAG Asia Holdings.

         "SHAREHOLDER PLEDGE AGREEMENT" shall mean the Pledge Agreement, dated as of the Closing Date, substantially in the form of EXHIBIT E, made by the Shareholder and certain Affiliates of the Company in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "SOFTWARE" shall have the meaning ascribed thereto in the Construction Contract.

         "SPECIAL PAYMENT ACCOUNT" shall mean the special account designated by that name established by the Administrative Agent pursuant to Article VIII.

         "SPECIAL PAYMENTS" shall mean the Company's share of (a) all payments made by the Contractor under the Construction Contract and all other payments made by the Contractor or Alcatel in respect of any breach or failure by the Contractor to perform its obligations under the Construction Contract, whether as a result of any proceeding, settlement or otherwise, (b) all payments made by the NACS Contractor under the NACS Construction Contract and all other payments made by the NACS Contractor in respect of any breach or failure by the NACS

Contractor to perform its obligations under the NACS Construction Contract, whether as a result of any proceeding, settlement or otherwise, and (c) all payments made under the Performance Bonds.

         "SPECIFICATIONS" shall mean the specifications for the Project (or a portion of it) set forth in the Construction Contract, those Backhaul Agreements which call for the delivery, construction and/or installation of any portion of the Backhaul Elements, and those Cable Station Agreements which call for the delivery, construction and/or installation of any portion of the Cable Buildings, as amended from time to time.

         "SPECIFIED PARTICIPANT" shall be the collective reference to (i) the Company, any of its Subsidiaries and at any time prior to the expiration of the Warranty Period, Alcatel, (ii) at any time prior to the Hong Kong License Achieval Date, FLAG Telecom Asia Limited and its direct parent, (iii) at any time prior to the Japanese License Achieval Date, FLAG Telecom Japan Limited and its direct parent and (iv) at any time prior to the later to occur of the Hong Kong License Achieval Date and the Japanese License Achieval Date, FLAG Asia Holdings Limited.

         "SPONSOR" shall mean FLAG Telecom Holdings (or any successor thereto or transferee thereof).

         "STATUTORY RESERVE RATE" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "STM-1" means a 155.520 Mbits per second both way digital line section between two interfaces on the Project, together with such interfaces, in accordance with the International Telecommunications Union Telecommunications Standardization Sector (previously known as CCITT) recommendations and shall mean the minimum unit in which Capacity is disposed of from time to time.

         "SUBJECT COLLATERAL" shall mean all Collateral a security interest in which can be perfected by the taking of action under the laws of Bermuda, Hong Kong, Korea, Japan, Taiwan, England and Wales and the United States.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or its Subsidiaries incurred under subsections 6.1(e) or (f).

         "SUBSEA ELEMENT" shall mean NACS and FWACS.

         "SUBSEA MAINTENANCE AGREEMENT" shall mean the Marine Maintenance Service Agreement dated January 31, 2001 among the Company and Alcatel Submarine Networks.

         "SUBSIDIARY" shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

         "SUBSIDIARY GUARANTEE AGREEMENT" shall mean the Subsidiary Guarantee Agreement, substantially in the form of EXHIBIT D, made by each Subsidiary of the Company in favor of the Administrative Agent for the benefit of the Secured Parties.

         "SUBSIDIARY SECURITY AGREEMENTS" shall be the collective reference to all security agreements entered into by any Subsidiary of the Company pursuant to Section 4.1(c) and Section 6.23(b), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "SYNDICATION AGENT" as defined in the preamble hereto.

         "TAIWAN BACKHAUL ELEMENT" shall mean (i) the point of presence in Taipei, if any, as confirmed by the Independent Engineer on the Closing Date,
(ii) prior to Conversion, any additional points of presence in Taipei, provided that they are within the Project Budget and in each case are otherwise permitted hereby and (iii) all terrestrial fiber and other equipment connecting the Cable Building in Taipei with the points of presence in Taipei.

         "TAX" OR "TAXES" shall mean any and all present or future fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, net income, franchise, value added, ad valorem, gross income, gross receipts, sales, use, rental, property (personal and real, tangible and intangible) and stamp taxes), levies, imposts, duties, deductions, charges, assessments or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, imposed or assessed by any Governmental Authority, together with any and all penalties, fines, additions to tax and interest thereon and including any and all liabilities, losses, expenses and costs of any kind whatsoever that are in the nature of taxes.

         "TERM LENDERS" shall mean, at any time of determination, Lenders having outstanding Term Loans.

         "TERM LOAN" shall have the meaning ascribed thereto in Section 2.1(b).

         "TERM LOAN NOTES" shall have the meaning ascribed thereto in Section 2.7(e)(ii).

         "TOTAL CONTRACT PRICE" shall mean the sum of (x) the amount ascribed to the term "Contract Sum" in the Construction Contract and (y) the amount ascribed to the term "Total Contract Price" in the NACS Construction Contract.

         "TRANSACTION DOCUMENTS" shall be the collective reference to the Financing Documents and the Project Documents.

         "TRANSFER AGREEMENT" shall mean the agreement, in a form to be mutually agreed between the FLAG and Level 3, whereby Level 3 will transfer to FLAG the NACS (except as otherwise specified in the Development Agreement and in the Level 3 Fiber Pair Agreement), including the assignment of the NACS Construction Contract and, to the extent possible, the NACS permits.

         "TRANSFER DATE" shall mean the date on which Level 3 transfers its right, title and interest in the NACS to FLAG (except as specified in the Development Agreement and the Level 3 Fiber Pair Agreement) in accordance with the Transfer Agreement and the provisions of Section 2 of the Development Agreement.

         "TYPE" when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code or any comparable law as in effect in any applicable jurisdiction.

         "U.S." shall mean the United States of America.

         "U.S. BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as amended, as the same may be further amended, and any other Applicable Law with respect to bankruptcy, insolvency or reorganization that is a successor thereto.

         "VAT ACCOUNT" shall mean the special account designated by that name established by the Administrative Agent pursuant to Article VIII.

         "VOTING STOCK" shall mean, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

         "WARRANTY PERIOD" shall have the meaning ascribed thereto in the Construction Contract or the NACS Construction Contract, as applicable.

         "WESTLB" shall have the meaning ascribed thereto in the preamble hereof.

         "WORK" shall mean any and all services, functions, duties, responsibilities or other obligations to be undertaken and performed by any contractor pursuant to the Construction Contract or the NACS Construction Contract, including, but not limited to, all "Work" and

"Services" as such terms are defined in the Construction Contract and the NACS Construction Contract, and the provision of all labor, material and services utilized in the design, construction, installation, engineering, equipping and testing of the Project.

         SECTION 1.2. CLASSIFICATION OF LOANS AND BORROWINGS

           For purposes hereof, Loans may be classified and referred to by Class (E.G., a "Construction Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Construction Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Construction Loan Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Construction Loan Borrowing").

         SECTION 1.3. TERMS GENERALLY

           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, supplemented, or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless specified otherwise and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.4. ACCOUNTING TERMS; GAAP

            Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                                   ARTICLE II

                              COMMITMENTS AND LOANS

         SECTION 2.1. COMMITMENTS; CONVERSION DATE.

              (a) COMMITMENTS. Subject to the terms and conditions set forth herein, each Construction Loan Lender severally agrees to make construction loans (collectively, the "CONSTRUCTION LOANS") to the Company from time to time during the Construction Loan Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Construction Loan Lender's Construction Loan Commitment at such time. Subject to the terms and conditions set forth herein, the Company may borrow, prepay but not reborrow any Construction Loans.
              (b) CONVERSION DATE. Subject to the terms and conditions set forth herein, on the Conversion Date all Construction Loans then outstanding shall convert into outstanding Term Loans (the "TERM LOANS"), without any action required to be taken by the Company, the Administrative Agent, any Lender or any other Person. On and after the Conversion Date, all references herein to a Construction Loan shall be deemed to be a reference to a Term Loan, and each Lender holding outstanding Construction Loans on the Conversion Date shall thereafter be deemed to be holding Term Loans of the same principal amount. Each Term Loan shall be subject to the terms and conditions hereof and of each other Financing Document applicable to Term Loans.

         SECTION 2.2. LOANS AND BORROWINGS

            Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their Applicable Percentage of such Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

              (b) Subject to Section 2.12, each Borrowing of a Class shall be comprised entirely of ABR Loans or Eurodollar Loans as the Company may request in accordance herewith. Each Lender, at its option, may make any Eurodollar Loan by causing any domestic or foreign branch of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms hereof and shall not increase the cost of such Loan to the Company.

              (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000, and at the time each ABR Borrowing is made, continued or converted, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; PROVIDED that any Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Construction Loan Commitments,. Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED further that there shall not at any time be more than a total of ten
(10) Eurodollar Borrowings outstanding.

              (d) Notwithstanding any other provision hereof, the Company shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Final Maturity Date.

         SECTION 2.3. REQUESTS FOR BORROWINGS

            To request a Borrowing, the Company shall: (i) deliver a draft Borrowing Notice to the Administrative Agent and the Independent Engineer not later than 11:00 a.m., New York City time, fifteen (15) Business Days prior to a proposed Borrowing Date and the Independent Engineer shall review and confirm to the Administrative Agent and the Company, or, if there is a material defect therein, revise and send back to the Company, such draft Borrowing Notice not later than 11:00 a.m. New York City time, nine (9) Business Days prior to the proposed Borrowing Date (and any failure to respond within such time shall be deemed to be a confirmation of such draft Borrowing Notice), such review to be based on the information provided under the Construction Progress Report delivered to the Independent Engineer in connection with such proposed Borrowing; and (ii) deliver a final Borrowing Notice to the Administrative Agent
(a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, five (5) Business Days before the proposed Borrowing Date or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, two
(2) Business Days before the proposed Borrowing Date. Each Borrowing Notice delivered pursuant to paragraph (ii) hereof shall be irrevocable, and each such Borrowing Notice shall specify the following information and shall comply with
Section 2.2:

              (a)  the aggregate amount of each requested Borrowing;

              (b)  the Borrowing Date of each requested Borrowing;

              (c) whether each such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

              (d) in the case of any Eurodollar Borrowing, the initial Interest Period to be applicable thereto.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Eurodollar Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Company shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a final Borrowing Notice in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.4. FUNDING OF BORROWINGS

            Each Lender shall make its Applicable Percentage of the Loans to be made hereunder on the proposed Borrowing Date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Company by promptly crediting the amounts so received, in like funds, to the Debt Proceeds Account.

              (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available on such date in accordance with paragraph (a) of this Section 2.4 and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Company, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.5. INTEREST ELECTIONS

            Each Borrowing shall be of the Type and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Notice or as otherwise provided in Section 2.3. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.5. The Company may elect different options with respect to different portions of the affected Borrowing of any Class, in which case each such portion shall be allocated ratably among the Lenders of such Class holding the Loans of such Class comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

              (b) To make an election pursuant to this Section 2.5, the Company shall notify the Administrative Agent of such election by delivering a Continuation/Conversion Notice to the Administrative Agent by the time that a Borrowing Notice would be required under Section 2.3 if the Company were requesting a Borrowing of the Type resulting from such election with the Borrowing Date being the effective date of such election. Each such notice shall be irrevocable.

              (c) Each Continuation/Conversion Notice shall specify the following information and shall comply with Section 2.2:

                   (i) the Borrowing to which such Continuation/Conversion Notice applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                   (ii) the effective date of the election made pursuant to such Continua tion/Conversion Notice, which shall be a Business Day;

                   (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                   (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election.

If any such Continuation/Conversion Notice requests a Eurodollar Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month's duration.

              (d) Promptly following receipt of a Continuation/Conversion Notice, the Administrative Agent shall advise the applicable Lenders of the details thereof and of such Lender's portion of each resulting Borrowing.

              (e) Subject to Sections 2.2 and 2.12 and the other provisions of this Section 2.5, if the Company fails to deliver a timely Continuation/Conversion Notice with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then the Company shall be deemed to have selected to continue such Borrowing as a Eurodollar Borrowing with an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default as described in paragraph (a) of
Article VII (or any other Event of Default if the Administra tive Agent so elects) has occurred and is continuing and the Administrative Agent so notifies the Company, then, so long as such Event of Default is continuing, if the Company wishes to continue any Borrowing as, or convert any Borrowing to, a Eurodollar Borrowing, the Administrative Agent shall have the right to elect the Interest Period for such Eurodollar Borrowing, which Interest Period may be of any period of time and is not subject to the restriction that it shall have the duration of either one or two weeks or one, two, three or six months.

         SECTION 2.6. TERMINATION AND REDUCTION OF COMMITMENTS

            Unless previously terminated, the Construction Loan Commitments shall terminate on the Construction Loan Commitment Termination Date.

              (b)  (i)    The Company shall notify the Administrative Agent of
any election to terminate or reduce the Commitments under paragraph (c) of this
Section 2.6 at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.

                   (ii) The Company shall pay Project Costs in the order set forth in Section 8.9. The Company shall notify the Administrative Agent of any election to pay Project Costs with any funds other than those available under the Loans, from the Cash Equity Contribu tions, from the Level 3 Proceeds or from the Advance Pre-Sales Equity. The Construction Loan Commitments shall automatically be reduced by an amount equal to the amount of Project Costs being paid with such other funds.

                   (iii)  Promptly following receipt of any notice under clause
         (i) or (ii), the Administrative Agent shall advise each applicable Lender of the contents thereof and the resulting Construction Loan Commitment amount (which amounts shall be determined as of such date of reduction in the manner specified in Section 2.2(a)). Each notice delivered by the Company pursuant to this Section 2.6 shall be irrevocable. Any termination or reduction of any Commitment shall be permanent. Each reduction of any Commitment shall be made ratably among the applicable Lenders in accordance with their respective Commitments.

              (c) The Company may, prior to the Conversion Date, terminate or reduce the Construction Loan Commitments, PROVIDED that the Administrative Agent shall be satisfied that the Project Budget shall remain fully funded after giving effect to such termination or reduction; PROVIDED that each reduction of the Commitments shall be in an amount that is either (x) an integral multiple of $1,000,000 or (y) equal to the entire unused balance of the applicable Commitments.

         SECTION 2.7. REPAYMENT OF LOANS; EVIDENCE OF DEBT

            The Company hereby unconditionally promises to pay to the Administrative Agent, for the benefit of the Term Lenders, the aggregate unpaid principal amount of the Term Loans, in quarterly installments on Principal Payment Dates, commencing on the Initial Principal Payment Date, in an amount for each such Principal Payment Date as set forth in SCHEDULE 1.1(iii) under the heading "AMORTIZATION". To the extent not previously paid, the Term Loan shall be due and payable on the Final Maturity Date. Each repayment of Term Loan Borrowings shall be applied to repay any outstanding ABR Term Loan Borrowings first, and then to outstanding Eurodollar Term Loan Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Repayments of Term Loan Borrowings shall be accompanied by accrued interest thereon.

              (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

              (c) The Administrative Agent shall maintain the Register pursuant to Section 10.4(c) and a subaccount therein for each Lender, in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

              (d) The entries made in the Register maintained pursuant to paragraph (d) of this Section shall constitute PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts pursuant to Sections 2.7(b) or (c) or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms hereof.

              (e) The Company agrees that, upon the request by the Administrative Agent on behalf of any Lender, the Company will execute and deliver to such Lender, as applicable:

                   (i) prior to the Conversion Date, a promissory note of the Company payable to such Lender and its registered assigns evidencing the Construction Loans of such Lender and substantially in the form of EXHIBIT L-1 with appropriate insertions as to date and principal amount (each, a "CONSTRUCTION LOAN NOTE"); and

                   (ii) on and after the Conversion Date, and in exchange for the return to the Company of the corresponding Construction Loan Note(s) (if any) marked "canceled" by each Lender who holds such note, a promissory note of the Company payable to such Lender and its registered assigns evidencing the Term Loans of such Lender and substantially in the form of EXHIBIT L-2, as applicable, with appropriate insertions as to date and principal amount (each, a "TERM LOAN NOTE").

Thereafter, the Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Notes payable to the payee named therein and its registered assigns. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only as part of an assignment under this Agreement in accordance with Section 10.4 and only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by an Assignment and Acceptance duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Administrative Agent to the Company marked "canceled". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section.

         SECTION 2.8. OPTIONAL PREPAYMENTS OF LOANS

            The Company shall have the right on any date occurring on or after the Conversion Date to prepay any Borrowing (whether a Construction Loan or a Term Loan) in whole or in part, without premium or penalty (out of funds not constituting Project Revenues or that are available to the Company after the application of clauses "first" through "sixth" of Section 8.11(b)) subject to prior notice in accordance with paragraph (b) of this Section and subject to the provisions of Section 2.14.

              (b) The Company shall notify the Administrative Agent in writing of any optional prepayment hereunder, not later than 11:00 a.m., New York City time, five (5) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the date and amount of prepayment and whether the prepayment is (i) of Construction Loans, Term Loans or a combination thereof and (ii) of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each Class and shall specify how such prepayment shall be applied to the remaining installments of the Loans. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Partial optional prepayments shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof or, if less, the Applicable Percentage of the Loans being prepaid or the entire amount of a Borrowing for which the date of prepayment is the last day of the Interest Period of such Borrowing. Optional prepayments shall be accompanied by accrued interest thereon. Optional prepayments with respect to the Construction Loans or the Term Loans may not be reborrowed.

              (c) Optional prepayments shall be applied to the remaining installments of the Loans in direct order of maturity.

         SECTION 2.9. MANDATORY PREPAYMENTS

            The Company shall prepay the Construction Loans with funds available in the Pre-Sale Proceeds Account in accordance with the terms of Section 8.8.

              (b) The Company shall prepay the Loans on each Principal Payment Date in accordance with the terms of Section 8.11(b).

              (c) After the Conversion Date, the Company shall prepay the Loans immediately (except as provided in Sections 2.9(a) and 2.9(b)) after the receipt of Net Cash Proceeds as follows:

                   (i) by an amount equal to 50% of the Net Cash Proceeds of any issuance on and after the Closing Date of Capital Stock of the Company, the Shareholder or any Subsidiary of the Company (excluding any equity funding received from any Affiliates of the Company);

                   (ii) by an amount equal to 100% of the Net Cash Proceeds of any incurrence of Indebtedness on and after the Closing Date by the Company or by any Subsidiary of the Company in accordance with Section 6.1(h);

                   (iii) by an amount equal to 100% of the Net Cash Proceeds of any sale, transfer or other disposition of any asset of the Company or any Subsidiary thereof; PROVIDED, HOWEVER, that the Company shall not be required to make any such prepayment if such Net Cash Proceeds (A) are, within three months of receipt, used to replace such assets disposed of with similar assets of at least substantially the same value, utility and useful life, (B) do not exceed $1,000,000 in any one fiscal year of the Company or (C) result from sales, transfers or dispositions of Capacity; PROVIDED FURTHER, that, after the Conversion Date, the Company shall be required to make such prepayment only to the extent that such Net Cash Proceeds result from sales, transfers or dispositions of Capacity constituting the sale of fiber pairs of the FNAL System (including, without limitation, the Net Cash Proceeds of fiber pair sales made before the Conversion Date) described in clause
         (a) of Section 6.4.

              (d) If an Event of Loss shall occur, unless the affected portion of the Project is being repaired, replaced or restored in accordance with
Section 5.20, the Company shall, on the third Business Day following the date on which insurance, condemnation or expropriation proceeds are received with respect to such Event of Loss, prepay the Loans in an amount equal to such insurance, condemnation and/or expropriation proceeds received (net of (i) any costs of collection (including attorneys fees) and (ii) any portion of such proceeds due to Level 3 under the Development Agreement or the Level 3 Fiber Pair Agreement).

              (e) The Company shall immediately prepay the Loans with the Net Cash Proceeds received in respect of any Permitted Sale Leaseback.

              (f) The proceeds of any Special Payments (net of any costs of collection (including attorneys' fees)) shall be used to prepay the Loans in accordance with Section 8.17; PROVIDED, HOWEVER, that if and to the extent that such payments are being utilized to repair, replace or restore any affected portion of the Project in accordance with Section 5.20 (b), the Company shall not be required to prepay the Loans with the proceeds of such Special Payments being so utilized.

              (g) The Company shall prepay the Construction/Term Loans semi-annually in accordance with the terms of Section 8.8(a) "third" and quarterly in accordance with the terms of Section 8.11(b)"sixth".

              (h) The Company shall from time to time prepay Construction Loans to the extent necessary so that the aggregate principal amount of outstanding Construction Loans shall not at any time exceed an amount equal to the aggregate amount of Construction Loan Commitment s then in effect.

              (i) Mandatory prepayments shall be accompanied by accrued interest.

              (j)  Mandatory prepayments of the Loans pursuant to paragraphs
(a), (b), (c), (d), (e), (f) and (g) above shall be applied pro rata to the mandatory prepayment of the Construction Loans or

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

Term Loans, as the case may be. Mandatory prepayments of the Construction Loans or Term Loans, as the case may be, shall be applied, 50% in direct order of maturity and 50% in inverse order of maturity of such scheduled payments; PROVIDED, HOWEVER, that in the event an Event of Default shall have occurred and be continuing such mandatory prepayments shall be applied 100% in inverse order of maturity of such scheduled payments.

              (k) Upon being required to make a mandatory prepayment pursuant to this Section 2.9, the Company shall have the right first, to prepay the ABR Loans and any and all Eurodollar Loans having Interest Period(s) ending on the date such prepayment is required.

         SECTION 2.10. FEES

            During the Construction Loan Commitment Period, the Company agrees to pay to the Administrative Agent, for the account of the Construction Loan Lenders, a commitment fee, calculated in accordance with Part II of SCHEDULE 1.1(vii).

              (b) Accrued commitment fees shall be payable in arrears on the last day of each of March, June, September and December (and, with respect to the commitment fees payable in respect of any Commitment being terminated or reduced, on the date of such termination or reduction) commencing on the Closing Date (or, if any such day is not a Business Day, on the immediately preceding Business Day). All commitment fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Upon payment by the Company of the foregoing fees, the Administrative Agent shall promptly distribute to each Lender its Applicable Percentage thereof.

              (c) The Company agrees to pay to the Administrative Agent, for its own account, an annual administration fee in the amounts set forth in the Fee Letter and payable on the Closing Date and each anniversary thereof prior to the Final Maturity Date, and on the Final Maturity Date, all as set forth in the Fee Letter.

              (d)  All fees and commissions payable under clauses (a) through
(c) above, shall be paid on the dates due, in immediately available funds, to the Administrative Agent, for distribution to the relevant Lenders.

         SECTION 2.11. INTEREST

            The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

              (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

              (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any

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

fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the highest rate applicable to the Loans as provided above.

              (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued and unpaid interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all unpaid accrued interest shall be payable upon the Final Maturity Date.

              (e) All interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of three hundred sixty five (365) days (or three hundred sixty six (366) days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.12. ALTERNATE RATE OF INTEREST; ILLEGALITY

            Notwithstanding any other provision hereof to the contrary, if prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                   (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                   (ii) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Continuation/Conversion Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing shall continue as, or be converted to, as applicable, an ABR Borrowing and (ii) if any

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Borrowing Notice requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

              (b) Notwithstanding any other provision hereof to the contrary, if on or after the date hereof any Change in Law shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall give telex, telecopy or telephonic notice thereof to the Administrative Agent and the Company as soon as practicable (and, with respect to any such telephonic notice, the party delivering the same agrees to confirm such notice in writing) and (i) the commitment of such Lender hereunder to make Eurodollar Loans and continue Eurodollar Loans as such shall forthwith be cancelled, (ii) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and (iii) the commitment of such Lender hereunder to make ABR Loans shall continue (unless cancelled by the Company in accordance with Section 2.17).

         SECTION 2.13. INCREASED COSTS

            If any Change in Law shall:

                   (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO
         Rate); or

                   (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs ~incurred or reduction suffered.

              (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the capital of such Lender or any holding company for such Lender, if any, as a consequence hereof or the Loans made by such Lender, to a level below that which such Lender or the holding company for such Lender would have achieved but for such Change in Law (taking into consideration such Lender's or such Lender's holding company's policies with respect to capital adequacy), then from time to time the Company will pay to such Lender or such Lender's holding company, as the case may be, such additional amount or amounts as will compensate such Lender for any such reduction suffered.

              (c) If any Lender becomes entitled to claim compensation pursuant to this Section,

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

such Lender shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or such holding company, as the case may be, as specified in paragraph
(a) or (b) of this Section shall be delivered to the Company (with a copy to the Administrative Agent). The Company shall pay such Lender the amount shown as due within ten (10) days after receipt thereof.

              (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED, FURTHER, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.14. BREAK FUNDING PAYMENTS

            In the event of (a) the payment of any principal of any Eurodollar Loan other than on a Eurodollar Interest Payment Date applicable thereto, (b) the conversion of any Eurodollar Loan other than on a Eurodollar Interest Payment Date applicable thereto (including in accordance with the provisions of Section 2.12(b) or 2.17(b)) or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any definitive Borrowing Notice, Continuation/ Conversion Notice or prepayment notice delivered pursuant hereto, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be determined in good faith and reasonably documented (with descriptive explanations) by such Lender and may include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion or failure to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth the details of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered by such Lender to the Company (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due within ten (10) days after receipt thereof.

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

         SECTION 2.15. TAXES

            Any and all payments by or on account of any obligation of the Company hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Company shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

              (b) In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

              (c) The Company shall indemnify the Administrative Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

              (d) As soon as reasonably practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

              (e) Any Lender that is legally entitled to an exemption from or reduction of withholding tax which is an Indemnified Tax with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times reasonably requested by the Company, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or subject to withholding at a reduced rate, PROVIDED that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

         SECTION 2.16. PAYMENTS GENERALLY; ETC.

            The Company shall make each payment required to be made by it hereunder (whether

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of principal, interest or fees, or under Section 2.13, 2.14 or 2.15, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Subject to Article VIII, all such payments shall be made to the Administrative Agent at its offices at 1211 Avenue of the Americas, New York, New York, 10036 except that payments pursuant to Sections 2.13, 2.14 and 2.15 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise set forth herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

              (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied, subject to the provisions of Article VIII, (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

              (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of a particular Class and accrued interest thereon than the proportion received by any other Lender of such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) a participation in the Loans of such Class of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; PROVIDED that (i) if any such participation is purchased and all or any portion of the payment giving rise thereto is recovered, such participation shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms hereof or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company, Sponsor or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

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              (d)  Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

              (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(b) or 2.16(d), then the Administrative Agent may, in its discretion apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.17. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS

            If any Lender notifies the Company of its intent to apply Section 2.12(b) and/or requests compensation under Section 2.13, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would avoid the application of Section 2.12(b), eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

              (b)  If any Lender notifies the Company of its intent to apply
Section 2.12(b) and such application is not being made by the Lenders generally and/or requests compensation under Section 2.13 which is not being requested by the Lenders generally, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, so long as no Default shall have occurred and is continuing, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, then (i) the Company may require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (A) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments or in the case of any such assignment resulting from the application of Section 2.12(b), such assignment will be to an assignee not then subject to such Section or (ii) if the Company, after using best efforts (to the satisfaction of the Administrative Agent), cannot procure for such Lender an assignee and delegatee in satisfaction of clause (i) above, the Company may prepay such Lender's Loans in full out of funds made available to the Company for its sole benefit after the application of clauses "first" through "sixth" of Section 8.11(b) or out of funds available in the Distribution Account, whereupon such Lender's Commitment shall also terminate. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Administrative Agent and the Lenders on each Borrowing Date (other than the representation and warranty set forth at Section 3.31 which shall be repeated on each Interest Payment Date) that:

         SECTION 3.1. FINANCIAL CONDITION

            Except for material Contractual Obligations disclosed on SCHEDULE 3.19(b), the Company, as of the Closing Date, has no other material liabilities.

         SECTION 3.2. NO MATERIAL ADVERSE EFFECT

            Since April 10, 2000, there has been no event, occurrence, development of facts or change which has had or could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.3. ORGANIZATION; EXISTENCE; BUSINESS

            Each of the Company and its Subsidiaries is a company duly organized and validly existing under the laws of the jurisdiction of its organization (and, to the extent applicable in such jurisdiction, is in good standing under the laws of such jurisdiction) and is duly qualified to do business in such jurisdiction and in each other jurisdiction in which the conduct of its business or the ownership or lease of its assets requires such qualification, except in the case of any such other jurisdiction, where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                                      66
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              (b)  No filing, recording, publishing or other act is necessary or appropriate in connection with the establishment of the Company or any of its Subsidiaries except those which have been duly made or performed and except where the failure to so file, record, publish or act could not reasonably be expected to have a Material Adverse Effect.

              (c) Prior to the Closing Date, the Company has engaged in no business other than the Project Activities and activities incidental thereto, and the Company has no material obligations or liabilities (contingent or otherwise) other than those directly related to the conduct of such business and relating to agreements that are disclosed on SCHEDULE 3.19(b).

         SECTION 3.4. COMPLIANCE WITH LAW

            Each of the Company and its Subsidiaries is in compliance with all Applicable Laws, including, without limitation, all Environmental Laws, and all Governmental Actions except to the extent of any non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.5. POWER AND AUTHORIZATION; ENFORCEABLE OBLIGATIONS

            Each of the Company and its Subsidiaries has full corporate power and authority to engage in all Project Activities, to conduct its business as now conducted, to execute, deliver and perform each of this Agreement and the other Transaction Documents to which it is a party and each other document to be executed in connection herewith, to take all action as may be necessary to complete the transactions contemplated hereunder, including to borrow the Loans and to grant the Liens provided for in the Security Documents to which it is a party.

              (b) Each of the Company and its Subsidiaries has taken all necessary corporate and legal action to authorize the borrowings by the Company hereunder on the terms and conditions set forth herein, to grant the Liens provided for in the Security Documents to which it is a party and to authorize the execution, delivery and performance hereof and of the other Transaction Documents to which it is a party and each other document to be executed in connection herewith.

              (c) Each of this Agreement and the other Financing Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes, and each of the other Financing Documents to which the Company or any of its Subsidiaries is to become a party will, upon execution and delivery thereof by the Company or such Subsidiary, as the case may be, and the other parties thereto (if any), constitute, a legal, valid and binding obligation of the Company or such Subsidiary enforceable against the Company or such Subsidiary, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing.

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              (d)  Each of the Project Documents to which the Company is a party has been duly executed and delivered by the Company and the Company has no reason to believe that each of the Project Documents has not been duly executed and delivered by the other parties thereto. Each of the Project Documents to which the Company is a party constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms and the Company has no reason to believe that each of the Project Documents does not constitute legal, valid and binding obligations of such other parties enforceable against such other parties in accordance with its terms, in each case except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally, general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing.

         SECTION 3.6. CAPITAL AND CORPORATE STRUCTURE

            Immediately prior to giving effect to the transactions contemplated hereby, the capital structure of the Company is as set forth in SCHEDULE 3.6. Except as set forth in SCHEDULE 3.6, as of the Closing Date, the Company does not have any Subsidiaries and does not hold beneficially or otherwise any ownership interest in any other Person.

         SECTION 3.7. GOVERNMENTAL ACTIONS, PERMITS, ETC.

            Except as otherwise set forth in SCHEDULE 3.7(b), no Governmental Actions, Rights-of-Way or other consents or approvals are required by the Company, its Subsidiaries or, to the best knowledge of the Company, the Contractor or Level 3 under Applicable Law, in connection with (i) the participation by the Company and its Subsidiaries in the transactions contemplated by this Agreement and the other Transaction Documents, (ii) the ownership and operation of the Project by the Company and its Subsidiaries, the performance by the Company and its Subsidiaries of any Project Activity or the use by the Company and its Subsidiaries of the Project (including, without limitation, the sale, lease or other disposition of Capacity) in accordance with the applicable provisions of the Transaction Documents and in compliance with all Applicable Laws, (iii) the validity and enforceability of the Transaction Documents against the Company and its Subsidiaries and Level 3 and (iv) the execution, delivery and performance of the Financing Documents by the Company and its Subsidiaries, the borrowings by the Company hereunder and the grant by the Company and its Subsidiaries of the Liens created pursuant to the Security Documents to which the Company or any of its Subsidiaries is a party and the validity and enforceability thereof and the perfection of and the exercise by the Administrative Agent of its rights and remedies thereunder, except in each case for those Governmental Actions, Rights-of-Way and consents or approvals (x) which have been duly obtained or made, are in full force and effect and are final, (y) those which are not required to have been obtained or made by the date on which this representation and warranty is made or deemed made or (z) where the failure to so obtain such Governmental Actions, Rights-of-Way and consents or approvals could not reasonably be expected to have a Material Adverse Effect.

              (b) To the best of the Company's knowledge as of the Closing Date, SCHEDULE 3.7(b)

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sets forth all the material Governmental Actions and material Rights-of-Way that are required to be obtained pursuant to any Project Document or Applicable Law in connection with the construction and operation of the Project (including, without limitation, the sale, lease or other disposition of Capacity).

         SECTION 3.8. NO LEGAL BAR

            The execution, delivery and performance by the Company and its Subsidiaries hereof and the other Financing Documents to which it is a party, the borrowings by the Company hereunder and the use of the proceeds thereof, the granting of the Liens by the Company and its Subsidiaries under the Security Documents and the consummation of the transactions contemplated hereby and thereby, (i) will not violate or result in a breach of any Applicable Law, (ii) will not violate or result in a default under any Contractual Obligation of the Company or any Subsidiary thereof (which violation or default could reasonably be expected to have a Material Adverse Effect) and (iii) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Company, its Subsidiaries or the Project, except for Permitted Liens.

              (b) The execution, delivery and performance by the Company and each Subsidiary thereof of the Project Documents to which it is a party (i) will not violate or result in a breach of any Applicable Law or a default under any material Contractual Obligation of the Company or such Subsidiary, except for any violation, breach or default that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Company, its Subsidiaries or the Project, except for Permitted Liens.

         SECTION 3.9. NO PROCEEDING OR LITIGATION

            No litigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries or against or affecting any of the properties, rights, revenues or assets of the Company or any of its Subsidiaries, or the Project or this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except for such litigation or proceedings described in SCHEDULE 3.9 and except in the case of any litigation or proceeding occurring or arising after the Closing Date (as of any date after the Closing Date on which representations and warranties are made or deemed made under this Agreement and as to which the Company and its Subsidiaries had no knowledge prior to the Closing Date), which, if adversely determined, could not be reasonably expected to have a Material Adverse Effect.

         SECTION 3.10. NO DEFAULT, EVENT OF DEFAULT OR EVENT OF LOSS

            No Default or Event of Default has occurred and is continuing. No Event of Loss has occurred and is continuing as of the Closing Date (and, as of any date after the Closing Date on which representations and warranties are made or deemed made under this Agreement, no Event

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of Loss has occurred and is continuing or, if an Event of Loss has occurred and is continuing as of such date, an EOL Compliance Certificate has been delivered by the Company to the Administrative Agent pursuant to Section 5.20(a)).

              (b) Neither the Company nor any of its Subsidiaries is and, to the best of the Company's knowledge, no other party is, (i) in material default under or with respect to any Principal Project Document (other than any Capacity Sales Agreement so long as such default could not reasonably be expected to have a Material Adverse Effect) or (ii) in default under or with respect to any other Project Document except for any defaults under such other Project Documents which could not reasonably be expected to have a Material Adverse Effect, and no notice of default has been given to or by the Company or any of its Subsidiaries under any Project Document with respect to any matter which could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.11. OWNERSHIP OF PROPERTY; LIENS; COMMON STOCK

            As of the Closing Date (and on each date on which representations and warranties are made or deemed made under this Agreement), the Company and its Subsidiaries have good and valid title to (or, if applicable, valid leasehold interests or rights of use in) the Collateral (owned or leased as of such date), to all of their respective assets comprising a part of the Project and to all of their respective other assets free and clear of all Liens except Permitted Liens. The Rights-of-Way granted to the Company are free and clear of all Liens other than Permitted Liens. As of the Closing Date, SCHEDULE 3.11(a) contains a true, accurate and complete list of (i) all Real Estate Assets and
(ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of the Company or any Subsidiary thereof, regardless of whether the Company or such Subsidiary is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. As of the Closing Date except as specified in SCHEDULE 3.11(a), each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and the Company does not have knowledge of any default that has occurred and is continuing thereunder that could reasonably be expected to have a Material Adverse Effect, and each such agreement constitutes the legal, valid and binding obligation of the Company or such Subsidiary, as applicable, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally, general equitable principles (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing.

              (b) All filings, recordings and other actions, including, without limitation, the recordings, filings and other actions shown on SCHEDULE 3.11(b), that are necessary or, in the judgment of the Administrative Agent, desirable in order to establish, protect and perfect the Administrative Agent's lien on and perfected security interest in, and the First Priority status thereof, all right, title, estate and interest of the Company and its Subsidiaries, any License Affiliate, or the Shareholder, as the case may be, in and to the Collateral, have been duly made or

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taken (or shall be taken immediately following the Closing Date) and all fees, taxes and other charges relating to such filings and recordings and other actions have been paid in full (or shall be paid in full immediately following the Closing Date). The provisions of the Security Documents (together with such recordings, filings and actions) are effective to create, in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable lien on and security interest in all of the Collateral and, from and after the Closing Date, the Administrative Agent has a legal, valid and enforceable First Priority lien on and prior perfected security interest in all of the Subject Collateral, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, general equitable principles (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing.

              (c) All of the Pledged Stock has been duly authorized and validly issued and is fully paid and non-assessable. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Capital Stock (or any security convertible into or exchangeable for the same) of the Company from the Sponsor.

         SECTION 3.12. TAXES

            All clearance rulings, decrees or similar items necessary to establish the exemption from the imposition of any Tax or similar charge (other than Taxes or other charges in an aggregate amount not to exceed the amount referred to in paragraph (a) of this Section) upon which the Company or any of its Subsidiaries is relying under the laws of Bermuda or any other jurisdiction on its income, assets, operations or revenues have been obtained, are in full force and effect and are Final.

              (b) Each of the Company and its Subsidiaries has timely filed or caused to be filed all tax returns which are required to be filed by it, and has paid or caused to be paid all Taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and has paid or caused to be paid all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except for Taxes subject to a Contest.

         SECTION 3.13. FEDERAL REGULATIONS

            Neither the Company nor any of its Subsidiaries is engaged nor will it engage in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations T, U and X of the Board as now and from time to time hereafter in effect. No part of the proceeds of the Loans will be used for "purchasing" or "carrying" any "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board.

         SECTION 3.14. ERISA

            Neither the Company, its Subsidiaries, nor any trade or business (whether or not

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incorporated that together with the Company or any of its Subsidiaries would be deemed a single employer with the meaning of Section 4001(b)(1) of ERISA) has established, sponsored or contributed to, or is otherwise obligated to establish, sponsor or contribute to any employee pension benefit plan (as defined in 3(2) of ERISA) that is subject to Title IV of ERISA.

              (b) Except as set forth on Schedule 3.14(b), neither the Company, any Subsidiary of the Company, nor any Affiliate of the Company is a Party in Interest (as defined in Section 3(3) of ERISA) or a Disqualified Person (as defined in Section 4975 of the Code) with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA

         SECTION 3.15. INVESTMENT COMPANY ACT

            Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 3.16. FULL DISCLOSURE

            All factual information (taken as a whole) furnished in writing to the Administrative Agent or any Lender directly or indirectly by the Company or any of its Subsidiaries was (or is) true and accurate in all material respects on the date as of which such information was (or is) dated or certified and not incomplete by omitting to state a material fact necessary in order to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was (or is) provided. All such factual information (taken as a whole) shall include any information by way of projections, estimates or other expressions of view as to future circumstances so long as such projections, estimates or expressions were made in good faith, based on reasonable assumptions, and fairly represent the Company's expectation as to the matter covered thereby as of their date.

         SECTION 3.17. REGISTERED OFFICE; PRINCIPAL PLACE OF BUSINESS, ETC.

            As of the Closing Date, (i) the registered office of the Company is located at Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda and (ii) the principal place of business and chief executive office of the Company is located at Suite 770 Par-la-ville Road, Hamilton HM 11, Bermuda, and neither such registered office nor such principal place of business shall be changed without the prior written consent of the Administrative Agent.

         SECTION 3.18. INTELLECTUAL PROPERTY

            Each of the Company and its Subsidiaries owns, or has valid licenses to use, all Intellectual Property necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business, or operations of the Company, its Subsidiaries or the Project.

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              (b)  No claim has been asserted and is pending by any Person with respect to the use of any such Intellectual Property in connection with the Project or the conduct of the business of the Company or any of its Subsidiaries, or, to the Company's best knowledge, challenging or questioning the validity or enforceability of any such Intellectual Property (except for any claim or claims arising after the Closing Date which individually or in the aggregate could not, if determined adversely to the Company or such Subsidiary, as applicable, reasonably be expected to have a Material Adverse Effect) and neither the Company nor any of its Subsidiaries knows of any valid basis for any such claim.

              (c) As of the Closing Date, and to the Company's best knowledge, as of any date after the Closing Date on which representations and warranties are made or deemed made under this Agreement, the use or contemplated use of any such Intellectual Property by the Company and any of its Subsidiaries does not infringe the rights of any Person except for any infringement which individually, or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.19. SUFFICIENCY OF PROJECT DOCUMENTS

            Other than such services, materials, property interests, license agreements and other rights that the Company reasonably believes are readily obtainable on commercially reasonable terms, the services to be performed, the materials to be supplied and the property interests, license agreement(s), and other rights granted pursuant to the Project Documents and other Contractual Obligations to which the Company is a party comprise all of the services, materials and property interests required to perform the Project Activities in accordance with all Applicable Laws and the Transaction Documents.

              (b) The Company is not, as of the Closing Date, party to or otherwise obligated in any way under any material Contractual Obligation other than those listed on SCHEDULE 3.19(b) and such Contractual Obligations have not been amended or otherwise modified (by letter agreement or otherwise) as of the Closing Date, except as set forth on SCHEDULE 3.19(b). SCHEDULE 3.19(b) sets forth each Contractual Obligation of the Company and its Subsidiaries or, to the best of the Company's knowledge, any other Person (in either case, as of the Closing Date) which could have a Material Adverse Effect on the validity, perfection, priority, or enforceability of the Collateral owned as of the Closing Date or on the availability of the remedies of the Administrative Agent or the Lenders under the Financing Documents.

         SECTION 3.20. ENVIRONMENTAL MATTERS

            No condition or violation of Environmental Laws exists with respect to the Project, the Company, its Subsidiaries, any property owned or operated by the Company or its Subsidiaries or otherwise that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.21. COMMERCIAL INSURANCE

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            All commercial insurance policies required to be maintained pursuant to Section 5.10 are in full force and effect and all premiums with respect thereto have been paid in full.

         SECTION 3.22. IMMUNITY

            Neither the Company nor any of its Subsidiaries is entitled to claim for itself, any of its assets or the Project (or any portion thereof) immunity from suit, execution, attachment or other legal process in any proceedings in any jurisdiction in connection with any of the Financing Documents to which the Company or any of its Subsidiaries is a party.

         SECTION 3.23. FOREIGN CORRUPT PRACTICES ACT

            Neither the Company nor any of its Subsidiaries nor any of their respective officers, directors, employees, or authorized agents or any of their affiliates which are Controlled by the Company, acting on its behalf, has taken any action in connection with the Project that violates the Foreign Corrupt Practices Act of the United States, if applicable, or any similar law of any other jurisdiction, if applicable.

         SECTION 3.24. FEES AND ENFORCEMENT

            Other than amounts that have been paid (or will, as and when required, have been paid) in full, no fees or Taxes, including without limitation stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity, or enforceability hereof or of any of the other Transaction Documents.

         SECTION 3.25. ENFORCEMENT; PERFORMANCE

            It is not necessary solely (a) in order to execute or enforce any rights in Bermuda under this Agreement or under any other Financing Document to which the Company is a party or (b) by reason of the entry into or performance hereof or of any other Financing Document to which the Company is a party, that the Administrative Agent or any Lender be licensed, qualified or entitled to do business in Bermuda.

         SECTION 3.26. DISPUTES

            As of the Closing Date, (a) there are no material disputes between the Company and the Contractor with respect to amounts owing under the Construction Contract, (b) there are no disputes between the Company and the Contractor with respect to the performance of any obligations under the Construction Contract or otherwise, except those that have been disclosed to the Independent Engineer, (c) to the best of the Company's knowledge, there are no material disputes between Level 3 and the NACS Contractor with respect to amounts owing under the NACS Construction Contract, and (d) to the best of the Company's knowledge, there are no disputes between Level 3 and the NACS Contractor with respect to the performance of any obligations under the NACS Construction Contract or otherwise, except those that have been disclosed to the Independent Engineer.

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         SECTION 3.27. INDEBTEDNESS

            Except pursuant to the Financing Documents, the Company has not incurred any Indebtedness other than Indebtedness permitted pursuant to Section 6.1.

         SECTION 3.28. OTHER ACTS

            All acts, conditions and things required to be done, fulfilled and performed by the Company as of the Closing Date and as of each date this representation and warranty is made or deemed made in order to (a) enable the Company to lawfully enter into or exercise its rights and perform its obligations under the Financing Documents and Project Documents, (b) ensure that the Company's obligations under the Financing Documents and the Project Documents are legal, valid and binding and (c) make the Financing Documents and the Project Documents enforceable, have been done, fulfilled and performed.

         SECTION 3.29. PROJECT COSTS

            The Project Costs (and other costs) set forth in the Project Budget reflect the Company's best estimates of all Project Costs and other costs necessary for the design, development, engineering, acquisition, installation, landing, construction, completion, start-up, testing, ownership, possession and financing of the Project.

         SECTION 3.30. SUBMISSION TO JURISDICTION

            The Company has validly submitted to the jurisdiction of the Courts of the State of New York and the Federal Courts for the Southern District of New York.

         SECTION 3.31. TAXATION

            Since the Closing Date there has been no (a) announced change in tax law or tax treatment applicable to the Company, any of its Subsidiaries or the License Affiliates or (b) tax liability or tax obligation of any kind imposed or to be imposed on the Company, any of its Subsidiaries or the License Affiliates that in either case could reasonably be expected to have a Material Adverse Effect; provided, however, that any threshold percentage set forth in subsections 5.8(b) and 6.23(e) shall be neither determinative nor construed as a benchmark with respect to any such determination.

         SECTION 3.32. REPRESENTATIONS AND WARRANTIES

            All representations and warranties of the Company and its Subsidiaries and, to the Company's knowledge, the Sponsor, contained in the Project Documents are true and correct in all material respects. All representations and warranties of the Company and its Subsidiaries and to the Company's knowledge, the Sponsor, contained in the Security Documents are true and correct in all material respects.

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                                   ARTICLE IV

                                   CONDITIONS

         SECTION 4.1. CLOSING DATE

            The occurrence of the Closing Date shall be subject to the fulfillment of, or waiver in its sole discretion by, each Lender, of each of the following conditions precedent:

              (a) NOTES. The Company shall have duly issued, executed and delivered, upon written request, to each Construction Loan Lender, a Construction Loan Note, dated the Closing Date, with appropriate insertions and in a principal amount equal to such Lender's Construction Loan Commitment.

              (b) AVAILABLE FUNDS. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Company has transferred all available funds of the Company as of the Closing Date to the Construction Account.

              (c) FINANCING DOCUMENTS. The Administrative Agent shall have received each of the following documents, each duly executed and delivered by each of the parties thereto:

                   (i)    this Agreement;

                   (ii) each Security Document, together with (A) the stock certificates representing all of the Capital Stock of the Subsidiaries of the Company, (B) undated stock powers for each stock certificate representing such Capital Stock, executed in blank and delivered by a duly authorized officer of the Company and (C) undated transfer certificates for each stock certificate representing such Capital Stock, executed in blank and delivered by a duly authorized officer of the Company;

                   (iii) the Shareholder Pledge Agreement, together with (A) the stock certificates representing all of the Capital Stock of the Company owned by the Shareholder and FLAG Telecom Japan Limited owned by FLAG Telecom Ireland Limited, (B) undated stock powers for each stock certificate representing such Capital Stock, executed in blank and delivered by a duly authorized officer of Shareholder and FLAG Telecom Ireland Limited (as applicable) and (C) undated transfer certificates for each stock certificate representing such Capital Stock, executed in blank and delivered by a duly authorized officer of Shareholder and FLAG Telecom Ireland Limited (as applicable);

                   (iv)   the Subsidiary Guarantee Agreements;

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                   (v)    the Letter Agreement; and

                   (vi) the Consents, PROVIDED that the acknowledgment of the Contractor Consent by Alcatel shall be executed no later than five (5) days after the Closing Date.

              (d) PROJECT DOCUMENTS. The Administrative Agent shall have received a true and complete copy of each of the following documents, duly certified by a Responsible Officer of the Company as such on the Closing Date, and each in form and substance reasonably satisfactory to the Administrative
Agent:

                   (i) the Construction Contract, together with each amendment and Contract Variation thereto;

                   (ii) the NACS Construction Contract, together with each amendment thereto;

                   (iii)  the Development Agreement;

                   (iv)   the Fiber Pair Agreements;

                   (v)    the Level 3 Guarantee;

                   (vi) the Cable Station Agreements which have been executed prior to the Closing Date;

                   (vii)  the Performance Bonds;

                   (viii) the Backhaul Agreements which have been executed prior to the Closing Date; and

                   (ix) each Capacity Sales Agreement executed by the Company as of the Closing Date, together with each original Capacity Sales Agreement Letter of Credit, if applicable.

              (e) LEGAL OPINIONS. The Administrative Agent shall have received the following opinions of counsel, dated the Closing Date, each in form and substance satisfactory to the Administrative Agent and addressed to each of the Secured Parties:

                   (i) the legal opinions of Bermuda counsel to the Company and the Sponsor, substantially in the forms of EXHIBIT M-1;

                   (ii) the legal opinion of New York counsel to the Company and the Sponsor, substantially in the form of EXHIBIT M-2;

                   (iii) the legal opinion of English counsel to the Company with respect to the Construction Contract and certain other documents, substantially in the form of EXHIBIT M-3;

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                   (iv)   the legal opinion of New York counsel to the
         Administrative Agent and the Lenders, substantially in the form of EXHIBIT M-4;

                   (v) the legal opinion of Hong Kong counsel to the Company and the Sponsor, substantially in the form of EXHIBIT M-5;

                   (vi) the legal opinion of Japanese counsel to the to the Company and the Sponsor, substantially in the form of EXHIBIT M-6;

                   (vii) the legal opinion of Korean counsel to the Company and the Sponsor, substantially in the form of EXHIBIT M-7;

                   (viii) the legal opinion of English counsel to the Company and the Sponsor, substantially in the form of EXHIBIT M-8; and

                   (ix) the legal opinion of Irish counsel to the Company and the Sponsor, substantially in the form of EXHIBIT M-9.

              (f) INDEPENDENT ENGINEER'S REPORT. The Administrative Agent shall have received a report of the Independent Engineer, in form and substance satisfactory to the Administrative Agent.

              (g) MARKET CONSULTANT'S REPORT. The Administrative Agent shall have received a report of the Market Consultant (setting forth, without limitation, projection of revenues of the Project), in form and substance satisfactory to the Administrative Agent.

              (h) INSURANCE ADVISOR'S REPORT. The Administrative Agent shall have received (i) a report of the Insurance Advisor, dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent and (ii) a certificate of the Insurance Advisor, setting forth the types and amounts of insurance obtained by the Contractor and the risks covered thereby.

              (i) PROJECT TIMETABLE; PLAN OF WORK. The Administrative Agent shall have received from the Company (i) a true and complete copy of the Project Timetable, in form and substance satisfactory to the Administrative Agent (after consultation with the Independent Engineer), and (ii) a true and complete copy of the Plan of Work, each duly certified by a Responsible Officer of the Company as such as of the Closing Date.

              (j) PROJECT BUDGET. The Administrative Agent shall have received from the Company the Project Budget, in form and substance satisfactory to each Lender, which sets forth all anticipated costs to be incurred in connection with the construction and start-up of the Project, including, without limitation, all construction and non-construction costs, and all interest, taxes and other carrying costs, and such other information as the Administrative Agent may reasonably request but excluding, for the avoidance of doubt, similar costs in connection with Customer

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Upgrades. The Project Budget will contain an appropriate number of Budget
Categories and will detail (i) the Budget Category Amount for each Budget Category, and (ii) the expenditures to date in each Budget Category, and such other information as the Administrative Agent may reasonably require, together with a balanced statement of uses and sources of proceeds, broken down as to separate con struction phases and components.

              (k) SUFFICIENCY OF FUNDING. The Administrative Agent shall be satisfied that the amounts available under the Construction Funding Facilities, shall be sufficient to pay all remaining Project Costs set forth in the Project Budget.

              (l) DUE AUTHORIZATION; EXECUTION AND DELIVERY. Each of the Transaction Documents contemplated to be executed on or prior to the Closing Date shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on the Closing Date and all conditions precedent to the effectiveness thereof set forth therein shall have been duly satisfied and no event or condition shall have occurred or be continuing that constitutes or, with the giving of notice or lapse of time or both, would constitute a default thereunder or a breach thereof or would give any party thereto the right to terminate any thereof, and the Administrative Agent shall have received evidence as to such authorization, execution and delivery.

              (m) RECORDATION AND FILING. Each of the documents and instruments identified on SCHEDULE 3.11(b) shall have been recorded or filed in the respective places or offices set forth in SCHEDULE 3.11(b), all recording and filing fees with respect thereto shall have been paid and all other actions necessary for the making of the representation in Section 3.11(b) shall have been taken (including, but not limited to, the delivery of a control account agreement with respect to the Company's deposit accounts held with the Administrative Agent).

              (n) TAXES. All Taxes, if any, payable or indemnifiable by the Company on or prior to the Closing Date in connection with the execution, delivery, performance, recording and filing of the Transaction Documents and the documents and instruments described in SCHEDULE 3.11(b), or in connection with the consummation of the transactions contemplated hereby or by the other Financing Documents, shall have been paid in full. The Administrative Agent shall be satisfied (based on discussions with the Independent Engineer) that adequate provision has been made in the Project Budget and the Operating Budget for the payment of all Taxes payable or indemnifiable by the Company arising out of the importation, ownership, use or operation of the Project or any portion thereof within the jurisdictional limits of each Subsidiary.

              (o) REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Company, the Sponsor and the Contractor (i) in this Agreement, in any other Financing Document and in the Construction Contract shall be true and correct in all respects on and as of the Closing Date as if made on and as of the Closing Date and (ii) in any other Project Document shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

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              (p)  LITIGATION. No action, proceeding or investigation shall have been instituted or threatened by or before any Governmental Authority, nor shall any order judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin, limit, restrict or prevent the consummation of any of the transactions contemplated hereby or by the other Transaction Documents.

              (q) ORGANIZATIONAL DOCUMENTS; RESOLUTIONS; INCUMBENCY. The Administrative Agent shall have received from each of the following Persons certified copies of such Person's Organizational Documents and a Certificate of Resolutions and Incumbency:

                   (i)    the Company;

                   (ii)   the Shareholder;

                   (iii)  each Subsidiary of the Company; and

                   (iv) each Affiliate of the Company party to a Financing Document.

              (r) OFFICERS' CERTIFICATES. The Administrative Agent shall have received an Officers' Certificate with respect to the Company and each Subsidiary, each License Affiliate and the Shareholder.

              (s) PROJECTIONS. The Administrative Agent shall have received from the Company operating projections and analysis for the Project certified by a Responsible Officer of the Company as being prepared in good faith in full consideration of all information known to such officer, after due inquiry, as of the Closing Date, a copy of which is annexed as EXHIBIT I or shall be satisfactory in form and substance to the Administrative Agent (the "OPERATING PROJECTIONS"), and sets forth projections of revenues, operating and other expenses and cash flows of the Project and the Cumulative Capacity Sales Revenue, Interest Coverage Ratio and the Present Value Coverage Ratio for each fiscal quarter prior to the Final Maturity Date, in form and substance reasonably satisfactory to the Administrative Agent, of the projected Operating Expenses associated with the Project with respect to each Operating Year prior to the Final Maturity Date, together with the Operating Payments to be received by the Company from the Capacity Purchasers in respect of operation and maintenance payments in such detail and based upon such assumptions as shall be satisfactory to the Administra tive Agent (after consultation with the Independent Engineer).

              (t) NO VIOLATION OF APPLICABLE LAW. The consummation of the transactions contemplated hereby and by the other Transaction Documents shall not violate any Applicable Law.

              (u) MATERIAL ADVERSE CHANGE. (i) No material adverse change in the financial condition, business or operations of the Company, Level 3, the Contractor, (ii) the NACS Contractor or any of their respective Subsidiaries or the Project shall have occurred, and no other

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event shall have occurred which, in either case, could reasonably be expected to have a Material Adverse Effect.

              (v) FINANCIAL STATEMENTS. The Administrative Agent shall have received:

                   (i) the audited balance sheet of FLAG Telecom Holdings Limited as of December 31, 2000;

                   (ii) the most recent annual audited balance sheet and related financial statements of the Contractor and Alcatel; and

                   (iii)  the balance sheet of the Company as of June 30, 2001.

In addition, there shall have been no material adverse change in the financial condition of each such Person since the date of such financial statements.

              (w) AGENT FOR SERVICE OF PROCESS. The Administrative Agent shall have received evidence that the Company has irrevocably appointed an agent for service of process in accordance with Sections 5.18 and 10.9, and that such agent has accepted the appointment and has agreed to forward forthwith to the Company all legal process addressed to such party received by such agent.

              (x) FEES. The Lead Arranger and the Administrative Agent shall have each received all amounts due on the Closing Date under or in connection with any engagement letter and fee letters entered into by the Company with the Lead Arranger and Administrative Agent with respect to the Project.

              (y) PARTICIPATION AGREEMENTS. (i) WestLB shall have received the Participation Agreement, the Participation Voting Agreement and the Collateral Account Security Agreement, each duly executed and delivered by each of the parties thereto and (ii) the collateral account established in connection with the Participation Agreement and the Collateral Account Security Agreement shall be fully funded.

              (z) OTHER MATTERS. The Administrative Agent and the Lenders shall have each received such information, opinions, documents, evidence and copies of such other documents as any of them or their respective counsel may reasonably request, which information, opinions and documents shall be reasonably satisfactory in form and substance to such requesting party.

         SECTION 4.2. LOANS

            The obligation of each Lender to make available Loans on any Borrowing Date shall be subject to the Closing Date having occurred and the fulfillment of, or waiver, in the discretion of the Majority Lenders, of each of the following conditions precedent:

              (a) BORROWING NOTICE. The Administrative Agent shall have received a Borrowing Notice from the Company in accordance with Section 2.3.

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              (b)  EVIDENCE OF PROJECT COSTS. (i) In relation to Construction
Loans only, at least fifteen (15) Business Days prior to the Borrowing Date for such Construction Loan, the Administra tive Agent and the Independent Engineer shall have received a Construction Progress Report, together with a statement of the payments to be made in respect of Project Costs with the proceeds of such Construction Loans, together with the draft Borrowing Notice and other documentation reasonably requested by and satisfactory to the Administrative Agent and with respect to all other items of Project Costs to be paid or advanced with the proceeds of such Construction Loans.

                   (ii) Each Construction Progress Report delivered pursuant to this Section 4.2(b) may provide for an additional amount for payments required to be made prior to the next Construction Loan Borrowing Date but which are not specified in such Construction Progress Report in an amount not to exceed (A) $5,000,000 per calendar month, plus any payments of value added taxes which are expected to become payable prior to the next Borrowing Date and (B) $15,000,000 in the aggregate, plus any payments of value added taxes which are expected to become payable prior to the next Construction Loan Borrowing Date at any time (the "ADDITIONAL BORROWING AMOUNT") which amounts shall be placed into the Current Account; PROVIDED, HOWEVER, that the immediately succeeding Construction Progress Report shall specify in reasonable detail to what payments the Additional Borrowing Amount has been applied.

              (c) SUFFICIENCY OF FUNDING. The Administrative Agent shall be satisfied that the amounts available under the Construction Funding Facilities shall be sufficient to pay all remaining Project Costs set forth in the Project Budget.

              (d) OPEX EQUITY. The OpEx Equity, less any amounts distributed to the Company to repay the Sponsor pursuant to Section 8.8(a), shall have been provided for in full by the Sponsor and deposited into the Pre-Sale Proceeds Account.

              (e) CASH EQUITY CONTRIBUTIONS. The Cash Equity Contributions to the Company shall have been fully applied to the payment of Project Costs.

              (f) ADVANCE PRE-SALES EQUITY. The Advance Pre-Sales Equity shall have been fully applied to the payment of Project Costs.

              (g) CUMULATIVE CAPACITY SALES REVENUE. The Company shall have received Cumulative Capacity Sales Revenue in an aggregate amount of not less than $20,000,000.

              (h) INDEPENDENT ENGINEER'S REPORT; CERTIFICATE. In relation to Construction Loans only, the Administrative Agent shall have received a report of the Independent Engineer within six (6) Business Days of the Independent Engineer's receipt of a Construction Progress Report, reasonably satisfactory in form and substance to the Administrative Agent, to the effect that the

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development of the Project is proceeding satisfactorily in accordance with the scope of the Construction Contract, the NACS Construction Contract, the Backhaul Agreements and the Cable Station Construction Agreements and within the overall Project Budget, and each of the Critical Timetable Events set forth in the Project Timetable to be completed by such date has been completed. The Independent Engineer's report shall also disclose any events or changes that have occurred since the date of the last report delivered to the Lenders that have had or could reasonably be expected to have a Material Adverse Effect. No later than five (5) Business Days prior to such proposed Borrowing Date for such Construction Loan, the Administrative Agent shall have received, with a copy for each Lender if the Administrative Agent so requests, a certificate from the Independent Engineer, dated five (5) Business Days prior to such proposed Borrowing Date and stating that in its reasonable judgment (based upon Contractor and NACS Contractor performance to date in achieving scheduled milestones and upon industry-wide performance and taking into account any changes in resource allocation and in the overall construction program), the Contractor and NACS Contractor will achieve the next Critical Timetable Event on or before the time required in the Project Timetable and the next Acceptance can be expected to occur prior to the Required Applicable Acceptance Date, and the Independent Engineer has received the Construction Progress Report(s) delivered since the preceding Borrowing Date, which shall be true and correct in all material respects, and, in the reasonable judgment of the Independent Engineer, payments made pursuant to the Backhaul Agreements and the Cable Station Agreements have been made in accordance with the provisions of such agreements, payments made to the Contractor have been made in accordance with the provisions of the Construction Contract and payments made to the NACS Contractor have been made in accordance with the provisions of the NACS Construction Contract.

              (i) PERFORMANCE BONDs. (i) The Performance Bonds shall be in full force and effect and in the stated amounts and (ii) the Company Performance Bond shall have been amended or revised to the reasonable satisfaction of the Administrative Agent to provide that drawings thereunder shall be paid to the Company to the Special Payment Account and a notice of assignment shall have been provided in accordance with subsection 2.D) thereof.

              (j) REPRESENTATIONS AND WARRANTIES. All representations and warranties made or deemed made by the Company on the applicable Borrowing Date in this Agreement shall be true and correct in all material respects on and as of such date (unless any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

              (k) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date, or shall occur as a result of giving effect to the extension of credit to be made on such date.

              (l) NO CHANGE IN LAW. No change shall have occurred after the Closing Date in any Applicable Law or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof
(i) which would render void, voidable or invalid or require or cause the cancellation, suspension or termination of any of the Financing Documents

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or any of the Project Documents, and which would in the Administrative Agent's reasonable discretion be likely to have a Material Adverse Effect or (ii) which would cause any of the transactions contemplated hereby to violate any Applicable Law and which would in the Administrative Agent's reasonable discretion be likely to have a Material Adverse Effect.

              (m) PERFECTION OF LIENS AND SECURITY INTEREST. All filings, recordings and other actions that are necessary or, in the judgment of the Administrative Agent, desirable in order to establish, protect and perfect the Administrative Agent's lien on and perfected security interest in (and the First Priority status thereof) all right, title, estate and interest of the Company, its Subsidiaries, each License Affiliate or the Shareholder, as the case may be, in and to the Subject Collateral, shall have been duly made or taken and all fees, taxes and other charges relating to such filings and recordings and other actions shall have been paid in full. The Administrative Agent shall have received authenticated copies, with a copy for each Secured Party, or other evidence of all filings, recordings and other actions obtained or made in order to create and perfect such perfected First Priority lien on and perfected security interest in the Subject Collateral.

              (n) GOVERNMENTAL ACTIONS: RIGHTS-OF-WAY, PERMITS. All Governmental Actions and Rights-of-Way, including the assignment of Governmental Actions and Rights-of-Way to the Company from Level 3 with respect to the NACS (insofar as the same are to be assigned pursuant to the Development Agreement and the Transfer Agreement), set forth in SCHEDULE 3.7(b) and any additional Governmental Actions and Rights-of-Way which are required in accordance with such Schedule or pursuant to Applicable Law to be obtained on or prior to the date of such Construction Loan, shall have been duly obtained or made, shall be in full force and effect and shall be Final. At least ten (10) Business Days prior to the proposed Borrowing Date, the Administrative Agent shall have received (i) copies of such Governmental Actions and Rights-of-Way to the extent such Governmental Actions or Rights-of-Way are in writing or are required to be in writing and (ii) a list of all Governmental Actions or Rights-of-Way which have been obtained and which are not in writing, together with a certificate of a Responsible Officer of the Company setting forth the procedure employed to obtain such Governmental Actions and Rights-of-Way and confirming that such items were not obtainable in writing from the issuer thereof. The Administrative Agent (based on the advice of the Independent Engineer) shall have no reason to believe that any of the Governmental Actions and Rights-of-Way listed in
SCHEDULE 3.7(b) which have not been obtained as of such date will not be obtained prior to the date required in SCHEDULE 3.7(b).

              (o) NO FORCE MAJEURE, ETC. No event of FORCE MAJEURE, or similar event or condition shall exist which permits or requires any party to any of the Project Documents to cancel, suspend or terminate its performance thereunder in accordance with the terms thereof or which could reasonably be expected to excuse any such party from liability for non-performance thereunder, unless cancellation, suspension, termination or non-performance could not reasonably be expected to have a Material Adverse Affect.

              (p) MATERIAL ADVERSE CHANGE. (i) No material adverse change in the financial condition, business or operations of the Company or the Project shall have occurred since the

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Closing Date, (ii) no other event shall have occurred since the Closing Date and
(iii) no material adverse change in the financial condition, business or operations of the Contractor or the NACS Contractor shall have occurred since the Closing Date, which, in the case of either clauses (i), (ii) or (iii), could reasonably be expected to have a Material Adverse Effect.

              (q) PROJECT DOCUMENTS. Each of the Project Documents (other than the Capacity Sales Agreements and other Project Documents not entered into as of the relevant date of determination) shall be in full force and effect, no party thereto shall be in material default thereunder and no condition shall then exist which would permit any party to terminate any such Project Document, unless (i) the party entitled to terminate any such Project Document is the Company and the event or default giving rise to such termination right could not be expected to have a Material Adverse Effect or (ii) the Company is in compliance with Section 6.10 and such Project Document has either been replaced in accordance with Section 6.11, the effect of such termination could not be expected to have a Material Adverse Effect or the Administrative Agent has determined that such Project Document, if terminated, would not need to be replaced. No party to any such Project Document shall have asserted that such Project Document has ceased to be valid and binding and in full force and effect or that such party is no longer obligated to perform under such Project Document unless such assertion, in the reasonable opinion of the Company and the Administrative Agent, has no merit or the effect of such assertion could otherwise not be expected to have a Material Adverse Effect.

              (r) OTHER MATTERS. The Administrative Agent and the Lenders shall have received such information, opinions, documents and copies of such other materials as any of them may reasonably request, which information, opinions, documents and materials shall be in form and substance reasonably satisfactory to such requesting party.

         SECTION 4.3. CONVERSION DATE

            The obligations of the Construction Loan Lenders to convert their respective Construction Loans to Term Loans hereunder shall be subject to the fulfillment, or waiver by the Majority Lenders in their sole discretion, of each of the following conditions precedent, together with each of the conditions set forth in Section 4.2(j) through (m) and (o) through (r).

              (a) TERM LOAN NOTES AND RELATED CERTIFICATE. Upon written request, each Construction Loan Lender may receive a Term Loan Note in the principal amount of such Lender's Term Loans as determined as of the Conversion Date, each such Note dated the Conversion Date and duly executed and delivered by the Company, in exchange for the return to the Company of the outstanding Construction Loan Notes held by each Lender who requested such Term Loan Notes, each marked "Canceled". In addition, the Administrative Agent shall have received from the Company a certificate of a Responsible Officer setting forth the amount of the Term Loans created on the Conversion Date, together with such additional information for the Administrative Agent to verify the conclusions set forth therein.

              (b) PAYMENT OF PROJECT COSTS. All Project Costs and other costs set forth in the

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Project Budget, scheduled to have been paid from the proceeds of amounts to be funded under this Agreement and from the Cash Equity Contributions, the Level 3 Proceeds or the Advance Pre-Sales Equity shall have been paid in full, including Residual Project Costs funded from the Construction Account in accordance with Sections 8.9(b), or other support arrangements which are satisfactory to the Administrative Agent shall have been made for the payment thereof.

              (c) CUMULATIVE CAPACITY SALES REVENUE. The Company shall have received Cumulative Capacity Sales Revenue PLUS Operating Payments and/or Capacity Commitments, provided such Capacity Commitments shall be due and payable no later than six (6) months after the Conversion Date, in an aggregate amount of not less than $70,000,000.

              (d) BACKHAUL COMPLETION AND CABLE BUILDINGS. The Backhaul Elements and the Cable Buildings shall be ready for service as certified by the Independent Engineer.

              (e) GOVERNMENTAL ACTIONS; RIGHTS-OF-WAY. All Governmental Actions and Rights-of-Way set forth in SCHEDULE 3.7(b) and any additional Governmental Actions and Rights-of-Way which are required in accordance with such Schedule or pursuant to Applicable Law to be obtained on or prior to the Conversion Date shall have been duly obtained or made, shall be in full force and effect and shall be Final, and a copy of each such Governmental Action and Right-of-Way (to the extent such Governmental Action is in writing or is required to be in writing pursuant to SCHEDULE 3.7(b)) shall have been delivered to the Administrative Agent, together with a certificate of all Governmental Actions which were obtained by the Company by a means other than in writing. The Administrative Agent (based on the advice of the Independent Engineer) shall have no reason to believe that any of the Governmental Actions and Rights-of-Way listed in SCHEDULE 3.7(b) which have not been obtained as of such date will not be obtained prior to the date required in SCHEDULE 3.7(b).

              (f) OPERATING BUDGET; REVISED OPERATING PROJECTIONS. The Administrative Agent shall have received (i) an Operating Budget covering the first Operating Year of the Project, which shall be in form and substance reasonably satisfactory to the Administrative Agent (upon consultation with the Independent Engineer) and (ii) revised Operating Projections, prepared in a manner consistent with the Operating Projections delivered pursuant to Section 4.1(s), in each case certified by a Responsible Officer of the Company as being prepared in good faith in full consideration of all information known to such officer, after due inquiry, as of the Conversion Date.

              (g) PERFORMANCE BONDS. The Performance Bonds shall be in full force and effect and in the stated amounts.

              (h) DUE AUTHORIZATION; EXECUTION AND DELIVERY. Each of the Transaction Documents (other than the Capacity Sales Agreements and other Project Documents not entered into as of the relevant date of determination) shall be in full force and effect without any event or condition having occurred or existing that constitutes or, with the giving of notice or lapse of time or both, would constitute a default thereunder or a breach thereof or would give any party thereto the right

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to terminate any thereof, unless, with respect to Project Documents only (i) the party entitled to terminate any such Project Document is the Company and the event or default giving rise to such termination right could not be expected to have a Material Adverse Effect or (ii) the Company is in compliance with Section
6.10 and such Project Document has either been replaced in accordance with
Section 6.11, the effect of such termination could not be expected to have a Material Adverse Effect or the Administrative Agent has determined that such Project Document, if terminated, would not need to be replaced. No party to any such Project Document shall have asserted that such Project Document has ceased to be valid and binding and in full force and effect or that such party is no longer obligated to perform under such Project Document unless such assertion, in the reasonable opinion of the Company and the Administrative Agent, has no merit or the effect of such assertion could otherwise not be expected to have a Material Adverse Effect..

              (i) INSURANCE ADVISOR'S REPORT. The Administrative Agent shall have received a certificate from a Responsible Officer of the Company, dated as of the Conversion Date, stating (i) the types and amounts of insurance obtained by the Company, or an Affiliate of the Company for the benefit of the Company, as per the original Insurance Advisor's report delivered pursuant to Section 4.1(h) and (ii) that such insurance is in full force and effect.

              (j) ACCEPTANCE (FINAL PHASE). Acceptance (Final Phase) shall have occurred by the Required Applicable Acceptance Date and the Administrative Agent shall have received by such date a duly executed Certificate of Provisional Acceptance (Final Phase 2) or Certificate of Commercial Acceptance (Final Phase).

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

         Until all the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other obligations payable hereunder and under the other Financing Documents shall have been paid in full the Company covenants and agrees with the Administrative Agent and the Lenders that (except as permitted by the applicable Lenders in accordance with Section 10.2):

         SECTION 5.1. COMPLETION OF THE PROJECT

            The Company shall cause the Project to be duly constructed and completed in accordance with all applicable international, national, state and local engineering, construction and safety codes and standards and in accordance with the Specifications. The Company shall provide (I) to the Independent Engineer a copy of each report furnished by (a) the Contractor to the Company pursuant to the Construction Contract and the NACS Contractor pursuant to the NACS Construction Contract, (b) any contractor or other counterparty pursuant to the Backhaul

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Agreements, and (c) any contractor or other counterparty pursuant to the Cable
Station Construction Agreements and (II) to the Administrative Agent the Company's monthly Project report and shall respond, and shall cause the Contractor and any contractor or other counterparty to a Backhaul Agreement or the Cable Station Construction Agreements (including the Sponsor or any Affiliate thereof) to respond, to the Independent Engineer's reasonable inquiries regarding such Person's performance of its work under the Construction Contract, any Backhaul Agreement and any Cable Station Construction Agreements.

         SECTION 5.2. FINANCIAL STATEMENTS AND OTHER INFORMATION

            The Company shall deliver to the Administrative Agent the following:

              (a) within ninety (90) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related consolidated statements of income, retained earnings and change in cash flow as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent (without qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries in accordance with GAAP consistently applied;

              (b) within forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ending on the last day of the fiscal quarter in which the Closing Date occurs), a consolidated balance sheet of the Company as of the end of such fiscal quarter and the related consolidated statements of income, retained earnings and change in cash flow for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officer of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

              (c) concurrently with any delivery of the financial statements referred to in clauses (a) and (b), a certificate of a Responsible Officer of the Company certifying to such officer's knowledge whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

              (d) concurrently with any delivery of the financial statements referred to in clause (a), a certificate of the independent public accountants who certified such financial statements, if available from such independent public accountants, stating that in making the examination necessary to the audit thereof no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (which certificate may be limited to the extent permitted by accounting rules or guidelines);

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              (e)  following the Conversion Date, simultaneously with the delivery of any Expense Certificate in accordance with Section 8.11(a), to the Administrative Agent only, a certificate of a Responsible Officer of the Company setting forth all Operating Expenses, capital expenditures and income taxes paid out of the Current Account since the date of the last Expense Certificate;

              (f) promptly after its receipt, copies, to the extent in writing (or, to the extent not in writing, a certificate of a Responsible Officer of the Company setting forth each Governmental Action or Right-of-Way obtained which is not in writing and the procedure employed for obtaining such Governmental Action or Right-of-Way) of each Governmental Action or Right-of-Way obtained or made by the Company, or obtained or made by the Contractor and delivered to the Company pursuant to the Construction Contract or obtained or made by the NACS Contractor or Level 3 and delivered to the Company pursuant to the NACS Construction Contract or the Development Agreement, as applicable;

              (g) promptly after the Company's delivery thereof or receipt thereof, as the case may be, a copy of each material notice, document, report, demand or other communication (not to include routine correspondence) delivered pursuant to any Project Document or otherwise, and a copy of each financial statement of any party to a Project Document (other than the Company) received by the Company pursuant to any Project Document; and

              (h) such other information respecting the conditions or operations, financial or otherwise, of the Company or any Subsidiary thereof as the Administrative Agent may from time to time reasonably request.

         SECTION 5.3. REPORTS; OTHER INFORMATION

            The Company shall deliver to the Administrative Agent (and the Administrative Agent shall provide copies to each Lender) within thirty (30) days after the end of each fiscal quarter (commencing with the first fiscal quarter ending after the Closing Date) a report which sets forth (i) the aggregate proceeds received in respect of the sale, lease or other disposition of Capacity since the end of the previous fiscal quarter, (ii) the aggregate amount of Capacity Commitments due, but not yet paid, as at the end of such fiscal quarter and the date such Capacity Commitments became due, (iii) a list of the Capacity Purchasers who have purchased or leased Capacity and the aggregate dollar value of Capacity acquired by each such Capacity Purchaser during such fiscal quarter, (iv) the aggregate STM-1s disposed of during such fiscal quarter, (v) any termination of commitments for the sale, lease or other disposition of Capacity during such fiscal quarter, (vi) the aggregate amount of Capacity disposed of for non-cash consideration during such fiscal quarter, and
(vii) any and all rebates or other returns of cash to Capacity Purchasers during such fiscal quarter.

              (b) The Company shall deliver to the Administrative Agent (and the Administra tive Agent shall provide copies to each Lender) within twenty
(20) days after the end of each fiscal quarter falling after the fiscal quarter in which the Conversion Date occurs, a certificate of a Responsible Officer of the Company setting forth reasonably detailed calculations of the

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Cumulative Capacity Sales Revenue, Interest Coverage Ratio and Present Value
Coverage Ratio, in each case calculated as of the end of such fiscal quarter in accordance with Sections 6.28, 6.29 and 6.30, and if such calculations demonstrate that a Designated Event shall have occurred and be continuing, a certification thereof.

              (c) Within three Business Days prior to each Principal Payment Date, the Company shall deliver to the Administrative Agent (and the Administrative Agent shall provide copies to each Lender) a certificate setting forth the Required Balance with respect to the Debt Reserve Account and the Capacity Upgrades Reserve Account, as of such Principal Payment Date.

              (d) The Company shall deliver to the Administrative Agent each new Pricing Schedule effective upon its adoption.

              (e) The Company shall deliver to the Administrative Agent (and the Administra tive Agent shall provide copies to each Lender) each Certificate of Provisional Acceptance or Certificate of Commercial Acceptance each of which shall be duly endorsed by the Company and the Independent Engineer within five
(5) Business Days of the date of the applicable Acceptance Date.

              (f) The Company shall notify the Administrative Agent of its intent to enter into the Transfer Agreement no later than ten (10) days prior to the proposed date for entering into such document.

         SECTION 5.4. PAYMENT OF OBLIGATIONS

            The Company shall pay, and shall cause each of its Subsidiaries to pay, at or before maturity or before they become delinquent, as the case may be, all its obligations under the Financing Documents and all its other material obligations of whatever nature, except, with respect to such other material obligations, where the amount or validity thereof is subject to a Contest.

         SECTION 5.5. EXISTENCE

            The Company shall do or cause to be done, and shall cause each of its Subsidiaries to do or cause to be done, all things necessary to preserve, renew and keep in full force and effect its legal existence and take all reasonable action to maintain all rights, privileges and franchises material, necessary or desirable in the normal conduct of its business except where the failure to maintain such rights, privileges and franchises, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.6. COMPLIANCE WITH LAWS

            The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all Applicable Laws (including, without limitation, all Environmental Laws and

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Governmental Actions) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.7. PERFORMANCE AND ENFORCEMENT OF AGREEMENTS

            The Company shall, and shall cause each of its Subsidiaries to, observe in all material respects the covenants and agreements of the Company or such Subsidiary, as the case may be, contained in each Transaction Document and all of its other material obligations contained in each other document to which the Company or such Subsidiary is a party. The Company shall, and shall cause each of its Subsidiaries to, enforce in a diligent and commercially reasonable manner all of its rights under the Transaction Documents, unless forbearance is commercially reasonable.

         SECTION 5.8. TAXES AND CLAIMS

            The Company shall, and shall cause each of its Subsidiaries to, pay and discharge all Taxes lawfully imposed on it or on its income or profits or on any of its property and all other lawful claims prior to the date on which penalties attach thereto unless such Tax or claim is subject to a Contest.

              (b) The Company shall use its best efforts to, and shall cause each of its Subsidiaries to use its best efforts to, maintain and keep in full force and effect all clearance rulings, decrees or similar items necessary to continue the exemption of the Company or such Subsidiary from the impositions of any Tax or similar charge on which the Company or such Subsidiary is relying (other than, with respect to any Operating Year, (i) value added taxes payable in connection with sales of Capacity and (ii) any other Taxes and other charges in an aggregate amount equivalent to a rate not exceeding 150% of the tax rate assumed in the Project Budget or Operating Budget (as applicable) for Taxes with respect to such Operating Year).

         SECTION 5.9. NOTICES

            The Company shall, promptly after a Responsible Officer of the Company has knowledge thereof, give written notice to the Administrative Agent (and the Administrative Agent shall provide copies to each Lender) of:

              (a) the occurrence of any Default, Event of Default or Event of Loss;

              (b) any payment default under any Project Document (i) in an amount in excess of $1,000,000 or (ii) in an amount in excess of $500,000 if such amount is deemed uncollectible by the Company or has been outstanding for greater than 60 days;

              (c) any litigation or similar proceeding affecting the Company, any of its Subsidiaries or the Project (or any portion thereof) or concerning any Governmental Action relating to the

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Project (including any Governmental Action between any Capacity Purchaser and any Governmental Authority), which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

              (d) any proceeding by or before any tax regulatory authority contesting the tax position of the Company or any of its Subsidiaries if the resolution of such proceeding could result in an increased liability in excess of $1,000,000;

              (e) any event constituting FORCE MAJEURE under any Principal Project Document which may have a material adverse impact on the Project;

              (f) the cancellation or revocation of any material Governmental Actions, Rights-of-Way or other consents or approvals or the failure to obtain, maintain or renew and keep in full force and effect any material Governmental Actions, Rights-of-Way or other consents or approvals;

              (g) any Lien (other than Permitted Liens) against any Collateral or any portion of the Project;

              (h) the initiation of any condemnation or expropriation or similar proceedings against any of the Collateral or the Project or any portion thereof;

              (i) any proposed change or supplement to the configuration of the Project approved by the Company's Board of Directors or of any event which could lead to a change, supplement or breakage in the system configuration (as described in the Construction Contract, the NACS Construction Contract, the Cable Station Construction Agreements and the Cable Station Agreements (if applicable)), including, without limitation, a change in any landing point (not covered by a disclosed contingency plan) and the addition or removal of a city therefrom;

              (j) any issuance or proposed issuance of any class of Capital Stock of the Company, or of any sale or proposed sale of any Capital Stock of the Company;

              (k) its intent to enter into any material amendment to any Principal Project Document (excluding Capacity Sales Agreements to the extent such amendment is on commercially reasonable terms) or the FLAG Guarantee, together with a draft thereof prior to its execution as well as an executed counterpart upon execution;

              (l) any interruption in the operation of the Project (or any portion thereof) of which the Company generally notifies its customers; and

              (m) any other event, fact or development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 5.10. INSURANCE

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            The Company shall purchase, or shall cause to be purchased, no later than thirty (30) days after the Closing Date, insurance complying with the provisions of subsection 5.10(b) and shall promptly deliver to the Administrative Agent (i) certificates of insurance signed in each case by the insurer or an agent authorized to bind the insurer (or other evidence of insurance reasonably satisfactory to the Administrative Agent) and (ii) a certificate of the Insurance Advisor, setting forth the types and amounts of insurance obtained by the Company, or obtained by an Affiliate of the Company for the benefit of the Company, and the risks covered thereby, and stating that such insurance is in full force and effect, complies with the requirements of subsection 5.10(b) and that all currently due premiums therefor have been paid in full.

              (b) The Company shall, and shall cause each of its Subsidiaries and the License Affiliates to, at all times carry and maintain or cause to be carried and maintained the insurance set forth in SCHEDULE 5.10. All such insurance shall comply with the other provisions set forth in SCHEDULE 5.10. The Company shall promptly deliver one true and com plete copy of each insurance policy requested by the Administrative Agent, duly certified by a Responsible Officer of the Company.

         SECTION 5.11. FISCAL YEAR

            The fiscal year of the Company and its Subsidiaries shall be the twelve-month period ending on December 31 of each year.

         SECTION 5.12. USE OF PROCEEDS

            The proceeds of the Construction/Term Loans shall be used to finance the Project Costs in accordance with the Schedule of Sources and Uses.

         SECTION 5.13. INTEREST RATE PROTECTION

            The Company shall, (i) within three (3) months after the Closing Date, enter into one or more Interest Hedging Agreements to hedge the Company's interest rate exposure on at least 50% of the projected outstanding Loans until three (3) months after the projected Conversion Date and (ii) within three (3) months after the Conversion Date, enter into one or more Interest Hedging Agreements to hedge the Company's interest rate exposure on at least 50% of the outstanding Term Loans from time to time for a period of at least three (3) years from the Conversion Date, all on terms reasonably satisfactory to the Administrative Agent.

         SECTION 5.14. CAPACITY SALES AGREEMENT LETTERS OF CREDIT

            The Company shall cause any and all reimbursement obligations related to each letter of credit that is issued in support of a Capacity Purchaser's payment obligations under a Capacity

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Sales Agreement to be on a non-recourse basis with respect to the Company, its revenues, property and other assets (including, without limitation, the Project and any portion thereof), other than in respect of limited recourse obligations in favor of certain providers of Capacity Sales Agreement Letters of Credit, but only to the extent such recourse is limited to a Permitted Lien on the Company's rights under the corresponding Capacity Sales Agreement.

         SECTION 5.15. GOVERNMENTAL ACTIONS AND RIGHTS-OF-WAY

            The Company shall obtain, or cause to be obtained, and maintain, or cause to be maintained, in full force and effect all material Governmental Actions, Rights-of-Way and other consents and approvals as are at the time necessary in order for the Company and its Subsidiaries, (a) to operate and maintain the Project in accordance with the Operating Budget, (b) to transfer Capacity and (c) to perform all other Project Activities, except where the failure to obtain or maintain such Governmental Actions, Rights-of-Way, consents or approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.16. COOPERATION WITH INDEPENDENT ENGINEER

            The Company shall keep the Independent Engineer fully informed on a timely basis with respect to (a) capital expenditures for the Project and (b) prior to the Acceptance Date (Final Phase), all material matters relating to the Project, and shall meet (and use its best efforts to cause the Contractor and NACS Contractor to meet) the Independent Engineer at reasonable times and upon reasonable notice to discuss any of the foregoing. The Independent Engineer shall be provided full access to the Project, on the provision of reasonable notice, for the purpose of satisfying the provisions of this Agreement.

         SECTION 5.17. REVENUE ACCOUNT

            Subject to Section 8.2, the Company shall deposit, and shall direct others (including all of its Subsidiaries) to pay or deposit, all Project Revenues after the Conversion Date directly into the Revenue Account as required by Article VIII.

         SECTION 5.18. MAINTENANCE OF PROCESS AGENT

            The Company shall, and shall cause each of its Subsidiaries to, maintain in New York, New York a Person acting as agent to receive on its behalf service of process pursuant to Section 10.9(e).

         SECTION 5.19. SYSTEM OPERATION AND MAINTENANCE

            The Company shall cause the Project to be operated and maintained in an efficient and business-like manner and (consistent with Section 5.7) in accordance with the terms of the Project Documents.

         SECTION 5.20. EVENT OF LOSS

            The Company shall immediately notify the Administra tive Agent in writing (and the

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Administrative Agent shall provide copies to each Lender) of the occurrence of an Event of Loss and, unless the affected portion of the Project is being repaired, replaced or restored in accordance with Section 5.20(b), the Company shall deliver to the Administrative Agent within thirty (30) days of the occurrence of such Event of Loss, a certificate of a Responsible Officer of the Company (the "EOL COMPLIANCE CERTIFICATE") certifying as to the Present Value Coverage Ratio as of the last day of the immediately preceding calendar quarter (but recalculated to give effect to such Event of Loss).

              (b) If an Event of Loss shall occur or a Special Payment shall be made and no Event of Default shall have occurred and be continuing and (i) in the Independent Engineer's reasonable opinion it is technically feasible to restore, rebuild or replace the affected portion of the Project within six (6) months, (ii) in the Administrative Agent's reasonable opinion (after consultation with the Consultants) there are or will be sufficient funds available to the Company (from Permitted Sources, Special Payments, proceeds of insurance and/or other sources permitted by the Majority Lenders) to (x) restore, rebuild or replace the affected portion of the Project so that the Project will be able to operate substantially as reliably and efficiently (and with a comparable market value) as the Project operated (and was valued) prior to such event (and in any event on a basis sufficient to pay the Loans and all other obligations owing to the Lenders), (y) pay all cash operating and maintenance costs and all the principal of, and interest on and all fees with respect to, the Loans and to pay all other Obligations coming due prior to the time such restoration, rebuilding or replacement is completed and (z) pay all obligations to any Capacity Purchaser which may be coming due prior to the time such restoration, rebuilding or replacement is completed (as a result of such Event of Loss or otherwise), (iii) no party to any Project Document shall have the right to terminate such Project Document at any time during the period of restoration, rebuilding or replacement as a result of any such Event of Loss unless, with respect to such Project Document, such termination could not reasonably be expected to have a Material Adverse Effect, and (iv) in the Independent Engineer's reasonable opinion, it is reasonably likely that the Company (or other applicable Persons) will have as and when needed all Rights of Way and permits necessary to restore, rebuild or replace the affected portion of the Project, then the Company, at its sole cost and expense, shall restore, rebuild or replace the affected portion of the Project.

         SECTION 5.21. BOOKS AND RECORDS; INSPECTION RIGHTS

           The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company shall, and shall cause each of its Subsidiaries to, permit any representative of the Lenders designated by the Administrative Agent, (as applicable) upon reasonable prior notice, to visit and inspect its properties, to examine and make copies from its books and records and to discuss its affairs, finances and condition with its officers and its independent accountants, all at such reasonable times and as often as reasonably requested. The Company agrees that the Administrative Agent, the Independent Engineer and each other advisor to the Lenders (at the Company's expense), may visit the

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Company's executive offices, any other portion of the Project, each site where
Work is being performed (in each case, only to the extent of the Company's rights of access thereto) and other properties owned by the Company or any of its Subsidiaries at any and all reasonable times during normal business hours, upon reasonable advance notice.

              (b) The Administrative Agent, the Independent Engineer and each other advisor to the Lenders will be given access, to the extent within the possession or control of the Company or any of its Subsidiaries or to the extent the Company or any of its Subsidiaries has rights of access, to (i) all Design Documents (including, without limitation, data relating to any proposed design changes in the Project), (ii) quality control data, (iii) invoices, including invoices issued in connection with the NACS Construction Contract, relating to construction progress and to services to be performed and materials to be supplied on a cost reimbursement basis, and invoices relied on by the Contractor in verifying construction progress to the extent the Company or any of its Subsidiaries has received the same, (iv) contracts relating to the engineering of, the procurement of services, equipment, supplies or other materials for, or the construction of, the Project and (v) all other data relating to the Project as may be reasonably requested by the Administrative Agent or the Independent Engineer.

         SECTION 5.22. FOREIGN CORRUPT PRACTICES ACT

           The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with the Foreign Corrupt Practices Act of the United States, or any similar law of any other jurisdiction, if applicable.

         SECTION 5.23. INTELLECTUAL PROPERTY.

           The Company shall own, or shall have valid licenses to use, and shall cause each of its Subsidiaries to own or have valid licenses to use, all Intellectual Property as and when necessary for the conduct of its business as currently conducted by it and proposed to be conducted that are material to the condition (financial or other), business or operations of the Company and its Subsidiaries, taken as a whole, or the Project.

              (b) The Company shall, and shall cause each of its Subsidiaries to, take all reasonably necessary steps to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, any material item of the Intellectual Property owned by the Company or such Subsidiary, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference proceedings and the payment of appropriate fees, except where the failure to so maintain, obtain or pursue could not reasonably be expected to have a Material Adverse Effect.

              (c) The Company shall, prior to the end of the Warranty Period, enter into software maintenance agreements and software licensing agreements on terms reasonably satisfactory to the Administrative Agent and the Independent Engineer.

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         SECTION 5.24. OPERATING BUDGETS AND OPERATING REPORTS

           Prior to the Conversion Date, and after prior review by and discussion with the Administrative Agent (after consultation with the Independent Engineer), the Company will adopt an operating budget (the "OPERATING BUDGET") for the initial Operating Year. The Operating Budget will contain such line items as are satisfactory to the Company, the Administrative Agent and the Independent Engineer, including a line item estimate of project revenues and cash operating costs for the forthcoming Operating Year and accompanying textual guidance to the budget items. No fewer than thirty (30) days prior to the beginning of each Operating Year of the Company thereafter, and after prior review by and discussion with the Administrative Agent (after consultation with the Independent Engineer), the Company will similarly adopt an Operating Budget for the ensuing Operating Year of the Company PROVIDED in no event shall any Operating Budget provide for capital expenditures (other than in respect of Capacity Upgrades) in excess of $6,000,000 for such Operating Year. Copies of the Operating Budget for each such Operating Year shall be delivered promptly to the Administrative Agent and the Lenders together with an update of the Operating Projections.

         SECTION 5.25. SPARE PARTS

           The Company shall maintain, on and after each applicable Acceptance, at each maintenance depot such spare parts, test and maintenance equipment, tools and consumables with respect to the applicable Phase as are customary in accordance with the practices, standards and procedures for operators of fiberoptic cables.

         SECTION 5.26. MATERIAL REAL ESTATE ASSETS

           In the event that the Company or any Subsidiary thereof acquires an interest in, or a Real Estate Asset becomes, a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Security Documents in favor of Administrative Agent for the benefit of the Secured Parties, then the Company or such Subsidiary, contemporaneously with acquiring the interest in such Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates, or any other documents as the Administrative Agent shall reasonably request, to create in favor of Administrative Agent for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Real Estate Assets, (subject to such exclusions to title insurance coverage as may be provided under Applicable Law).

         SECTION 5.27. NOTICES OF ASSIGNMENT

           The Company shall notify all account debtors under all accounts and general intangibles for money due of the First Priority security interest of the Administrative Agent pursuant to the Company Security Agreements. Such notice shall either be incorporated into the relevant agreements giving rise to such accounts or general intangibles or the Company shall send a

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separate notice to the account debtor. Any such notice (whether included in the relevant agreement or a separate notice) shall be in the form applicable to the relevant Company Security Agreement.

         SECTION 5.28. NACS TRANSFER

           Concurrently with the occurrence of the Transfer Date, or as soon as practicable thereafter, if and to the extent the Transfer Date occurs, the Company shall:

              (a) deliver to the Administrative Agent a true and complete copy of the Transfer Agreement, duly certified by a Responsible Officer of the Company substantially in accordance with the transfer principles contained in the Development Agreement;

              (b) in accordance with the Security Documents, pledge and assign all assets (including the NACS Construction Contract and, to the extent possible, all related material permits) in favor of the Administrative Agent as Collateral for the benefit of the Secured Parties;

              (c) deliver to the Administrative Agent a certificate from a Responsible Officer of the Company confirming that in accordance with the Development Agreement, the Company has effectively assumed from Level 3 (i) all the material rights and obligations of Level 3 under the NACS Construction Contract, (ii) to the extent possible, all material permits issued in connection with the NACS Construction Contract, and (iii) all other agreements necessary to effect the transfer of NACS to the Company;

              (d) have been appointed the System Manager under the NACS Construction Contract in accordance with Article 6 of the NACS Construction Contract;

              (e) have delivered to the Administrative Agent a consent to assignment of the NACS Construction Contract, duly executed by each of the NACS Contractor and the Company, substantially in the form of EXHIBIT H attached hereto; and

              (f) have filed all reports and/or received all approvals necessary with any Governmental Authorities which are necessary to operate the FNAL System after the Transfer Date.

         SECTION 5.29. FOREIGN LICENSES - JAPAN

           The Company shall (i) by the relevant Critical Timetable Event cause a wholly-owned Subsidiary or an Affiliate of the Company to submit an application to both the Ministry of Public Management, Home Affairs, Posts and Telecommunica tions and the Minister thereof, with a copy to the Administrative Agent, for a telecommunications license in Japan, (ii) thereafter, send copies to the Administrative Agent of all correspondence sent to, and received from, both the Ministry of Public Management, Home Affairs, Posts and Telecommunications and the Minister thereof, with respect to such application and (iii) use its best efforts to ensure that a Subsidiary or Affiliate is granted such telecommunications license.

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              (b)  If a wholly-owned Subsidiary of the Company has not received the license referred to in clause (a) above and such license shall not be in full force and effect by the end of September 2002, then either (i) 100% of the shares of FLAG Telecom Japan Limited shall be transferred to the Company so that FLAG Telecom Japan Limited will be a wholly-owned Subsidiary of the Company, and the Company and FLAG Telecom Japan Limited shall comply with the provisions of
Section 6.23 or (ii) the telecommunications license and all assets with respect to the FNAL System (including, without limitation, real estate) owned by FLAG Telecom Japan Limited shall be transferred to the Company or a newly created wholly-owned Subsidiary of the Company, and the Company and such Subsidiary shall comply with the provisions of Section 6.23.

              (c) If the Company fails to comply with Section 5.29(b) above, then it shall not be an Event of Default, but the percentage cash sweep in
Section 8.11(b)"sixth" shall be increased to 100% of the remaining cash available in the Revenue Account for so long as it so fails to comply.

         SECTION 5.30. FOREIGN LICENSES - HONG KONG

           The Company shall (i) by the relevant Critical Timetable event cause a wholly-owned Subsidiary or an Affiliate of the Company to submit an application to the Office of the Telecommunications Authority of Hong Kong ("OFTA"), with a copy to the Administrative Agent, for a telecommunications license in Hong Kong, (ii) thereafter, send copies to the Administrative Agent of all correspondence sent to, and received from OFTA, with respect to such application and (iii) use its best efforts to ensure that a Subsidiary or Affiliate is granted such telecommunications license.

              (b) If a wholly-owned Subsidiary of the Company has not received the license referred to in clause (a) above and such license shall not be in full force and effect by the end of July 2002, then either (i) 100% of the shares of FLAG Telecom Asia Limited shall be transferred to the Company so that FLAG Telecom Asia Limited will be a wholly-owned Subsidiary of the Company, and the Company and FLAG Telecom Asia Limited shall comply with the provisions of
Section 6.23 or (ii) the telecommunications license and all assets with respect to the FNAL System (including, without limitation, real estate) owned by FLAG Telecom Asia Limited shall be transferred to the Company or a newly created wholly-owned Subsidiary of the Company, and the Company and such Subsidiary shall comply with the provisions of Section 6.23.

              (c) If the Company fails to comply with Section 5.30(b) above, then it shall not be an Event of Default, but the percentage cash sweep in
Section 8.11(b)"sixth" shall be increased to 100% of the remaining cash available in the Revenue Account for so long as it so fails to comply.

         SECTION 5.31. FOREIGN SECURITY

           Notwithstanding anything to the contrary set forth in Section 6.23, the Company shall

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take all steps necessary, and as may be required by the Administra tive Agent, to ensure that the Administrative Agent has a First Priority security interest in all Collateral, including (i) entering, or causing a Subsidiary or Affiliate incorporated in Taiwan and related to the FNAL System to enter into, a security agreement in the form of the Company Security Agreement (Taiwan), upon the Company or such Subsidiary or Affiliate acquiring assets or entering into contracts in Taiwan, (ii) causing a Subsidiary incorporated in Japan and related to the FNAL System to enter into a security agreement in the form of the Company Security Agreement (Japan) upon the Company or such Subsidiary acquiring assets or entering into contracts in Japan pursuant to the requirements of Section 5.29, (iii) causing a Subsidiary incorporated in Hong Kong and related to the FNAL System to enter into a security agreement in the form of the Company Security Agreement (Hong Kong) upon the Company or such Subsidiary acquiring assets or entering into contracts in Hong Kong pursuant to the requirements of
Section 5.30, (iv) complying with, or causing any such Subsidiaries referred to in this Section 5.31 to comply with, Sections 6.23(b)(i), (c), (d) and (f), whether or not wholly-owned and (v) using, or causing its Subsidiary FLAG Telecom Korea Limited to use, its commercially reasonable efforts to obtain consent from the Bank of Korea with respect to such Subsidiary entering into the Subsidiary Guarantee Agreement and any other Company Security Agreements (Korea) as applicable and, upon such consent being given, causing such Subsidiary to enter into such Security Documents.

         SECTION 5.32. FURTHER ASSURANCES

           The Company shall cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Administrative Agent from time to time may reasonably request in order to carry out more effectively the intent and purposes hereof and of the other Financing Documents, including with respect to the maintenance of perfection of all Subject Collateral.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Until all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other obligations payable hereunder and under the other Financing Documents have been paid in full, the Company covenants and agrees with the Administrative Agent and the Lenders that (except as otherwise permitted by the applicable Lenders in accordance with Section 10.2):

         SECTION 6.1. INDEBTEDNESS

           The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

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              (a)  Indebtedness of the Company incurred under the Financing
Documents and in respect of the Obligations and the Guaranty of such Indebtedness by any Subsidiary of the Company;

              (b) Capital Lease Obligations of the Company or any Subsidiary permitted by Section 6.15;

              (c) Indebtedness of the Company under, or constituting net exposure under, Interest Hedging Agreements entered into in accordance with
Section 5.13 or otherwise permitted by the Administrative Agent;

              (d) Indebtedness of the Company or any Subsidiary under any Permitted Sale Leaseback;

              (e) unsecured Indebtedness of the Company or any Subsidiary owing to the Shareholder, the Sponsor or to any Affiliate, the principal of which is payable only after the repayment of the Obligations, which is expressly subordinated to the Obligations and which contains terms (including terms with respect to subordination) that are satisfactory to the Administrative Agent (which terms shall (i) include that, upon any foreclosure with respect to the Capital Stock of the Company, such Indebtedness shall only be payable from the excess proceeds of such foreclosure after application of such proceeds to the Obligations, and (ii) provide for no cash interest payments, except for cash interest payments to the extent and only to the extent funds are actually made available to the Company in accordance with clause "sixth" of Section 8.11(b) and only if no Default, Event of Default or Designated Event shall have occurred and be continuing);

              (f) any other unsecured Indebtedness of the Company or any Subsidiary owing to any other Person which is expressly subordinated to the Obligations and which contains terms (including with respect to subordination) that are satisfactory to the Administrative Agent; PROVIDED, HOWEVER, and only to the extent, that the proceeds of such Indebtedness are utilized to pay Project Costs in excess of those provided for in the Project Budget or Operating Expenses in excess of those provided in the Operating Budget;

              (g) Indebtedness of any Subsidiary of the Company to the Company or another Subsidiary of the Company, PROVIDED that the Company shall use its reasonable efforts to minimize the incurrence of withholding taxes by the Project;

              (h) Indebtedness of the Company under a letter of credit facility entered into with a Lender or Affiliate thereof in the maximum aggregate amount of $10,000,000;

              (i) other Indebtedness of the Company and any Subsidiary in an aggregate principal amount not to exceed $1,000,000 at any one time; and

              (j) any limited-recourse Indebtedness in connection with the procurement of Capacity

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Sales Agreement Letter of Credit, PROVIDED that recourse is limited to an assignment of the Company's right to demand and receive payment from the applicable Capacity Purchaser whose payment obligations are supported by such Capacity Sales Agreement Letter of Credit.

         SECTION 6.2. LIENS

           The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on the Collateral (or any part thereof), the Project (or any portion thereof) or any of its, or its Subsidiaries' other assets, other than Permitted Liens.

         SECTION 6.3. FUNDAMENTAL CHANGES

           The Company shall not, and shall not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or change its form of organization or its business, or liquidate or dissolve.

         SECTION 6.4. SALE OF ASSETS

           The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, convey, assign, transfer or otherwise dispose of (each, a "TRANSFER") all or any portion of its assets except:

              (a) Transfers of Capacity (and capacity on other telecommunication systems acquired in accordance with the terms hereof) in accordance with Section 6.13;

              (b) Transfers of assets in the ordinary course of business not required for the efficient operation of the Project for fair value with a book value not exceeding $10,000,000 in the aggregate for all fiscal years cumulative for the life of the Project for all such Transfers under this clause (b);

              (c) Transfers by the Company in connection with Permitted Sale Leasebacks;

              (d) Transfers of obsolete, worn out or defective equipment and other assets for fair value in cash and/or cash equivalents;

              (e) Transfers of assets by a Subsidiary of the Company to the Company and by the Company to its Subsidiaries;

              (f) Transfers of the Company's rights under Capacity Sales Agreements made in favor of certain providers of Capacity Sales Agreement Letters of Credit pursuant to conditional assignments in accordance with the provisions of Section 5.14 of this Agreement; and

              (g)  Transfers of assets in accordance with the provisions of
Section 5.29 or 5.30 of this Agreement.

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PROVIDED that (i) the Net Cash Proceeds of a Transfer under clauses (b), (c)
and (d) shall be deposited in the Sales and Issuances Proceeds Account and shall be applied in accordance with Section 2.9 and (ii) other proceeds received in respect of Transfers permitted under this Section (including under clause (a) but excluding Customer Upgrade Amounts) shall be, subject to
Section 8.2, deposited into the Revenue Account for application in accordance with Article VIII.

         SECTION 6.5. INVESTMENTS, ACQUISITIONS, ETC

           The Company shall not, and shall not permit any of its Subsidiaries to purchase, hold or acquire any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guaranty any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, or become a general or limited partner in any partnership or a joint venturer in any joint venture or enter into any profit sharing or royalty agreement or similar arrangement whereby the income or profits of the Company or any of its Subsidiaries are, or might be, shared with any Person, except:

                   (i)    Permitted Investments;

                   (ii) the Company may own Capital Stock of wholly-owned Subsidiaries created in accordance with Section 6.23;

                   (iii) the Company may make equity contributions in any Subsidiary;

                   (iv)   notwithstanding anything to the contrary set forth in
         Section 6.23, the Company and its Subsidiaries may own Capital Stock of entities in Korea and/or Taiwan established to hold licenses in accordance with Applicable Law governing the ownership by foreign persons of entities holding such licenses;

                   (v) Guaranties permitted by Section 6.1 and Guaranties by the Company of obligations of its Subsidiaries to the extent such obligations are set forth in the then current Project Budget and Operating Budget;

                   (vi) the Company may enter into reasonable joint marketing agreements or arrangements;

                   (vii) the Company may enter into the transactions contemplated by the Project Documents;

                   (viii) the Company may, through any of its Subsidiaries, become a joint venturer in a joint venture so long as (x) such Subsidiary shall not enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of such Subsidiary to pay dividends or otherwise make

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         distributions on its Capital Stock, (y) parties to the transaction with such Subsidiary shall have no recourse against the Company in respect of such transaction and (z) such Subsidiary shall (to the extent permitted by Applicable Laws) pledge it interest in the joint venture in accordance with Section 6.7; and

                   (ix) the Company may acquire capacity on other telecommunications systems on reasonable, arm's-length terms, PROVIDED that any costs related thereto are (x) included within the Project Budget or the relevant Operating Budget, (y) are supported by Capacity Commitments by customers seeking capacity prior to completion of the Project or (z) are acquired as non-cash consideration in connection with a Capacity Sales Agreement permitted in accordance with Section 6.20(c); PROVIDED, HOWEVER, that any acquisition of such capacity shall be funded directly with proceeds received under related Capacity Sales Agreements.

              (b) The Company shall not, and shall not permit any of its Subsidiaries to enter into any management contract (other than Intra-Group Agreements consistent with the terms of Section 6.18 and any other agreement made by the Company and/or a Subsidiary thereof which is approved by the Administrative Agent) or similar arrangement whereby its business or operations are managed by any other Person; PROVIDED, HOWEVER that any sales of Capacity may accrue commissions at not more than, on average, 2.5% per annum of the cash proceeds of sales of such Capacity.

         SECTION 6.6. RESTRICTED PAYMENTS

           The Company shall not declare or make any Restricted Payment except:

              (a) distributions by the Company in respect of its Capital Stock which are payable solely in additional Capital Stock of the Company, but only to the extent such additional Capital Stock is common stock and, if such Capital Stock in respect of which such distribution is made is subject to a Lien in favor of the Administrative Agent, then only if such additional Capital Stock
(x) is subject to a First Priority perfected Lien in favor of the Administrative Agent pursuant to the Shareholder Pledge Agreement or such other documentation as shall be reasonably acceptable to the Administrative Agent and (y) is delivered to the Administrative Agent, together with undated stock powers for each stock certificate representing such additional Capital Stock, executed in blank;

              (b) distributions by the Company in respect of its Capital Stock from funds available to the Company after the application of clauses "first" through "sixth" of Section 8.11(b) (so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom) or with funds available in the Distribution Account;

              (c) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may purchase or redeem shares of Capital Stock (or options or warrants in respect of such shares) of the Company held by present or former officers

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or employees of the Company or any of its Subsidiaries upon such person's death, disability, retirement or termination of employment or under any agreement under which such shares of Capital Stock or related rights were issued, PROVIDED that the amount of such purchases or redemptions shall not exceed $5,000,000 in the aggregate; and

              (d) payments by the Company under the Intra-Group Agreements, the Backhaul Agreements, the Cable Station Agreements, or any other Project Document to which a Related Party is a party, to the extent that such payments have been budgeted in the then-applicable Project Budget or the then-applicable Operating Budget.

         SECTION 6.7. LIMITATIONS ON ISSUANCE OF INTERESTS

           The Company shall not issue any additional Capital Stock of the Company or any other interest in the Company, to any Person, except for additional Capital Stock which is common stock and which is subject to the perfected Lien of the Administrative Agent pursuant to the Shareholder Pledge Agreement or such other documentation as shall be reasonably acceptable to the Administrative Agent and which is delivered to the Administrative Agent, together with undated stock powers for each stock certificate representing such additional Capital Stock, executed in blank.

              (b) The Company shall not permit any of its Subsidiaries to issue any additional Capital Stock or any other interest in any such Subsidiary to any Person, except to the Company and only if such additional Capital Stock is (i) subject to the perfected Lien of the Administrative Agent as the case may be, pursuant to the Company Security Agreements or such other documentation as shall be reasonably acceptable to the Administrative Agent and (ii) delivered to the Administrative Agent together with undated stock powers for each stock certificate representing such additional Capital Stock, executed in blank.

         SECTION 6.8. LIMITATIONS ON TRANSFERS OF INTERESTS

           The Company shall not consent to the transfer (by assignment, sale or otherwise) of any Capital Stock or any other equity interest of the Company, or permit the transfer (by assignment, sale or otherwise) of any Capital Stock or any other equity interest of any of its Subsidiaries, except:

              (a) subject to the provisions of paragraph (n) of Article VII, a transfer by the Sponsor of all the Capital Stock of the Company to a newly created corporation in exchange for Capital Stock of such newly created corporation, all in connection with a public offering of equity or debt securities by such newly created corporation; PROVIDED that (i) the Company shall not assume or otherwise be obligated in respect of any obligations associated with such a transaction, (ii) the terms of such a transaction shall be reasonably acceptable to the Administrative Agent and (iii) after giving effect to such transaction, the Administrative Agent shall have a perfected First Priority security interest in all Capital Stock of the Company;

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              (b)  subject to the provisions of paragraph (n) of Article VII, any transfer of the Capital Stock made subject to the Lien and the terms of the Shareholder Pledge Agreement or any of the Company Security Agreements, as applicable, pursuant to which such Capital Stock is pledged (including, without limitation, the delivery by the transferee to the Administrative Agent as the case may be, of an irrevocable proxy and power as contemplated by such applicable agreement); and

              (c) any transfer of Capital Stock in the Company which does not cause a "Change in Control" to occur.

         SECTION 6.9. PAYMENT OF CONSTRUCTION COSTS; OPERATING BUDGET

           The Company shall not, and shall not permit any of its Subsidiaries to, pay any amount (other than with respect to amounts received from Permitted Sources) in respect of the construction and installation of the Project (excluding Customer Upgrades) other than (x) during the period prior to the Conversion Date, those costs set forth in the Project Budget (as amended from time to time) and (y) thereafter, those costs set forth in the then applicable Operating Budget.

              (b) The Company shall not, without the prior written consent of the Majority Lenders, amend or otherwise modify the Operating Budget for any Operating Year, PROVIDED, HOWEVER, the Company may (i) with the prior written consent of the Administrative Agent, amend the budgeted amount of the Operating Expenses set forth in such Operating Budget so long as, after giving effect to such amendment, the aggregate Operating Expenses set forth therein do not exceed 110% of the Operating Expenses set forth in the Operating Budget delivered in accordance with Section 4.3(f) or 5.24 in respect of such Operating Year, and
(ii) amend such Operating Budget in order to apply identified cost savings (excluding any cost savings achieved through the sale of Capacity for non-Cash consideration as permitted by Section 6.13) in a budget category (excluding any contingency categories) to cost overruns in another budget category (other than the capital expenditure budget category) or to a new budget category without increasing the aggregate amounts payable under the Operating Budget.

         SECTION 6.10. AMENDMENT OF PROJECT DOCUMENTS; PROJECT SCOPE

           The Company shall not, and shall not permit any of its Subsidiaries to, agree or consent to or otherwise permit any amendment, supplement or other modification or waiver with respect to, or any consent under, any Project Document to which the Company or such Subsidiary is a party or with respect to which the consent of the Company or such Subsidiary is required, other than:

              (a) amendments, supplements or other modifications or waivers with respect to, or consents under, any Capacity Sales Agreement in a manner not inconsistent with the provisions of Section 6.13;

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              (b)  amendments, supplements or other modifications or waivers with respect to, or consents under, the Construction Contract or the NACS Construction Contract which (A) are made prior to the Conversion Date, PROVIDED that the same are (i) entered into by the Company or Level 3, as applicable, in the ordinary course of business and are on commercially reasonable terms, (ii) provide for no additional amounts to be paid by the Company thereunder (or, if additional amounts are required to be paid by the Company thereunder, such additional amounts are provided for in the then current Project Budget or are provided for from Permitted Sources), (iii) do not release the Contractor or the NACS Contractor, as applicable, from any material liability thereunder unless such release would be commercially reasonable, and (iv) could not reasonably be expected to have a Material Adverse Effect or (B) are made on or after the Conversion Date, PROVIDED that the same (i) are entered into by the Company or Level 3, as applicable, in the ordinary course of business and are on commercially reasonable terms, (ii) provide for no additional amounts to be paid by the Company thereunder (or, if additional amounts are required to be paid by the Company thereunder, such additional amounts are provided for in the then current Operating Budget or are provided for from Permitted Sources), (iii) do not otherwise increase the Company's liability thereunder, (iv) do not release the Contractor or NACS Contractor, as applicable, from any liability thereunder (unless such release would be commercially reasonable), (v) do not reduce the duration or scope of any warranty or replacement period thereunder, (vi) do not reduce the scope or availability of any Intellectual Property thereunder or which is to be conveyed to the Company or Level 3 thereunder, (vii) do not amend the requirements for any Provisional Acceptance Date or, in the case of the NACS Construction Contract, any Provisional System Acceptance (as defined therein) without the prior written consent of the Independent Engineer, and (viii) could not reasonably be expected to have a Material Adverse Effect;

              (c) amendments, supplements or other modifications or waivers with respect to, or consents under, any Project Document (other than any Principal Project Document referred to in clause (a) or (b) above and other than the Construction Contract Guaranty and the Performance Bonds) (i) which are permitted by such Project Document without the consent of the Company or any Subsidiary of the Company party thereto or (ii) which (A) are entered into by the Company or any Subsidiary of the Company in the ordinary course of business and are on commercially reasonable terms, (B) provide for no additional amounts to be paid by the Company or any Subsidiary of the Company thereunder (or, if additional amounts are required to be paid by the Company or any Subsidiary of the Company thereunder, such additional amounts are provided for in the then current Project Budget or Operating Budget or are provided for from Permitted Sources), (C) do not release any party thereto (other than the Company or any Subsidiary of the Company) from any material liability thereunder unless such release would be commercially reasonable or unless the Company would otherwise be permitted to terminate such agreement pursuant to Section 6.11 and (D) could not reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that no amendment, supplement or other modification with respect to a Project Document, without the prior written consent (such consent not to be unreasonably withheld) of the (A) Independent Engineer, shall provide for the addition or removal of a city or cities from the Project and (B) Majority Lenders, shall provide for (i) the addition of a city or

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cities from the Project, unless such addition is (x) prior to the Conversion
Date and within the Project Budget or (y) such addition is financed with the use of proceeds other than the Construction Funding Facilities or (ii) the removal of a city or cities from the Project; and

              (d) (i) immaterial amendments, supplements or other modifications or immaterial waivers with respect to, or immaterial consents under, any Project Document and (ii) amendments, supplements or other modifications to, or consents or waivers under, any Project Document which are permitted by such Project Document without the consent of the Company or any Subsidiary of the Company party thereto.

         SECTION 6.11. TERMINATION, ASSIGNMENT OF PROJECT DOCUMENTS

           The Company shall not terminate, cancel or suspend, or permit the termination, cancellation or suspension of, any Project Document other than (i) in accordance with its terms, (ii) as permitted by such Project Document without the consent of the Company or any Subsidiary of the Company, (iii) as required by Applicable Laws or (iv) a Project Document, other than the Construction Contract or, after the Transfer Date (if applicable), the NACS Construction Contract (prior to the end of the Warranty Period) and the Construction Contract Guaranty (prior to the end of the Warranty Period), if (A) the Company delivers to the Administrative Agent at the time of such termination, cancellation or suspension a certificate of a Responsible Officer of the Company certifying that
(1) such termination, cancellation or suspension is permitted by the terms of such Project Document, (2) the Company reasonably believes that such Project Document (or its replacement) is no longer beneficial or useful to the Lenders and to the Company's business and (3) such termination, cancellation or suspension could not reasonably be expected to have a Material Adverse Effect and (B) with respect to the termination, cancellation or suspension of the Performance Bonds, such agreement is simultaneously replaced with a new contract (or other arrangement) on terms and with a party reasonably satisfactory to the Administrative Agent.

              (b) The Company shall not agree or consent to or otherwise permit the assignment of the obligations of any party to any Principal Project Document (other than a party to a Capacity Purchase Agreement), except pursuant to the Security Documents and except as permitted without the consent of the Company by the terms of such Principal Project Document.

         SECTION 6.12. APPROVAL OF ADDITIONAL CONTRACTS

           Without the prior written consent of the Majority Lenders, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any Additional Contract, other than (a) contracts entered into by the Company (and/or any of its Subsidiaries) with an Affiliate thereof in connection with the performance of any Project Activities, provided such contracts are consistent with the terms of this Agreement, (b) contracts entered into by the Company (and/or any of its Subsidiaries) in the ordinary course of business (including the Transfer Agreement, the Cable Station Agreements and the Backhaul Agreements) relating to performing Project Activities to the extent that (i) they are entered into on commercially reasonable terms, (ii) amounts payable

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thereunder are (x) provided for in the then current Project Budget or Operating
Budget, (y) from Capacity Commitments made by customers seeking capacity prior to completion of the Project; PROVIDED, HOWEVER, that any acquisition of such capacity shall be funded directly with proceeds received under related Capacity Sales Agreements, or (z) from Permitted Sources, and (iii) the execution, delivery and performance thereof could not reasonably be expected to have a Material Adverse Effect, and (c) contracts entered into by the Company in order to effectuate the provisions of Section 6.15, PROVIDED such contracts are consistent with the terms of Section 6.15. At the time any Additional Contract is entered into the Company will deliver a copy thereof to the Administrative Agent. If the prior written consent of the Majority Lenders is required for any Additional Contract, upon such consent and at the request of the Administrative Agent, the Company shall use its best efforts to obtain and deliver to the Administrative Agent a consent to assignment with respect to such Additional Contract, in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 6.13. SALES OF CAPACITY

           The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of Capacity or capacity on other telecommunication systems acquired in accordance with the terms hereof except pursuant to agreements entered into by the Company on commercially reasonable terms including, without limitation, the provisions set forth in EXHIBIT C (as such provisions may be amended, supplemented, restated or otherwise modified from time to time to the extent permitted under Section 6.10 hereof); PROVIDED that, in any event (except for Level 3 Fiber Pair Agreement), (i) the relevant agreement shall provide that all cash consideration payable thereunder (excluding any amounts payable in connection with any Customer Upgrade but including any Operating Payments or mark-ups paid therefore) shall be paid in Dollars or, subject to the FX Conditions, euros or yen, to (x) the Pre-Sales Proceeds Account (in the case of payments made prior to the Conversion Date) and
(y) to the Revenue Account (in the case of payments made on and after the Conversion Date), (ii) if the relevant agreement shall provide for future payments (x) it shall not prohibit the granting of a security interest in such agreement by the Company to the Administra tive Agent for the benefit of the Secured Parties and (y) it shall not be entered into with an Affiliate of the Company or any other Person acting as an agent for the sale or marketing of Capacity, (iii) if requested by the Administrative Agent, the Company shall deliver a copy of any such relevant agreement, (iv) the relevant agreement may provide for a cash rebate or return of cash previously paid to the Company by such purchaser (y) on or after April 30, 2003, to the extent that such cash has not previously been used to make payments in connection with the Project, or (z) after the Conversion Date, if such agreement does provide for any such rebate or return, a portion of the Capacity Payments or other payments received in respect of such agreement in an amount equal to such contingent rebate or return, shall be deposited into the VAT Account and (v) the relevant agreement may provide for the purchase by the Company of capacity on another system in accordance with
Section 6.5 (vii); PROVIDED, HOWEVER, that any acquisition of such capacity shall be funded directly with proceeds received under such Capacity Sales Agreements; PROVIDED, FURTHER, the Company shall not enter into any transaction to dispose of Capacity for non-cash consideration except in accordance with
Section 6.20(c).

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         SECTION 6.14. ACCEPTANCE OF PROJECT

           The Company shall not issue any Certificate of Provisional Acceptance or Certificate of Commercial Acceptance without the prior written consent of the Independent Engineer, such consent not to be unreasonably withheld.

         SECTION 6.15. LEASES

           The Company shall not, and shall not permit any of its Subsidiaries to, enter into any lease or leases as a lessee except for (a) leases of personal property in the ordinary course of business (to the extent the obligations thereunder are provided for in the then current Project Budget or Operating Budget), (b) leases of real property in the ordinary course of business (to the extent the obligations thereunder are provided for in the then current Project Budget or Operating Budget), (c) Capital Lease Obligations for the lease of office equipment and automobiles in the ordinary course of business of the Company, (d) Permitted Sale Leasebacks by the Company or its Subsidiaries and
(e) leases of capacity on other systems; PROVIDED, HOWEVER, that any acquisition of such capacity shall be funded directly with proceeds received under related Capacity Sales Agreements.

         SECTION 6.16. CHANGE OF OFFICE

           The Company shall not, and shall not permit any of its Subsidiaries to, change the location of its chief executive office or principal place of business or jurisdiction of organization or the office where it keeps its records concerning the Project and all contracts related thereto from that existing on the date hereof, unless the Company or such Subsidiary, as applicable, shall have given the Administrative Agent at least thirty (30) days' prior written notice thereof and all action necessary or advisable in the Administrative Agent's reasonable opinion to protect and perfect the Liens and security interests in the Collateral shall have been taken.

         SECTION 6.17. CHANGE OF NAME

           The Company shall not, and shall not permit any of its Subsidiaries to, change its name unless the Company or such Subsidiary, as applicable, shall have given the Administrative Agent at least thirty (30) days' prior written notice thereof and all action necessary or advisable in the Administrative Agent's reasonable opinion to protect and perfect the Liens and security interests in the Collateral shall have been taken.

         SECTION 6.18. TRANSACTIONS WITH AFFILIATES

           The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement with any Affiliate of the Company except (a) pursuant to any Contractual Obligation of the Company or a Subsidiary in existence on the Closing Date and set forth on SCHEDULE 6.18,

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(b) transactions in the ordinary course of business which are on fair and reasonable terms not less favorable than the Company or such Subsidiary could obtain in an arm's-length transaction with a Person which is not an Affiliate,
(c) transactions among the Company and its Subsidiaries or among such Subsidiaries and (d) transactions contemplated by Section 6.4(g) hereto.

         SECTION 6.19. SALE AND LEASEBACK

           The Company shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing of real or personal property which has been or is to be sold by it to such Person, other than Permitted Sale Leasebacks by the Company or a Subsidiary.

         SECTION 6.20. CAPITAL EXPENDITURES; OTHER PURCHASES OF ASSETS

           From and after the Conversion Date, the Company shall not, and shall not permit any of its Subsidiaries to, make any expenditure (including, without limitation, the transfer of Capacity for non-cash consideration) in respect of the purchase of capital assets in any Operating Year, except for such expenditures which could not reasonably be expected to adversely affect the Project and (i) which are included in the Project Budget, (ii) which do not cause the Company and its Subsidiaries to spend more than $6,000,000 in the aggregate over any three Operating Year period in respect of such expenditures or, to the extent such expenditure would cause the Company and its Subsidiaries to spend more than $6,000,000 in the aggregate over any three Operating Year period, which excess is funded solely from Permitted Sources or amounts on deposit in the Capacity Upgrades Reserve Account, PROVIDED such amounts on deposit are only used to pay for Capacity Upgrades, (iii) are paid for with Capacity to the extent the transfer of such Capacity is in accordance with
Section 6.13 , (iv) are paid for from Customer Upgrade Amounts or (v) are approved by the Majority Lenders in writing (after consultation with the Independent Engineer).

              (b) The Company shall not, and shall not permit any of its Subsidiaries to, purchase or acquire any assets or other property other than (i) any purchase of assets by the Company in connection with the completion of the Project (including in connection with Capacity Upgrades), (ii) the purchase of assets reasonably required in connection with the performance of Project Activities, (iii) Permitted Investments and (iv) purchases of assets permitted hereunder.

              (c) The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction to expand the scope of the Project unless it is after the Conversion Date, does not adversely affect the Project and one of the following conditions is met: (i) any such expansion is paid for out of the Company's Excess Cash Flow, (ii) the Company has received the written consent of the Majority Lenders or (iii) any such expansion is paid for through swaps of Capacity, PROVIDED (A) such swaps of Capacity are on commercially reasonable terms, (B) such swaps of Capacity do not exceed, in the aggregate from the Closing Date, 4% of all protected Capacity on the FNAL System, (C) such acquired assets or rights to such assets, contractual or otherwise, are assigned to the Administrative Agent as Collateral and (D) there shall not have

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occurred a Designated Event, a Default or an Event of Default; provided, however, that for the purposes of the measurement of Cumulative Capacity Sales Revenue such swaps shall not be included therein.

         SECTION 6.21. UNRELATED ACTIVITIES; ABANDONMENT

           The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than Project Activities and Customer Upgrades. The Company shall not abandon the diligent operation and maintenance of the Project.

         SECTION 6.22. SET-OFF

           Without the prior written consent of the Administrative Agent, the Company shall not exercise any right of set-off with respect to amounts owing to it by the Contractor under the Construction Contract or the NACS Contractor (to the extent that it has such right) under the NACS Construction Contract or amounts owing under the Company Performance Bond or (to the extent that it has such right) under the Level 3 Performance Bond.

         SECTION 6.23. SUBSIDIARIES

           The Company shall not, and shall not permit any of its Subsidiaries to, create or otherwise acquire any Subsidiary unless the Company gives the Administrative Agent notice thereof and unless:

              (a) such Subsidiary is a newly created, wholly-owned direct Subsidiary of the Company;

              (b) such Subsidiary shall, if the Administrative Agent shall so request, and provided it is permitted to do so pursuant to Applicable Laws, execute and deliver (i) a counterpart to the Subsidiary Guarantee Agreement with respect to all Obligations in form and substance reasonably satisfactory to the Administrative Agent and/or (ii) a security agreement in substantially the form of the Company Security Agreements, with such modifications as the Administrative Agent may reasonably request or consent to;

              (c) the Company shall pledge to the Administrative Agent for the benefit of the Secured Parties, all of the outstanding shares of Capital Stock or other ownership interests of such Subsidiary pursuant to documentation reasonably satisfactory to the Administrative Agent;

              (d) the Administrative Agent shall have received evidence reasonably satisfactory to it that the Administrative Agent shall have, if required by the Administrative Agent, a perfected First Priority security interest in the collateral set forth in any such security agreement and/or pledge agreement;

              (e) the creation of such Subsidiary and the performance of its applicable obligations will not create any material risk that the aggregate tax liability of the Company and its

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Subsidiaries for any Operating Year will exceed a rate equivalent to 150% of the tax rate assumed in the Project Budget or Operating Budget (as applicable) for Taxes with respect to such Operating Year; provided, however, that in calculating such aggregate tax liability, any transfer or similar taxes payable by the Company or any of its Subsidiaries pursuant to any of the transactions contemplated under Section 5.29 and 5.30 shall be excluded, provided further that any such transfer or similar taxes could not, together with the other aggregate tax liabilities of the Company and its Subsidiaries, be reasonably expected to cause a Material Adverse Effect and in any event the Company and its Subsidiaries shall not agree to bear any tax liability, whether in whole or in part, of any License Affiliate in connection with such transactions; and

              (f) if the Administrative Agent requests, the Administrative Agent shall have received legal opinions in form and substance reasonably satisfactory to the Administrative Agent with respect to paragraphs (b) through
(d) of the foregoing.

         SECTION 6.24. CONCENTRATION OF CASH

           The Company shall not permit the aggregate balance in all bank accounts, checking accounts or similar accounts maintained by the Company and any of its Subsidiaries (including the value of all Permitted Investments contained therein) to exceed an amount equal to $5,000,000 (exclusive of the Level 3 Proceeds Account, the Customer Upgrade Account and all amounts and the value of Permitted Investments maintained in the Accounts and exclusive of any amounts distributed pursuant to Article VIII to the Company or its Subsidiaries for the benefit of other Persons) except that the Company may establish and maintain an account with a financial institution other than the Administrative Agent (the "DISTRIBUTION ACCOUNT") into which funds may be deposited in accordance with Section 8.19(c). Amounts on deposit in any account (other than the Accounts, the Distribution Account and the Customer Upgrade Account) shall be used solely to pay costs in accordance with the then current Project Budget or Operating Budget.

         SECTION 6.25. AMENDMENTS OF ORGANIZATIONAL DOCUMENTS

           The Company shall not, and shall not permit any of its Subsidiaries to, amend, supplement or otherwise modify, or permit the amendment, modification or supplementation of any Organizational Documents in a manner which is inconsistent with or violates the terms of or could reasonably be expected to prevent compliance with any of the terms of any Financing Document or Project Document or could materially adversely affect the Lenders or any Collateral.

         SECTION 6.26. IMMUNITY

           The Company shall not, and shall not permit any of its Subsidiaries to, in any proceeding in Bermuda, the United States or elsewhere, in connection with any Financing Document, claim for itself, any of its assets or the Project, immunity from suit, execution, attachment or other legal process.

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         SECTION 6.27. RESTRICTIVE AGREEMENTS

           The Company shall not, and shall not permit any of its Subsidiaries to, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Company or such Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, PROVIDED that the foregoing shall not apply to restrictions and conditions imposed by law or by the Financing Documents.

         SECTION 6.28. CUMULATIVE CAPACITY SALES REVENUE

           The Company shall not permit the Cumulative Capacity Sales Revenue, including proceeds from the sales of fiber pairs in the Project, for the period from the last day of the end of the calendar quarter falling after the fiscal quarter in which the Conversion Date occurs through and including the last day of each fiscal quarter set forth below, to be less than the correlative amount indicated opposite the quarterly date:

               FISCAL QUARTER AFTER THE FISCAL             CUMULATIVE CAPACITY
                QUARTER OF CONVERSION DATE                    SALES REVENUE
              First Quarter                                   $102,000,000
              Second Quarter                                  $141,000,000
              Third Quarter                                   $183,000,000
              Fourth Quarter                                  $226,000,000
              Fifth Quarter                                   $269,000,000
              Sixth Quarter                                   $312,000,000
              Seventh Quarter                                 $356,000,000
              Eighth Quarter                                  $401,000,000
              Ninth Quarter                                   $449,000,000
              Tenth Quarter                                   $498,000,000
              Eleventh Quarter                                $536,000,000
              Twelfth Quarter                                 $575,000,000
              Thirteenth Quarter                              $613,000,000
              Fourteenth Quarter                              $652,000,000
              Fifteenth Quarter                               $685,000,000
              Sixteenth Quarter                               $718,000,000
              Seventeenth Quarter                             $750,000,000
              Eighteenth Quarter                              $780,000,000
              Nineteenth Quarter                              $815,000,000
              Twentieth Quarter                               $852,000,000
              Twenty-first Quarter                            $889,000,000
              Twenty-second Quarter                           $929,000,000

Notwithstanding anything to the contrary contained in this Agreement, the failure to comply with this Section at any time shall not constitute a Default or an Event of Default, but shall result in, until such time as the Company shall have delivered a certificate to the Administrative Agent in accordance with Section 5.3(b) demonstrating the Company's compliance with this Section and Sections 6.29 and 6.30, Excess Cash Flow being applied 100% to the Administrative Agent for the account of the Lenders in accordance with Section 8.11(b); PROVIDED, HOWEVER, that such application to Term Loans shall be in inverse order of maturity.

         SECTION 6.29. PRESENT VALUE COVERAGE RATIO

           The Company shall not permit, as of the end of any calendar quarter falling after the fiscal quarter in which the Conversion Date occurs, the Present Value Coverage Ratio to be less than 1.33:1.00. Notwithstanding anything to the contrary contained in this Agreement, the failure to comply with this Section at any time shall not constitute a Default or an Event of Default, but shall result in, until such time as the Company shall have delivered a certificate to the Administrative Agent in accordance with Section 5.3(b) demonstrating the Company's compliance with this Section and Sections 6.29 and 6.31, Excess Cash Flow being applied 100% to the Administrative Agent for the account of the Lenders in accordance with Section 8.11(b) PROVIDED, HOWEVER, that such application to Term Loans shall be in inverse order of maturity.

         SECTION 6.30. INTEREST COVERAGE RATIO

           The Company shall not permit, as of the end of any fiscal quarter falling after the fiscal quarter in which the Conversion Date occurs, the Interest Coverage Ratio to be less than the correlative ratio indicated:

                  FISCAL QUARTER AFTER THE FISCAL            INTEREST COVERAGE
                   QUARTER OF CONVERSION DATE                     RATIO
                  First Quarter                                2.50:1.00
                  Second Quarter                               3.00:1.00
                  Third Quarter                                4.00:1.00
                  Fourth Quarter                               4.25:1.00
                  Fifth Quarter                                4.75:1.00
                  Sixth Quarter                                5.00:1.00
                  Seventh Quarter                              5.50:1.00
                  Eighth Quarter                               6.00:1.00
                  Ninth Quarter                                6.75:1.00
                  Tenth Quarter                                7.50:1.00
                  Eleventh Quarter                             8.25:1.00
                  Twelfth Quarter                              8.75:1.00
                  Thirteenth Quarter                           9.00:1.00
                  Fourteenth Quarter                           9.00:1.00
                  Fifteenth Quarter                            9.00:1.00
                  Sixteenth Quarter                            9.00:1.00
                  Seventeenth Quarter                          9.00:1.00
                  Eighteenth Quarter                           9.00:1.00
                  Nineteenth Quarter                           9.00:1.00

                  Twentieth Quarter                            9.00:1.00
                  Twenty-first Quarter                         9.00:1.00
                  Twenty-second Quarter                        9.00:1.00

Notwithstanding anything to the contrary contained in this Agreement, the failure to comply with this Section at any time shall not constitute a Default or an Event of Default, but shall result in, until such time as the Company shall have delivered a certificate to the Administrative Agent in accordance with Section 5.3(b) demonstrating the Company's compliance with this Section and Sections 6.29 and 6.30, Excess Cash Flow being applied 100% to the Administrative Agent for the account of the Lenders in accordance with Section 8.11(b) PROVIDED, HOWEVER, that such application to Term Loans shall be in inverse order of maturity.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

           If any of the following events shall occur and be continuing (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or an order, rule or regulation of any administrative or governmental body):

              (a) the Company shall fail to pay any principal of any Loan when due; or the Company or any Subsidiary of the Company shall fail to pay any interest on any Loan or fee or other amount payable hereunder or under any other Financing Document within three (3) Business Days after any such other amount becomes due in accordance with the terms hereof or thereof; or

              (b) the Company shall fail to perform or observe any of its covenants set forth in Section 5.9(a) and Article VI (other than Sections 6.28,
6.29 and 6.30); or the Company shall fail to perform or observe any of its covenants set forth in Sections 5.1(a) and the second sentence of Section 5.1 of the Company Security Agreement (US)), or the Shareholder shall fail to perform or observe any of its covenants set forth in the first sentence of Section 5(a) or Section 5(b) of the Shareholder Pledge Agreement; or any of the insurance required to be maintained in accordance with Section 5.10 shall fail to be maintained in effect; or

              (c) the Company, any Subsidiary of the Company, any License Affiliate or the Shareholder shall fail to perform or observe any of its covenants set forth in this Agreement or in any other Financing Document to which it is a party (other than those referred to in paragraphs (a) and (b) above and those set forth in Sections 5.29, 5.30, 6.28, 6.29 and 6.30) and such failure shall continue unremedied or unwaived for a period of thirty (30) days after receiving written notice thereof; or

              (d) any representation or warranty made or deemed made by the Company, any Subsidiary of the Company, any License Affiliate or the Shareholder in this Agreement or in any other Financing Document or in any certificate, financial statement or other document delivered by such Person pursuant hereto or thereto, shall prove to have been false or misleading in any material respect when such representation or warranty was made or deemed made; or

              (e) (i) any Specified Participant shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, administration (whether judicial, or otherwise) winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, administrator (whether judicial or otherwise) conservator or other similar official for it or for all or any substantial part of its assets, or any Specified Participant shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Specified Participant any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Specified Participant any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Specified Participant shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Specified Participant shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; PROVIDED, HOWEVER, the commencement of any proceeding or other action or event of a nature referred to in clauses (i) through (v) above with respect to Alcatel or the Contractor shall not constitute a Default or an Event of Default under this paragraph unless such proceeding, action or event could reasonably be expected to have a Material Adverse Effect; or

              (f) one or more judgments or decrees shall be entered (i) against the Company or any Subsidiary of the Company involving in the aggregate a liability (to the extent not covered by insurance) of $5,000,000 or more (or the equivalent thereof in other currencies), and all such judgments or decrees shall not have been paid, vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof or (ii) in the form of an injunction or similar form of relief requiring suspension or abandonment of the operation of the Project and the failure of the Company to have such injunction or similar form of relief stayed or discharged within sixty (60) days; or

              (g) (i) any Financing Document shall cease, for any reason, to be in full force and effect or the Company or any other party thereto (other than a Lender or an Agent) shall so assert in writing or (ii) the Lien created by any Security Document shall cease to be enforceable and of the same effect and priority purported to be created thereby or (iii) any of the Capital Stock of the Company shall not be subject to the Shareholder Pledge Agreement in favor of the Administrative Agent; or

              (h) prior to the end of the Warranty Period, the Construction Contract Guaranty or any analogous or similar guaranty delivered under or pursuant to Backhaul Agreements or Cable Station Agreements shall cease, for any reason, to be in full force and effect, or Alcatel (or a contractor or other counterparty to any Backhaul Agreement or Cable Station Agreement) shall so assert in writing and such assertion shall not be withdrawn, revoked or remedied within thirty (30) days thereof; PROVIDED, HOWEVER, that in the case of such analogous or similar guaranty, no such default shall occur unless a Material Adverse Effect shall have arisen as a result of such cessation; or

              (i) at any time prior to the last day of the Warranty Period, the invalidity, termination, dishonor or revocation of either Performance Bond (except termination as a result of a final drawing thereunder); or the failure at any time of the Performance Bonds to be in a stated amount equal to (i) at any time prior to the Provisional Acceptance Date (Final Phase), at least 10% of the Total Contract Price, or (ii) at any time on or after the Provisional Acceptance Date (Final Phase) until the last day of the Warranty Period, at least 5% of the Total Contract Price; or

              (j) any Project Document (except the Transfer Agreement, the Cable Station Agreements (excluding the Cable Station Construction Agreements), the Backhaul Agreements which provide for aggregate payments of less than $10,000,000 during any three year period and, prior to the Transfer Date, the NACS Construction Contract and Level 3 Performance Bond) shall, prior to its stated termination date, at any time and for any reason cease to be valid and binding and in full force and effect, or any material provision of any Project Document (except the Transfer Agreement, the Cable Station Agreements (excluding the Cable Station Construction Agreements), the Backhaul Agreements which provide for aggregate payments of less than $10,000,000 during any three year period and, prior to the Transfer Date, the NACS Construction Contract and Level 3 Performance Bond) shall be declared to be null and void or unenforceable by a court or arbitrator, or the validity or enforceability of any provision of any Project Document is contested through appropriate proceedings by any party thereto or by any Governmental Authority seeking to establish the invalidity or unenforceability thereof which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; PROVIDED that such occurrence shall not constitute an Event of Default under this paragraph (i) if it relates to a Capacity Sales Agreement (other than a Capacity Sales Agreement with the Sponsor) or an Additional Contract or (ii) if it relates to any other Principal Project Document (other than prior to the end of the Warranty Period, the Construction Contract and the Construction Contract Guaranty) if the Company shall obtain a replacement agreement or arrangement reasonably satisfactory in form and substance to the Majority Lenders (or, with respect to the Performance Bonds, to the Administrative Agent) with a Person satisfactory to the Majority Lenders (or, with respect to the Performance Bonds, to the Administrative Agent) within one hundred twenty (120) days after such invalidity, contest, denial or declaration shall have occurred or (iii) if such occurrence could not reasonably be expected to have a Material Adverse Effect; or

              (k) any party to any Project Document (except the Transfer Agreement, the Cable Station Agreements (excluding the Cable Station Construction Agreements), the Backhaul Agreements which provide for aggregate payments of less than $10,000,000 during any three year period and, prior to the Transfer Date, the NACS Construction Contract and Level 3 Performance Bond) shall be in material default thereunder and such default shall continue unremedied for thirty (30) consecutive days; PROVIDED that such occurrence shall not constitute an Event of Default under this paragraph if it relates to (i) a Capacity Sales Agreement or an Additional Contract, (ii) the Construction Contract, if the Construction Contract Guaranty remains in full force and effect and Alcatel is actually performing its obligations thereunder in a timely fashion, (iii) any other Principal Project Document (other than those referred to in clauses (i) and (ii) above and other than the Construction Contract Guaranty) if the Company shall obtain a replacement agreement or arrangement reasonably satisfactory in form and substance to the Majority Lenders (or, with respect to the Performance Bonds, to the Administrative Agent) with a Person satisfactory to the Majority Lenders (or, with respect to the Performance Bonds, to the Administrative Agent) within one hundred twenty (120) days after such event shall have occurred or (iv) any Project Document other than a Principal Project Document if such event could not reasonably be expected to have a Material Adverse Effect; PROVIDED, further, that, with respect to the Transfer Agreement, the Cable Station Agreements (excluding the Cable Station Construction Agreements), the Backhaul Agreements which provide for aggregate payments of less than $10,000,000 during any three year period and, prior to the Transfer Date, the NACS Construction Contract and Level 3 Performance Bond, such occurrence shall constitute an Event of Default only to the extent it could reasonably be expected to have a Material Adverse Effect; or

              (l) any Governmental Action, Right-of-Way, consent or other approval which shall at the time be necessary for the performance of any Project Activity in the manner contemplated under the Financing Documents and the Project Documents shall be revoked, terminated, withdrawn, modified, suspended or withheld or shall cease to be in full force or effect, or any proceeding shall be commenced by or before any Governmental Authority for the purpose of so revoking, terminating, withdrawing, modifying, suspending or withholding any such Governmental Action, Right-of-Way, consent or other approval and such proceeding is not dismissed within ninety (90) days of the commencement thereof, and in either case such revocation, termination, withdrawal, modification, suspension, withholding or cessation or such proceeding has or could reasonably be expected to have a Material Adverse Effect; or

              (m) operation of the Project shall be suspended for a period of longer than three (3) months or the Company shall abandon the operation of the Project; or

              (n)  a Change in Control shall occur; or

              (o) any Event of Loss shall occur and (A) unless the affected portion of the Project is being repaired, replaced or restored in accordance with Section 5.20, the Company shall have failed to deliver to the Administrative Agent an EOL Compliance Certificate in accordance with the terms of Section 5.20 (or the Present Value Coverage Ratio set forth in the EOL Compliance Certificate so delivered to the Administrative Agent shall be less than 1.20:1.00) or (B) if the affected portion of the Project is being repaired, replaced or restored in accordance with Section 5.20, the Company shall have failed to comply with the provisions of such Section within the time period specified therein; or

              (p) the Company shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness within any applicable grace period, when and as the same shall become due and payable; or

              (q) any event or condition occurs that results in any Material Indebtedness of the Company becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or requires the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or

              (r) the invalidity, termination or revocation of the Bye-Laws of the Company which (i) could be expected to impair the value of the Collateral in any manner, (ii) is inconsistent with or violates the terms of or could prevent compliance with any of the terms of any Transaction Document or (iii) could adversely affect the Lenders in any material way; or

              (s)  if:

                   (i) the Conversion Date shall not occur on or before January 31, 2003; or

                   (ii) the Company fails to achieve an applicable Acceptance prior to the Required Applicable Acceptance Date;

THEN, and in every such event (other than an event with respect to the Company described in clause (e) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to the Company, take either or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii)
(A) declare the Loans then out standing to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and (B) all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (e) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued

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

interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without present ment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

                                  ARTICLE VIII

                                    ACCOUNTS

         SECTION 8.1. CREATION OF ACCOUNTS

           The Administrative Agent hereby establishes the following 14 special, segregated and irrevocable cash collateral accounts in the name of the Administrative Agent and for the benefit of the Secured Parties, which accounts shall be maintained by the Administrative Agent at all times until the termination hereof and the payment in full of all Obligations:

              (1)   Construction Account;
              (2)   Pre-Sale Proceeds Account;
              (3)   Debt Proceeds Account;
              (4)   Revenue Account;
              (5)   Operating Reserve Account;
              (6)   Debt Reserve Account;
              (7)   Current Account;
              (8)   Capacity Upgrades Reserve Account;
              (9)   Insurance Proceeds Account;
              (10)  Special Payment Account;
              (11)  Sales and Issuances Proceeds Account;
              (12)  Excess Revenue Account;
              (13)  Permitted Sources Account; and
              (14)  VAT Account.

              (b) All moneys, investments and securities at any time on deposit in any of the Accounts shall be under the sole dominion and control of the Administrative Agent and shall constitute collateral in accordance with the terms of the Security Documents to be held in the custody of the Administrative Agent for the purposes and on the terms set forth in the Security Documents and this Article VIII.

         SECTION 8.2. REQUIRED DEPOSITS INTO THE ACCOUNTS

              (a) CONSTRUCTION ACCOUNT. The Company shall deposit into the Construction Account the amounts required to be deposited pursuant to this
Article VIII.

              (b) PRE-SALE PROCEEDS ACCOUNT. The Company shall deposit into the Pre-Sale

Proceeds Account all Project Revenues (and reduce Construction Loan Commitments in accordance with Section 2.6).

              (c) DEBT PROCEEDS ACCOUNT. The Company shall deposit into the Debt Proceeds Account all Borrowings pursuant to Section 2.4.

              (d) REVENUE ACCOUNT. Subject to Sections 8.2(a) and 8.2(b), the Company shall deposit into the Revenue Account all Project Revenues of the Company and its Subsidiaries received after the Conversion Date.

              (e) OPERATING RESERVE ACCOUNT. On the Conversion Date, the Administrative Agent, acting in accordance with Section 8.8, shall deposit into the Operating Reserve Account (to the extent that cash is available for such purpose) the amount set forth in the Schedule of Sources and Uses to be deposited into the Operating Reserve Account, PROVIDED such amount shall in no event exceed the Operating Reserve Maximum Balance. The Administrative Agent shall deposit amounts into the Operating Reserve Account from amounts on deposit in the Pre-Sale Proceeds Account as specified in Section 8.8 and from amounts on deposit in the Revenue Account as specified in Section 8.11(b).

              (f) DEBT RESERVE ACCOUNT. The Administrative Agent, acting in accordance with Section 8.8, shall on the Conversion Date deposit into the Debt Reserve Account (to the extent that cash is available for such purpose) the Debt Reserve Required Balance and thereafter the Administrative Agent shall deposit amounts into the Debt Reserve Account from amounts on deposit in the Revenue Account as specified in Section 8.11(b).

              (g) CURRENT ACCOUNT. The Administrative Agent shall deposit into the Current Account (i) Additional Borrowing Amounts pursuant to Section 4.2(b)(ii) and (ii) amounts on deposit in the Revenue Account as specified in
Section 8.11(a).

              (h) VAT ACCOUNT. The Administrative Agent shall deposit amounts into the VAT Account from amounts on deposit in the Revenue Account as specified in Section 8.11(a)(i) and from amounts on deposit in the Pre-Sale Proceeds Account as specified in Section 8.8(a).

              (i) INSURANCE PROCEEDS ACCOUNT. The Company, its Subsidiaries and the Administrative Agent shall deposit into the Insurance Proceeds Account all Casualty Proceeds.

              (j) SPECIAL PAYMENT ACCOUNT. The Company, its Subsidiaries and the Administrative Agent shall deposit into the Special Payment Account all Special Payments.

              (k) SALES AND ISSUANCES PROCEEDS ACCOUNT. The Company and its Subsidiaries shall deposit into the Sales and Issuances Proceeds Account all Net Cash Proceeds received (except to the extent otherwise required pursuant to this Agreement).

              (l) EXCESS REVENUE ACCOUNT. The Company and its Subsidiaries shall deposit amounts into the Excess Revenue Account from amounts on deposit in the Revenue Account or the Sales and Issuances Proceeds Account as specified in Section 8.11(b) or Section 8.19(a), as applicable.

              (m) PERMITTED SOURCES ACCOUNT. The Company shall deposit amounts into the Permitted Sources Account with funds contemplated by clauses (b) and
(c) of the definition of "Permitted Sources" to the extent necessary to cause such funds to constitute a "Permitted Source."

              (n) CAPACITY UPGRADES RESERVE ACCOUNT. The Administrative Agent shall deposit amounts into the Capacity Upgrades Reserve Account from amounts on deposit in the Pre-Sale Proceeds Account and Revenue Account as specified in
Section 8.8(b) or 8.11(b).

         SECTION 8.3. DEPOSITS HELD AS CASH COLLATERAL

           The Administrative Agent agrees to accept all revenues, cash, payments, insurance and casualty proceeds, other amounts and Permitted Investments to be delivered to or held by the Administrative Agent pursuant to the terms hereof or of the Security Documents. The Administrative Agent shall hold and safeguard the Accounts (and the revenues, cash, payments, insurance and casualty proceeds, instruments, securities and other amounts on deposit therein) during the term hereof and shall treat the revenues, cash, payments, insurance and casualty proceeds, instruments, securities and other amounts in the Accounts as funds, instruments, securities and other properties pledged by the Company to the Administrative Agent as collateral securing the Obligations in accordance with the provisions hereof and of the Security Documents.

              (b) All moneys, cash equivalents, instruments, investments and securities at any time on deposit in the Accounts shall constitute security for the payment and performance by the Company of the Obligations and shall at all times be subject to the sole dominion and control of the Administrative Agent and shall be held in the custody of the Administrative Agent in trust for the purposes of, and on the terms set forth in, this Agreement.

              (c) Neither the Company, any Subsidiary of the Company nor the Sponsor shall have any rights or powers with respect to any amounts in the Accounts or any part thereof, except the right to have such amounts applied in accordance with this Article VIII.

         SECTION 8.4. SOURCE OF PAYMENTS; DEPOSITS IRREVOCABLE

           The Company shall use reasonable efforts to ensure that all amounts delivered to the Administrative Agent shall be accompanied by information in reasonable detail specifying the source of the amounts and the Account into which such amounts are to be deposited. If the Administrative Agent shall be unable to determine the source of any payments received or the Account or Accounts into which such payments are to be deposited, the Administrative Agent shall notify the Company and hold such amounts in the Revenue Account (and shall not be applied in accordance with Section 8.11) pending instructions from the Company which shall be approved by the Administrative Agent in its reasonable discretion as to how to apply such amounts.

              (b) Any deposit made into any Account hereunder shall, absent manifest error, be irrevocable and the amount of such deposit and any instrument or security held in such Account and all interest thereon shall be held in trust by the Administrative Agent and applied solely as provided in this Article VIII.

         SECTION 8.5. BOOKS OF ACCOUNT; STATEMENTS

           The Administrative Agent shall maintain books of account on a cash basis and record therein all deposits into and transfers to and from the Accounts and all investment transactions effected by the Administrative Agent pursuant to Section 8.26 and any such recordation shall constitute PRIMA FACIE evidence of the information recorded.

         SECTION 8.6. LOCATION OF THE ACCOUNTS

           The Accounts shall be maintained by the Administrative Agent at its principal office located at 1211 Avenue of the Americas, New York, New York, 10036, and shall not, without the prior written consent of the Administrative Agent, be moved to any different location.

         SECTION 8.7. RECEIPT BY THE COMPANY

           The Company agrees that if any payments or other amounts are received directly by it, it shall deliver such amounts in the exact form received (but with the Company's endorsement if necessary) to the Administrative Agent for deposit into the applicable Account not later than the first Business Day after the Company's receipt. Until so deposited, all such amounts shall be held in trust by the Company for the Administrative Agent and the other Secured Parties as additional collateral security for the Obligations and such amounts shall not be commingled with any other funds or property of the Company.

         SECTION 8.8. PRE-SALE PROCEEDS ACCOUNT

           Prior to the Conversion Date the Administrative Agent shall distribute the cash available in the Pre-Sale Proceeds Account in the following order of priority:

              FIRST, the Administrative Agent shall distribute, without duplication of amounts distributed to the Company to repay the Sponsor/Shareholder under Section 8.9(a), Advance Pre-Sales Equity to the Company up to an aggregate amount equal to (x) the Level 3 Proceeds actually paid by Level 3 and received by the Contractor, the NACS Contractor or other Persons to whom Level 3 Proceeds are payable pursuant to the Development Agreement and/or the Level 3 Fiber Pair Agreement since the initial Borrowing Date and as of the relevant date of determination, as certified by a Responsible

         Officer of the Company, LESS (y) any amounts previously distributed to the Company pursuant to this Section 8.8(a) "first"; PROVIDED, HOWEVER, that the aggregate amount distributable for repayment to the Spon sor/Shareholder pursuant to this Section 8.8(a) "first" and Section 8.9(a) shall in no event exceed the Advance Pre-Sales Equity;

              SECOND, the Administrative Agent shall on each Borrowing Date and on each other date on which funds are required to be transferred to the Construction Account in accordance with the terms of Section 8.9, distribute, from the cash available in the Pre-Sale Proceeds Account, the amounts specified in the Borrowing Notice in respect of a Construction Loan or a certificate delivered in accordance with Section 8.9(a) to the Construction Account or the VAT Account, as applicable; and

              THIRD, semiannually on the last Business Day of December and June each year, to the repayment of Construction Loans in accordance with
         Section 8.9(b).

Notwithstanding the foregoing, to the extent the Company has received Cumulative Capacity Sales Revenue PLUS Operating Payments in an aggregate amount of not less than $55,000,000, provided there is no Default or Event of Default, the Company may use the subsequent $15,000,000 above $55,000,000 of Cumulative Capacity Sales Revenue received solely for the repayment to the Sponsor/Shareholder of the OpEx Equity; PROVIDED the reimbursement can take place once the Company has received Cumulative Capacity Sales Revenue PLUS Operating Payments in an aggregate amount of not less than $70,000,000 and notwithstanding any other provision of this Agreement requiring payment of such $15,000,000 to the Construction Account.

              (b) On the Conversion Date, the Administrative Agent shall distribute the cash available in the Pre-Sale Proceeds Account in the following order of priority:

              FIRST, to the Construction Account, the Residual Project Costs;

              SECOND, to the Debt Reserve Account in an amount sufficient to cause the amounts on deposit therein to equal to the Debt Reserve Required Balance;

              THIRD, in a priority to be determined by the Company in its sole discretion,

                   (i) to the Capacity Upgrades Reserve Account, an amount sufficient to cause the amounts on deposit therein to equal the Capacity Upgrades Reserve Required Balance as of such date (as set forth in a certificate of the Company delivered pursuant to Section 5.3(c) or, if the Company shall have not delivered such a certificate to the Administrative Agent, as set forth by the Administrative Agent in its reasonable discretion); and/or

                   (ii) to the Operating Reserve Account, an amount sufficient to cause the amounts on deposit therein to equal the Operating Reserve Minimum Balance or, at the election of the Company, up to an amount sufficient to cause the amounts on deposit therein to equal the Operating Reserve Maximum Balance; and

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              FOURTH, to the repayment of Construction Loans in accordance with
         Section 8.9(b).

         SECTION 8.9. CONSTRUCTION ACCOUNT

           The Administrative Agent shall, upon receipt by it of a final Borrowing Notice in respect of a Construction Loan with attached payment instructions or a certificate of the Company setting forth the Project Costs due and payable and to be paid from the Construction Account, distribute, from the cash available in the Construction Account, to the Company for the benefit of the Persons entitled thereto, all amounts then due and owing as set forth in such final Borrowing Notice or certificate. Such costs may include repayment to the Spon sor/Shareholder, without duplication of amounts distributed to the Company under Section 8.8(a)"first", of Advance Pre-Sales Equity in an aggregate amount not to exceed at any time an amount equal to (x) the aggregate Level 3 Proceeds actually paid by Level 3 and received by the Contractor, the NACS Contractor or other Persons to whom Level 3 Proceeds are payable pursuant to the Development Agreement and/or the Level 3 Fiber Pair Agreement since the initial Borrowing Date and as of the relevant date of determination, as certified by a Responsible Officer of the Company LESS (y) any amounts previously distributed to the Company pursuant to Section 8.8(a)"first", the Administrative Agent shall transfer the requisite funds into the Construction Account from the following sources (in the indicated priority):

              FIRST, from the Pre-Sale Proceeds Account, all funds on deposit therein (or such lesser amount as may be required to cover such costs); and

              SECOND, to the extent such costs are not fully covered by the amounts transferred from the Pre-Sale Proceeds Account, at the option of the Company stated in such Borrowing Notice or certificate, from the Debt Proceeds Account, all funds on deposit therein (or such lesser amount as may be required to cover such costs).

              (b) On the Conversion Date, all funds remaining on deposit in the Debt Proceeds Account shall be distributed to the Construction Account and the Administrative Agent shall, upon receipt by it of a certificate of the Company stating the amount of Residual Project Costs and stating that all costs to be paid from the Construction Account (other than Residual project Costs) have been paid or are no longer payable, distribute all amounts in the Construction Account, in an excess of an amount equal to the Residual Project Costs, in the following order of priority:

              FIRST, to be applied first to the payment of all accrued but unpaid interest on the Construction Loans, and second to the prepayment of the unpaid principal of the outstanding Construction Loans;

              SECOND, to be applied to the payment of all other Obligations; and

              THIRD, the remaining balance, if any, shall be transferred to the Revenue Account.

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         SECTION 8.10. DEBT PROCEEDS ACCOUNT

           Subject to the Company's election pursuant to Section 8.9(a), third, the Administrative Agent shall upon receipt in the Debt Proceeds Account of the proceeds of Loans distribute such proceeds to the Construction Account.

         SECTION 8.11. REVENUE ACCOUNT

         After the Conversion Date:

              (a)  OPERATING EXPENSES AND CAPITAL EXPENDITURES; DEBT SERVICE.

                   (i) On or before the fifth Business Day prior to the end of each month (or if such day is not a Business Day, the immediately preceding Business Day), the Company shall deliver to the Administrative Agent an Expense Certificate in the form of EXHIBIT J requesting (x) distributions to pay Operating Expenses and permitted capital expenditures (other than with respect to Capacity Upgrades) from the Revenue Account, the amounts of which distributions shall, unless consented to in writing by the Majority Lenders, conform to the then current Operating Budget of the Company (as modified pursuant to Section 6.9) and (y) distributions to pay income taxes from the Revenue Account. On the last day of each month or, if such day is not a Business Day, the immediately preceding Business Day (each such date, an "OPERATING EXPENSE TRANSFER DATE"), the Administrative Agent shall distribute, from the cash available in the Revenue Account, FIRST, with respect to any Project Revenues which have been received and are subject to value added tax, sales tax or other similar tax or potential rebate or other similar return (to the extent permitted hereunder), that portion of such Project Revenues directly to the VAT Account and SECOND, (A) to the Persons entitled thereto, all Operating Expenses and permitted capital expenditures (other than with respect to Capacity Upgrades) or income taxes of the Company or any Subsidiary then due and owing in item (1) of such Expense Certificate, and (B) to the Current Account, the amounts identified as Operating Expenses and permitted capital expenditures (other than with respect to Capacity Upgrades) or income taxes of the Company or any Subsidiary expected to be due and owing prior to the next Operating Expense Transfer Date in item (2) of such Expense Certificate.

                   (ii) The Company shall be permitted to deliver a certificate to the Administrative Agent on any other day of the month setting forth the fees, interest and other obligations due and owing under this Agreement or any other Financing Document and the Administrative Agent shall distribute from the cash available in the Revenue Account the amount of such fees, interest or other obligations directly to the Persons entitled thereto.

              (b) QUARTERLY TRANSFERS. On each Principal Payment Date, the Administrative Agent shall distribute from the cash available in the Revenue Account (after making any distributions required by paragraph (a) above) the following amounts in the following order of priority:

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              FIRST, for the account of the Term Loan Lenders, the amount, if any, equal to the scheduled principal payments with respect to the Term Loans set forth in SCHEDULE 1.1(iii) and all accrued and unpaid interest thereon which the Administrative Agent certifies to the Company to be due and payable on such date;

              SECOND, to the Operating Reserve Account, an amount sufficient to cause the amounts on deposit therein to equal the Operating Reserve Minimum Balance;

              THIRD, upon the written notice of the Company, to the Operating Reserve Account, the amount so requested so long as the balance therein (after giving effect to the requested transfer) will not exceed the Operating Reserve Maximum Balance;

              FOURTH, to the Debt Reserve Account, an amount sufficient to cause the amounts on deposit therein to equal the Debt Reserve Required Balance as of such date (as set forth in the certificate of the Company delivered pursuant to Section 5.3(c) or, if the Company shall not have delivered such a certificate to the Administrative Agent, as set forth by the Administra tive Agent in its reasonable discretion);

              FIFTH, to the Capacity Upgrades Reserve Account, an amount sufficient to cause the amounts on deposit therein to equal the Capacity Upgrades Reserve Required Balance as of such date (as set forth in a certificate of the Company delivered pursuant to Section 5.3(c) or, if the Company shall have not delivered such a certificate to the Administrative Agent, as set forth by the Administrative Agent in its reasonable discretion);

              SIXTH, to the Administrative Agent, for the account of the Term Loan Lenders, an amount equal to 75% of the remaining cash available in the Revenue Account (which amount shall be (i) increased to 100% of the remaining cash available in the Revenue Account during the continuance of a Designated Event or an Event of Default, or (ii) reduced to 50% of the remaining cash available in the Revenue Account in the event that the aggregate amount of Term Loans outstanding as of the determination date is not greater than $150,000,000), to be applied to the prepayment of the Term Loans; and

              SEVENTH, so long as no Default or Event of Default shall have occurred and be continuing, the remainder, if any, to be applied to such purposes (including the making of equity dividends or distribution to the Excess Revenue Account) as the Company may direct and which do not violate the terms hereof and of the other Financing Documents.

         SECTION 8.12. DEBT RESERVE ACCOUNT

           On and from the Conversion Date if, as of any date on which the payment of interest on or principal of the Loans becomes due and payable as certified by the Company to the Administrative Agent, the cash available in the Revenue Account and the Excess Revenue Account is insufficient to make such payment obligations on such date in accordance with Sections 8.11 and 8.19, the Administrative Agent is authorised to, and shall, transfer from the

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Debt Reserve Account, for the benefit of the Lenders an amount (to the extent cash is available in the Debt Reserve Account) to remedy any such insufficiency. Upon the occurrence and during the continuance of a Default or an Event of Default, funds in the Debt Reserve Account may be utilized to pay interest on and principal of the Loans.

         SECTION 8.13. OPERATING RESERVE ACCOUNT

           If, as of any Operating Expense Transfer Date, the cash available in the Revenue Account and the Excess Revenue Account is less than the Operating Expenses set forth in the Expense Certificate (or other certificate) setting forth such Operating Expenses to be paid on such date, the Administrative Agent shall transfer to the Person(s) entitled thereto in accordance with Section 8.11(a) (to the extent cash is available in the Operating Reserve Account) the amount of any deficiency in the payment of the Operating Expenses set forth in such certificate. Upon the occurrence and during the continuance of a Default or an Event of Default, funds in the Operating Reserve Account may be utilized to pay interest on and principal of the Loans.

              (b) On any Operating Expense Transfer Date, the Administrative Agent shall transfer, upon the written request of the Company, any amount on deposit in the Operating Reserve Account to the Revenue Account for the payment of Operating Expenses or to pay interest on and principal of the Loans.

         SECTION 8.14. CURRENT ACCOUNT

           Prior to the Conversion Date, the Additional Borrowing Amounts shall be deposited into the Current Account. The Administrative Agent shall pay, from and to the extent of cash available in the Current Account and as set forth in a certificate of the Company delivered to the Administrative Agent, to the Company for the benefit of the Persons entitled thereto, amounts requested by the Company for the payment of Project Costs.

              (b) The Administrative Agent shall pay, from and to the extent of cash available in the Current Account and as set forth in a certificate of the Company delivered to the Administrative Agent, directly to the Company for the benefit of the Persons entitled thereto, all other Operating Expenses previously identified in the most recently delivered Expense Certificate which are then due and owing.

         SECTION 8.15. INSURANCE PROCEEDS ACCOUNT

           All cash, cash equivalents, instruments, investments and securities at any time on deposit in the Insurance Proceeds Account, including all interest or other income earned with respect thereto, are herein called the "CASUALTY PROCEEDS DEPOSITS".

              (b) The Casualty Proceeds Deposits shall be accumulated in the Insurance Proceeds Account and held therein until paid to or upon the order of the Company as provided in paragraph (c) of this Section, or used by the Administrative Agent as provided in paragraph (d) of this Section, or returned to the Company as provided in Section 8.32.

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              (c)  Subject to the provisions of paragraph (d) of this Section,
Casualty Proceeds Deposits shall be paid over to or upon the order of the Company to reimburse it for, or to pay, the cost of repairing, rebuilding or otherwise replacing the damaged or destroyed or lost or condemned property in respect of which such moneys were received, upon the receipt by the Administrative Agent of a certificate of the Company (i) setting forth in reasonable detail the work done or proposed to be done and materials purchased or to be purchased by way of the renewal, repair, rebuilding or other replacement of the damaged or destroyed or lost or condemned property and (ii) stating the specific amount requested to be paid over to or upon the order of the Company (or such other Person) or that such amount is requested to reimburse the Company, as the case may be, for, or to pay, costs actually incurred to repair, rebuild or replace property and that such amount, together with amounts remaining in the Insurance Proceeds Account for such purpose and other funds of the Company available for such purpose, are sufficient to pay in full the costs of such renewal, repair, rebuilding or other replacement. In the event that any amounts remain in the Insurance Proceeds Account after application thereof in accordance with this paragraph, the Administrative Agent shall apply such Casualty Proceeds Deposits to the payment of the Obligations in accordance with
Section 2.9(d).

              (d) If the Company shall at any time notify the Administrative Agent that an Event of Loss has occurred, then, unless the affected portion of the Project is being repaired, replaced, restored or re-built in accordance with
Section 5.20(b), the Administrative Agent shall, on the third Business Day following the date on which the Casualty Proceeds with respect to such Event of Loss are deposited to the Insurance Proceeds Account, withdraw the Casualty Proceeds Deposits relating thereto from the Insurance Proceeds Account and apply them to the payment of the Obligations in accordance with Section 2.9(d). If the Project is being repaired, replaced or restored or re-built in accordance with
Section 5.20(b), the provisions of paragraph (c) above shall apply.

         SECTION 8.16. SPECIAL PAYMENT ACCOUNT

           All Special Payments deposited in the Special Payment Account shall, except to the extent otherwise provided pursuant to Sections 2.9(f) and 5.20(b), be applied by the Administrative Agent for the prepayment of principal of the Loans, together with accrued interest thereon in accordance with the provisions of Section 2.9(i).

         SECTION 8.17. VAT ACCOUNT

           Upon the delivery by the Company of a certificate to the Administrative Agent that amounts previously distributed into the VAT Account in respect of payments of capacity, a potential rebate or other amounts payable to relevant government authorities in respect of value added taxes, sales taxes or other similar taxes are now due and payable, the Administrative Agent shall distribute, from the cash available in the VAT Account, directly to the Company for the benefit of the Persons entitled thereto, all such amounts then due and owing as identified in such certificate.

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              (b)  Upon the delivery by the Company of a certificate to the
Administrative Agent that amounts previously distributed into the VAT Account in respect of a potential rebate cease to be subject to such rebate, the Administrative Agent shall distribute, from the cash available in the VAT Account, such amounts to the Revenue Account.

         SECTION 8.18. SALES AND ISSUANCES PROCEEDS ACCOUNT

           Amounts on deposit in the Sales and Issuances Proceeds Account shall be applied as follows:

              (a) if such amounts are Net Cash Proceeds of any new issuance after the Closing Date of Capital Stock of the Company or a Subsidiary of the Company, 50% shall be distributed to the Administrative Agent for the prepayment of the Loans in accordance with Section 2.9(c)(i) and, so long as no Default or Event of Default shall have occurred and be continuing, 50% shall be distributed to the Company to be used in such manner (including equity dividends or distribution to the Distribution Account) as the Company shall determine in accordance with the terms hereof;

              (b) if such amounts are Net Cash Proceeds in respect of any sale, transfer or other disposition of any asset of the Company or any Subsidiary thereof as set forth in Section 2.9(c)(iii), (i) an amount equal to the portion thereof being held to be used to replace such asset disposed of with a similar asset of at least substantially the same value, utility and useful life (which shall be specified in a certificate of the Company delivered to the Administrative Agent when such Net Cash Proceeds are deposited) shall be held in the Sales and Issuance Proceeds Account and applied to the payment of the relevant expenses upon receipt by the Administrative Agent of a certificate of the Company specifying the Person(s) to whom such expenses are due and owing, and (ii) if any such Net Cash Proceeds are not expended in accordance with clause (i) above within three months of their receipt into the Sales and Issuances Proceeds Account, such Net Cash Proceeds shall be applied to the prepayment of the Loans in accordance with Section 2.9(c)(iii); and

              (c) if such amounts are Net Cash Proceeds of a Permitted Sale Leaseback Transaction, such amount shall be applied to the prepayment of the Loans in accordance with Section 2.9(e).

         SECTION 8.19. EXCESS REVENUE ACCOUNT

           If, as of any Operating Expense Transfer Date, the cash available in the Revenue Account is less than the Operating Expenses set forth in the Expense Certificate (or other certificate) setting forth such Operating Expenses due on such date, the Administrative Agent shall transfer to the Person(s) entitled thereto in accordance with Section 8.11(a) (to the extent cash is available in the Excess Revenue Account) the amount of any deficiency in the payment of the Operating Expenses set forth in such certificate.

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              (b)  If, as of any date on which the payment of interest on or principal of the Loans becomes due and payable as certified by the Company to the Administrative Agent, the cash available in the Revenue Account is insufficient to make such payment obligations on such date in accordance with
Section 8.11, the Administrative Agent shall transfer to the Lenders an amount (to the extent cash is available in the Excess Revenue Account) to remedy any such insufficiency.

              (c) Within forty five (45) days after the end of each Operating Year of the Company, the Company shall be permitted to request the Administrative Agent to distribute any or all amounts available in the Excess Revenue Account to the Distribution Account. Upon such request, the Administrative Agent shall distribute such amount from the cash available in the Excess Revenue Account to the Distribution Account. Notwithstanding anything to the contrary in this Section 8.19, upon the occurrence and during the Continuance of a Default or an Event of Default, funds in the Excess Revenue Account may be utilized to pay interest on and principal of the Loans.

         SECTION 8.20. PERMITTED SOURCES ACCOUNT

           Amounts on deposit in the Permitted Sources Account shall be paid over to or upon the order of the Company to pay costs in respect of which such Permitted Sources were deposited, upon the receipt by the Administrative Agent of a certificate of the Company stating the specific amount requested to be paid over to or upon the order of the Company (or such other Person) to pay such costs actually incurred and setting forth a brief description of the costs to be paid. If, at any time, amounts that were deposited into the Permitted Sources Account are no longer necessary to pay costs in respect of which such funds were deposited, as certified by a Responsible Officer of the Company to the Administrative Agent, the Administrative Agent shall transfer such amounts from amounts on deposit in the Permitted Sources Account to the Distribution Account.

         SECTION 8.21. CAPACITY UPGRADES RESERVE ACCOUNT

           Amounts on deposit in the Capacity Upgrades Reserve Account shall be paid over to or upon the order of the Company to pay costs with respect to Capacity Upgrades, upon the receipt by the Administrative Agent of a certificate of the Company stating the specific amount requested to be paid over to or upon the order of the Company (or such other Person) to pay such costs actually incurred and setting forth a brief description of the costs to be paid. If, at any time, amounts that were deposited into the Capacity Upgrades Reserve Account are no longer necessary to pay costs in respect of which such funds were deposited, as certified by a Responsible Officer of the Company to the reasonable satisfaction of the Administrative Agent, the Administrative Agent shall apply such amounts in the manner set forth at item "sixth" in Section 8.11(b). Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of a Default or an Event of Default, funds in the Capacity Upgrade Reserve Account

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shall not, without the consent of Majority Lenders, be available to pay costs with respect to Capacity Upgrades and may only be utilized to pay interest on and principal of the Loans and (ii) upon the occurrence and during the continuance of a Designated Event, at the option of the Company, funds in the Capacity Upgrade Reserve Account may be utilized to pay interest on and principal of the Loans.

         SECTION 8.22. RESIDUAL PROJECT COSTS

           Amounts remaining on deposit in the Construction Account after the Conversion Date shall be paid over to or upon the order of the Company to pay Residual Project Costs, upon the receipt by the Administrative Agent of a certificate of the Company, certified by the Independent Engineer, stating the specific amount requested to be paid over to or upon the order of the Company (or such other Person) to pay such costs actually incurred and setting forth a brief description of the costs to be paid. If, at any time, amounts that remained in the Construction Account after the Conversion Date are no longer necessary to pay costs in respect of which such funds were deposited, as certified by a Responsible Officer of the Company to the reasonable satisfaction of the Administrative Agent, the Administrative Agent shall apply such amounts in the manner set forth in Section 8.11(b).

         SECTION 8.23. DELIVERY OF OFFICER'S CERTIFICATES; TIMING OF PAYMENTS

           Each certificate to be delivered by the Company under this Article shall be issued by a Responsible Officer of the Company and shall be delivered (unless otherwise specified) not later than 12:00 noon, New York City time, on the Business Day immediately prior to the day on which the Administrative Agent is required to make transfers hereunder. Any certificate of a Responsible Officer of the Company delivered later than the time specified herein shall nevertheless be considered valid and shall be honored by the Administrative Agent on or as promptly after the date otherwise specified herein for payment as is practicable, subject to the availability of cash in the applicable Account.

              (b) Subject to (i) the timely receipt of a certificate of a Responsible Officer of the Company as set forth in paragraph (a) above, (ii) the availability of cash in the applicable Account and (iii) other circumstances beyond the control of the Administrative Agent, the Administrative Agent shall make any payment hereunder required (except for transfers between Accounts) by means of wire transfer of immediately available funds, to the address of the payee(s) set forth in the applicable certificate, to be received prior to 2:00 p.m., New York City time, on the date specified herein for such payment.

         SECTION 8.24. RELEASE OF EXCESS AMOUNTS

           If, as of any Principal Payment Date, (i)(1) an amount is on deposit in the Debt Reserve Account or Capacity Upgrades Reserve Account in excess of the Debt Reserve Required Balance or Capacity Upgrades Reserve Required Balance, as applicable, or (2) an amount is on deposit in the Operating Reserve Account in excess of the Operating Reserve Minimum Balance, whether

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as the result of the actual realization of income or gain on the amounts on deposit in such Account or otherwise and (ii) no Event of Default or Designated Event has occurred and is continuing, then the Administrative Agent shall, upon the instruction of the Company, distribute any such excess amounts to the Revenue Account.

         SECTION 8.25. EVENT OF DEFAULT

           Any other provision contained in this Agreement to the contrary notwithstanding, (a) if a Default shall have occurred and is continuing, distributions from the Accounts shall be made only with the consent of the Majority Lenders and (b) if the Administra tive Agent shall have received notice from any Secured Party that an Event of Default shall have occurred and is continuing and the Loans have been accelerated in accordance with Article VII, the Administrative Agent shall upon the request of the Majority Lenders then apply any proceeds in any Account in the following order of priorities:

              FIRST, to the payment of all expenses, liabilities and advances incurred or made by the Administrative Agent or any other Secured Party in connection with the collection of any such amounts or the liquidation of any Permitted Investments and of all unpaid fees owing to the Administrative Agent;

              SECOND, to any Lender to which any payment under Section 2.12, 2.13, 2.14 or 2.15 is then due;

              THIRD, to the Administrative Agent, to be applied to the payment of all unpaid fees owing to the Lenders;

              FOURTH, to the Administrative Agent, to be applied to the payment of all accrued but unpaid interest (whether or not due) on the Loans;

              FIFTH, to the Administrative Agent, to be applied to the payment of all of the unpaid principal (whether or not due) of the Loans;

              SIXTH, to the Administrative Agent, to be applied to the payment of all other Obligations (whether or not due); and

              SEVENTH, to the Company, or such other Person as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         SECTION 8.26. INVESTMENT

           Any cash held by the Administrative Agent in any Account shall be invested by the Administrative Agent from time to time as directed in writing by the Company (or, if an Event of Default has occurred and is continuing, by the Administrative Agent in its sole discretion) in Permitted Investments. Any income or gain realized as a result of any such investment shall be held as part of the applicable Account and reinvested as provided herein. If any income tax is

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payable on account of any such income or gain, it shall be paid by the Company or its Affiliates. Any such investment may be sold by the Administrative Agent whenever necessary to make any distribution required by this Agreement. The Administrative Agent shall have no liability for any loss resulting from any such investment or sale thereof other than by reason of its willful misconduct or gross negligence. The Administrative Agent will promptly notify the Company of any loss resulting from any such investment or sale.

         SECTION 8.27. STATEMENTS OF ACCOUNTS

           Not later than five (5) Business Days following the end of each calendar month, and from time to time upon written request of the Company, the Administrative Agent shall provide to the Company a statement of amounts on deposit in each Account and Permitted Investments as of the end of the prior month, (b) a statement of all transfers into and withdrawals from each Account during the prior month and (c) a statement of purchases and sales of Permitted Investments, and the receipt, application or existence of any income, dividends or capital gains with respect thereto, during the prior month.

         SECTION 8.28. VALUE

           Cash and Permitted Investments on deposit from time to time in the Accounts shall be valued by the Administrative Agent as follows:

              (a)  cash shall be valued at the face amount thereof; and

              (b) Permitted Investments shall be valued at the lesser of the face amount and the purchase price.

         SECTION 8.29. OTHER DETERMINATIONS

           The Company and the Administrative Agent may establish procedures not materially inconsistent with this Agreement pursuant to which the Administrative Agent may conclusively determine, for purposes hereof, the amounts from time to time to be distributed or paid by the Administrative Agent from cash available in the Accounts or pursuant to which the Administrative Agent and the Company may provide for reasonable operating and administrative flexibility.

         SECTION 8.30. SALES OF PERMITTED INVESTMENTS

           The Administrative Agent will use its reasonable commercial efforts to sell Permitted Investments so that actual cash is available, on each date on which a distribution is to be made pursuant to the terms hereof, for the Administrative Agent to make such distribution in cash on such date. The amount of any check or other instrument which may be deposited in any Account shall not be treated as cash available until the final collection thereof.

         SECTION 8.31. CUSTOMER UPGRADE ACCOUNT

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           The Company and its Subsidiaries shall deposit Customer Upgrade
Amounts in the Customer Upgrade Account. Amounts in the Customer Upgrade Account shall be paid over to or upon the order of the Company and used to pay the costs in respect of which they were deposited upon receipt by the Administrative Agent of a certificate of the Company stating the amount required and a brief description of the costs to be paid including any mark-ups to be received by the Company. At the end of any fiscal quarter (i) the Administrative Agent shall transfer any amounts representing mark-ups to the Revenue Account, (ii) if there any amounts that were deposited into the Customer Upgrade Account which are not necessary to pay costs in respect of which such funds were deposited, as certified by a Responsible Officer of the Company or as reasonably determined by the Administrative Agent, the Administrative Agent shall treat such amounts (excluding any amounts referred to in clause (i) above) in the manner agreed by the Company with the relevant customer, and (iii) where no such agreement refereed to in clause (ii) above has been made or where there are funds remaining having complied with the terms of such agreement, the Administrative Agent shall transfer such amounts to the Revenue Account.

         SECTION 8.32. AVAILABLE CASH

           In determining the amount of available cash in any Account at any time, in addition to any cash then on deposit in such Account, the Administrative Agent shall treat as available cash the amount which the Administrative Agent would have received on such day if the Administrative Agent had liquidated all the Permitted Investments (at then prevailing market prices) then on deposit in such Account.

         SECTION 8.33. TERMINATION

           Upon termination hereof and the payment in full of all Obligations, all rights to the Collateral shall revert to the Person legally entitled thereto, and the Administrative Agent shall transfer any remaining amounts, together with any interest thereon, on deposit in the Accounts to the Company or as the Company may direct.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

         Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and by the other Financing Documents, together with such actions and powers as are reasonably incidental thereto.

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it

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were not the Administrative Agent, and such bank and its Affili ates may accept deposits from, lend money to and generally engage in any kind of business with the Company or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Majority Lenders and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder, under any other Financing Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Financing Document, (iv) the validity, enforceability, effectiveness or genuineness hereof, of any other Financing Document or of any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Financing Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory

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provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administra tive Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         The Administrative Agent shall, where appropriate, take into account the interests of the Secured Parties.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and in consultation with the Company, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 10.3 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         The Lenders agree to indemnify the Administrative Agent and each Related Party of the Administrative Agent (to the extent not reimbursed by the Company), ratably according to the respective principal amounts of the Loans owing to them and Commitments issued by them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent or such Related Party in any way relating to or arising out hereof or any other Financing Document or any action taken or omitted by the Administrative Agent or such Related Party under this Agreement or any other Financing Document, PROVIDED that no Lender shall be liable to the Administrative Agent or such Related Party for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Related Party's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent and each Related Party of the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent or such Related Party in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in

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respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent or such Related Party is not reimbursed for such expenses by the Company.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and informa tion as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1. NOTICES

           All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing and shall be given in person or by means of telex, telecopy (promptly followed by delivery in person, by mail or by courier in the case of a notice of Default) or other wire transmission, or mailed by registered or certified mail, or sent by courier, in each case addressed as follows (or to such other address as may be hereafter notified by the respective parties from time to time parties hereto in accordance with the terms of this Section):

              (a) if to the Company, to it at Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda (with a copy to FLAG Telecom Limited, 9 South Street, London W1K 2XA, Attention: General Counsel);

              (b) if to the Administrative Agent, to it at 1211 Avenue of the Americas, New York, New York, 10036, Attention: Arcadio Diaz (Telecopy No. (212) 921-5947); and

              (c) if to any Lender, to it at its address (or telecopy number) set forth on SCHEDULE 10.1.

Any such communication shall become effective when delivered by hand, or three days after being deposited in the mail, first class postage prepaid, or, in the case of a nationally or internationally recognized overnight courier service, one Business Day after delivery to such courier service, or, in the case of transmission by telecopier, when confirmation of receipt is obtained, or, in the case of telex notice, when sent, answerback received.

         SECTION 10.2. WAIVERS; AMENDMENTS

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           No failure or delay by any party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision hereof or of any other Financing Document or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

              (b) Neither this Agreement nor any other Financing Document nor any provision hereof or thereof may be waived, amended or modified except:

                   (i) in the case hereof, pursuant to an agreement or agreements in writing entered into by the Company and the Majority Lenders or by the Company and the Administrative Agent with the consent of the Majority Lenders (unless expressly provided otherwise in this Agreement);

                   (ii) in the case of any other Security Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent (with the consent of the Majority Lenders, unless expressly provided otherwise in such Security Document) and each other Person party thereto; or

                   (iii) in the case of any other Financing Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent (with the consent of the Majority Lenders, unless expressly provided otherwise in such other Financing Document) and each other Person party thereto;

PROVIDED, that without the written consent of each Lender (or each Lender of such Class, as the case may be) no such agreement shall in each case:

                   (A)    increase the Commitment of any Lender;

                   (B) reduce the principal amount of any Loan or reduce the rate of interest thereon;

                   (C) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commit ment;

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                   (D)    change Section 2.16(b) or 2.16(c);

                   (E) release 75% (determined at the relevant date of determination) or more of the Collateral; or

                   (F) change any of the provisions of this Section or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder;

PROVIDED, FURTHER, that

                   (I) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder in each case without the prior written consent of the Administrative Agent; and

                   (II) any waiver, amendment or modification hereof that by its terms affects the rights or duties under this Agreement of the Lenders may be effected by an agreement or agreements in writing entered into by the Company and requisite percentage in interest of the affected Class of Lenders.

         SECTION 10.3. EXPENSES; INDEMNITY; DAMAGE WAIVER

           The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Lead Arranger and their respective Affiliates, including the reasonable fees, charges and disbursements of the Administrative Agent and counsel for the Administrative Agent and the reasonable fees, charges and disbursements of the Marketing Consultant and the Independent Engineer, in connection with the syndication of the credit facilities provided for herein (including the costs in respect of preparing and copying one set of closing binders for each Lender), the preparation and administration hereof and the other Financing Documents or any amendments, modifications or waivers of the provi sions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Lead Arranger or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Lead Arranger or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement (including pursuant to a "workout" restructuring or negotiating in respect thereof) or any other Financing Document, including its rights under this Section, or in connection with the Loans made hereunder, the Project Documents, or any other instrument or agreement entered into by the Company in connection herewith or therewith, including in connection with any workout, restructuring or negotiations in respect thereof.

              (b) The Company further agrees to pay, indemnify and hold each Lender, the Administrative Agent and the Lead Arranger harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp, excise or

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other similar taxes, if any, which may be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under in respect of, this Agreement or the other Financing Documents.

              (c) The Company shall indemnify the Administrative Agent, the Lead Arranger, the Independent Engineer and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery hereof, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) in any way relating to or arising out of the Project, or the manufacture, financing, construction, purchase, acceptance, rejection, ownership, acquisition, delivery, nondelivery, preparation, installation, storage, maintenance, repair, transfer of title, abandonment, possession, rental, use, operation, maintenance, environmental clean-up, condition, sale, return, importation, exportation or other application or disposition of all or any part of any interest in the Project, or (iv) resulting from any and all liability of or relating to the Company or the Project, whether contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws, including, without limitation, resulting from the violation of any Environmental Law, off-site disposal of wastes or the existence or Release of any Hazardous Materials at the Project or any other property of the Company (including, without limitation, clean-up costs, response costs, costs of corrective action and natural resources damages); PROVIDED that such indemnity shall not, as to any Indemnitee, be available (i) to the extent that such losses, claims, damages, liabilities or related expenses are a result of the gross negligence or wilful misconduct of such Indemnitee or are a result of the representations and warranties or undertakings made by such Indemnitee to its assignees hereunder or (ii) to compensate such Indemnitee for any injury to the personnel of such Indemnitee if such injury is not a result of the negligence of the Company.

              (d) Each Indemnitee claiming any right to indemnity under paragraph (c) of this Section by reason of the making of any claim or the institution of any action against such Indemnitee shall promptly notify the Company thereof (and shall notify the Company of any other loss, damage or liability that it has suffered and intends to seek indemnification therefor hereunder promptly after acquiring knowledge thereof) and shall consult with the Company from time to time in connection with the defense of such claim or action and shall not settle any such claim or action (x) before giving the Company notice thereof and the Company the opportunity to assume the defense thereof (if entitled hereunder) or (y) without the prior written consent of the Company, which shall not be unreasonably withheld, if the Company is not entitled to assume the defense as a result of clause (ii) or (iii) of the succeeding sentence. The Company shall be entitled, at its expense, to assume the defense of such claim or action or to participate in such

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action with counsel of its choice (which counsel shall be reasonably satisfactory to such Indemnitee if the Company elects to assume the defense) and at its expense, PROVIDED that the Company may not assume the defense if (i) such Indemnitee determines, on the reasonable advice of counsel, that representation of both the Company and such Indemnitee by the Company's counsel would present such counsel with a conflict of interest, (ii) the defendants in, or targets of, any such action include both such Indemnitee and the Company, and such Indemnitee shall have concluded, on reasonable advice of counsel, that there may be legal defenses available to it which are different from or additional to those available to the Company, (iii) the Company shall not have employed counsel satisfactory to such Indemnitee to represent such Indemnitee within a reasonable time after notice of the institution of any such action, or (iv) such Indemnitee is faced with potential criminal liability.

              (e) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent or the Lead Arranger under paragraph (a), (b) or (c) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Lead Arranger, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Lead Arranger in its capacity as such.

              (f) All amounts due under this Section shall be payable promptly after written demand therefor.

         SECTION 10.4. SUCCESSORS AND ASSIGNS; CONSENT AND AGREEMENT

           The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lenders, the Administrative Agent and the Lead Arranger) any legal or equitable right, remedy or claim under or by reason hereof.

              (b) Any Lender may at any time assign to one or more assignees (other than to the Company, any Subsidiary or the Sponsor or any of their respective Affiliates) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) and the other Financing Documents; PROVIDED that

                   (i) except in the case of an assignment to a Lender, an Affiliate of any Lender or an Approved Fund, no such assignment shall be permitted without the prior written consent of the Administrative Agent and, so long as no Default or Event of Default shall

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         have occurred and be continuing, the Company (such consents not to be unreasonably withheld or delayed); and

                   (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of each Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Company and the Administrative Agent otherwise consents.

The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance for its acceptance and recording in the Register, together with a processing and recordation fee of $3,500 (which shall be paid by the assignor and/or assignee but not the Company). Upon acceptance and recording pursuant to paragraph (d) of this Section and from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes hereof as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

              (c) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the registered owner(s) of any obligation evidenced by a Note (if applicable), and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The Notes (if applicable) and the obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration in the Register and the Note evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the registered owner thereof, and thereupon, upon written request, one or more new Note(s) in the same aggregate principal amount shall be issued to the designated assignee(s) and the old Notes shall be returned by the Administrative Agent to the Company marked "cancelled". No assignment of any Note or obligation evidenced thereby shall be effective unless it has been recorded in the Register as provided in this Section 10.4(c). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may

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treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes hereof, notwithstanding notice to the contrary.

              (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes hereof unless it has been recorded in the Register as provided in this paragraph.

              (e) Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision hereof. Subject to paragraph (f) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

              (f) A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to the benefits of Section 2.15 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with the provisions of Section 2.15(e) as though it were a Lender.

              (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

         SECTION 10.5. SURVIVAL

           All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments delivered in connection herewith or pursuant hereto shall be considered to have been relied upon by the other parties hereto and shall survive the

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execution and delivery hereof and the making of any Loans, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 10.3 and Articles IX and X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination hereof or any provision hereof.

         SECTION 10.6. COUNTERPARTS; INTEGRATION; EFFECTIVENESS

           This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent, the Lead Arranger or a Related Party constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Section 10.4, their respective successors and assigns. Delivery of an executed counterpart of a signature page hereof by telecopy shall be effective as delivery of a manually executed counterpart hereof.

         SECTION 10.7. SEVERABILITY

           Any provision hereof held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 10.8. RIGHT OF SETOFF

           If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender and under the other Financing Documents, including all claims of any nature or description arising out of or connected hereto, or with any other Financing Document, irrespective of whether or not such Lender shall have made any demand hereunder or the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

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         SECTION 10.9. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
PROCESS

           THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

              (b) THE COMPANY HEREBY IRREVOCABLY AND UNCONDITION ALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING HERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITION ALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING HERETO AGAINST THE COMPANY OR ITS PROPERTIES OR THE COMPANY'S SUBSIDIARIES OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

              (c) THE COMPANY HEREBY IRREVOCABLY AND UNCONDITION ALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

              (d) EACH PARTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

              (e) THE COMPANY HEREBY IRREVOCABLY AND UNCONDITION ALLY

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APPOINTS FLAG TELECOM USA LIMITED (THE "NEW YORK PROCESS AGENT"), WITH AN OFFICE
ON THE CLOSING DATE AT 570 LEXINGTON AVENUE, 38TH FLOOR, NEW YORK, NEW YORK, 10022, AS ITS AGENT TO RECEIVE ON BEHALF OF THE COMPANY AND ITS RESPECTIVE PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH NEW YORK STATE OR FEDERAL COURT AND AGREES PROMPTLY TO APPOINT A SUCCESSOR NEW YORK PROCESS AGENT IN THE CITY OF NEW YORK (WHICH SUCCESSOR PROCESS AGENT SHALL ACCEPT SUCH APPOINTMENT IN A WRITING REASON ABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT PRIOR TO THE TERMINATION FOR ANY REASON OF THE APPOINTMENT OF THE INITIAL NEW YORK PROCESS AGENT). IN ANY SUCH ACTION OR PROCEEDING IN SUCH NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, SUCH SERVICE MAY BE MADE ON THE COMPANY BY DELIVERING A COPY OF SUCH PROCESS TO THE COMPANY IN CARE OF THE APPROPRIATE PROCESS AGENT AT SUCH PROCESS AGENT'S ABOVE ADDRESS AND BY
DEPOSITING A COPY OF SUCH PROCESS IN THE MAILS BY CERTIFIED OR REGISTERED AIR MAIL, ADDRESSED TO THE COMPANY AT ITS ADDRESS REFERRED TO IN SECTION 10.1 (SUCH SERVICE TO BE EFFECTIVE UPON SUCH RECEIPT BY THE APPROPRIATE PROCESS AGENT AND THE DEPOSITING OF SUCH PROCESS IN THE MAILS AS AFORESAID). THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY AUTHORIZES AND DIRECTS SUCH PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATE METHOD OF SERVICE, THE
COMPANY ALSO IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING IN SUCH NEW YORK STATE OR THE
UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK BY MAILING OF COPIES OF SUCH PROCESS TO THE COMPANY BY CERTIFIED OR REGISTERED AIR MAIL AT ITS ADDRESS REFERRED TO IN SECTION 10.1.

         SECTION 10.10. WAIVER OF SOVEREIGN IMMUNITY

           To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, whether or not held for its own account, the Company hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement, the Notes and the other Financing Documents.

              (b) The Company hereby agrees that the waivers set forth in this Section shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United

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States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

         SECTION 10.11. JUDGMENT CURRENCY

           The obligation of the Company under this Agreement and any other Financing Document to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Lead Arranger or the Lenders, as the case may be, of the full amount of Dollars payable under this Agreement and any of the other Financing Documents and the Company shall (and shall procure that each Subsidiary shall with respect to any Subsidiary Security Agreement to which it is a party) indemnify the Administrative Agent, the Lead Arranger and the Lenders (and such Persons shall have an additional legal claim) for any difference between such full amount and the amount effectively received by the Administrative Agent, the Lead Arranger or the Lenders, as the case may be, pursuant to any such tender or recovery. The Administrative Agent's determination of amounts effectively received by the Lenders shall be conclusive absent manifest error.

         SECTION 10.12. DAMAGE WAIVER

           To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

         SECTION 10.13. WAIVER OF JURY TRIAL

           EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING HERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

         SECTION 10.14. HEADINGS.

           Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part hereof and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 10.15. REMOVAL OF CONSULTANTS

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           The Administrative Agent may (and, if the Company can demonstrate to the satisfaction of the Administrative Agent that any Consultant has persistently failed to perform its duties in a professional manner, the Administrative Agent will) from time to time, in its reasonable discretion, remove any one or more of the Consultants, PROVIDED that the Administrative Agent select and appoint a replacement therefor that is approved by the Company (which approval shall not be unreasonably withheld or delayed). Notice of any replacement Consultant shall be given promptly to the Company and the Lenders.

              (b) Each Consultant shall be contractually obligated to the Administrative Agent to carry out the activities required of it in this Agreement and the other Financing Documents and as otherwise requested by the Administrative Agent.

         SECTION 10.16. CONFIDENTIALITY

           Notwithstanding anything to the contrary contained in this Agreement or any other Financing Document, each of the parties hereto agrees, and each successor or assignee thereof, by becoming a party hereto, shall be deemed to have agreed, to keep confidential (and to cause its officers, directors, employees, agents, representatives and affiliates to keep confidential) any information which is obtained pursuant to the terms hereof or of the other Financing Documents and is marked "confidential" (collectively, the "CONFIDENTIAL MATERIALS"), except that each such party shall be permitted to disclose the Confidential Materials (a) to its officers, directors, employees, agents, representatives and Affiliates, (b) to its attorneys, accountants and financial, insurance and other independent advisors who have a need for such information (PROVIDED such persons are informed of the confidential nature of the Confidential Materials and the restrictions imposed by this Section), (c) to the extent required by Applicable Law (including, without limitation, in making filings with any Governmental Authority and disclosures by the Lenders to bank or securities examiners and regulatory officials upon their request or demand),
(d) in response to any subpoena or other legal process (in which event such party shall promptly notify the Company in advance of any such requirement), (e) to the extent such Confidential Materials become publicly available other than a result of a breach of the provisions of this Section, (f) to the extent the Company shall have consented to such disclosure in writing and (g) to any Lender's assignee or any proposed assignee or participant of a Lender which agrees in writing to be bound by the terms of this Section as if it were a Lender party.

                                   ARTICLE XI

                                THE DEED TRUSTEE

         SECTION 11.1. APPOINTMENT OF DEED TRUSTEE

           Each Secured Party irrevocably appoints WestLB as the deed trustee (the "DEED TRUSTEE") to act as its trustee hereunder and with respect to the Company Security Agreement

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(U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of
Shares (Hong Kong) and irrevocably authorizes the Deed Trustee on its behalf to:

              (a) enter into each of the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong
Kong); and

              (b) perform such duties and exercise such rights and powers under this Article XI and each of the Company Security Agreement (U.K.) , the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) as are specifically delegated to the Deed Trustee by the terms hereof and thereof including without limitation the release of security, together with such rights, powers and discretions as are reasonably incidental thereto including the registartion thereof.

In respect of the above appointment, the Deed Trustee hereby declares that it holds and shall hold:

              (a) all rights, titles and interests that may now or hereafter be mortgaged, charged, pledged, assigned or otherwise secured in favor of itself as the deed trustee by or pursuant to this Agreement, the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong);

              (b) the benefit of all representations, covenants, guarantees, indemnities and other contractual provisions given in favor of itself as a deed trustee (other than any such benefits as are given solely for its own benefit) by or pursuant to this Agreement, the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong
Kong); and

              (c) all proceeds of the security referred to in paragraph (a) above and of the enforcement of the benefits referred to in paragraph (b) above,

on trust for itself and the other Secured Parties from time to time.

The Deed Trustee shall have only those duties which are expressly specified in this Article XI and/or the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong). The Deed Trustee's duties under this Article XI and/or the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) are intended to be of a mechanical and administrative nature only.

         SECTION 11.2. DIRECTIONS OF ADMINISTRATIVE AGENT

           Save as expressly set out in this Article XI, in the exercise of any right or power and as to any matter not expressly provided for by this Article XI or the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares

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(Hong Kong) to which it is party, the Deed Trustee shall act in accordance with the instructions of the Administrative Agent. In the absence of any such instructions and/or any relevant contrary requirement contained in this Article XI or the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong), the Deed Trustee may act or refrain from acting with respect to such right or power and as to any such matter as it shall see fit. Any such instructions shall be binding on the Deed Trustee.

         SECTION 11.3. RELATIONSHIP

           The relationship between the Administrative Agent on the one hand and the Deed Trustee on the other is that of principal and agent save only that the benefits of the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) are held by the Deed Trustee as trustee for itself and the other Secured Parties.

              (b) The Deed Trustee shall not be liable to any person for any breach by any other Party to the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong).

              (c) In acting as the Deed Trustee, the Deed Trustee shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and any information received by some other division or department of the Deed Trustee may be treated as confidential and shall not be regarded as having been given to the Deed Trustee's agency division.

         SECTION 11.4. RELIANCE

           In applying any moneys received by it under the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong), the Deed Trustee may rely on any certificate made or given by the Administrative Agent as to the identity of, and amounts owing to, the Secured Parties under any of the Transaction Documents and shall be protected in so relying.

              (b)  The Deed Trustee may:

                   (i) rely on any communication or document reasonably believed by it to be genuine and correct and to have been signed by or with the authority of the proper person;

                   (ii) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

                   (iii) engage, pay for and rely on legal or other advisers selected by it and shall be protected in so relying.

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         SECTION 11.5. INFORMATION

           Save as expressly set out herein, the Deed Trustee shall not have any duty:

                   (i) either initially or on a continuing basis to provide any of the Secured Parties with any credit or other information (other than if requested by the Administrative Agent, information in the Deed Trustee's possession specifically concerning the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong)) with respect to the financial condition or affairs of the Company whether coming into its possession or that of any related entities of the Deed Trustee before or on the entry into the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) (as the case may be) or at any time thereafter; or

                   (ii) unless specifically requested to do so by the Administrative Agent in accordance with this Article XI to request any certificates or other documents from the Company.

              (b) The Deed Trustee need not disclose any information relating to the Company or any of its related entities or any other person or any matter if such disclosure would or might in the reasonable opinion of the Deed Trustee constitute a breach of any law or regulation or be otherwise actionable at the suit of any person.

         SECTION 11.6. THE DEED TRUSTEE INDIVIDUALLY

           Neither the Deed Trustee nor any associated company of the Deed Trustee, any director, officer or employer of a corporation acting as Deed Trustee shall be precluded from becoming the owner of or acquiring any interest in, holding or disposing of any securities issued by the Company and shall have the same rights and powers thereunder (and may exercise such rights and powers) as though it were not the Deed Trustee.

              (b) The Deed Trustee will not be liable to account to any other Secured Party for any profit or fees it receives for its own account in connection with this Article XI.

         SECTION 11.7. DOCUMENTATION

           Neither the Deed Trustee nor any of its officers, employees or agents shall be responsible to any of the Secured Parties or any other person for:

              (a) the execution (other than by itself), genuineness, validity, enforceability or sufficiency of the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong
Kong) or any other document; or

              (b)  the collectability of amounts payable thereunder; or

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              (c)  the accuracy of any statements (whether written or oral) made in or in connection with the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong).

         SECTION 11.8. DEFAULT

           The Deed Trustee shall not be required to ascertain or inquire as to the performance or observance by the Company of the terms of the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) or any other document in connection therewith. The Deed Trustee shall not be deemed to have knowledge of any Default or Event of Default unless the Deed Trustee has received notice from the Administrative Agent describing such Default or Event of Default and stating that such notice is a "Notice of Default".

              (b) If the Deed Trustee receives such a notice of Default or Event of Default, it shall give notice thereof promptly to the other Secured Parties.

              (c) The Deed Trustee shall take or refrain from taking such action with respect to such Default or Event of Default as shall be directed by the Administrative Agent, provided that nothing herein shall oblige the Deed Trustee to institute legal action or proceedings on behalf of any Secured Party. Until the Deed Trustee has received such directions, it may (but shall not be obliged to) take or refrain from taking such action with respect to such Default or Event of Default as it shall see fit.

         SECTION 11.9. INDEMNITY

           The Secured Parties (other than where such person is the same person as the Deed Trustee) agree to indemnify the Deed Trustee on demand (to the extent not reimbursed by the Company and without prejudice to the liability of the Company under any of the Transaction Documents) for any and all liabilities, losses, damages, penalties, actions, judgements, costs, expenses or disbursements of any kind whatsoever (including legal fees) which may be imposed on, incurred by or asserted against the Deed Trustee in any way relating to or arising out of its acting as the Deed Trustee for the Secured Parties (on the instructions of the Administrative Agent of otherwise) under this Article XI and/or the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) or any action taken or omitted by the Deed Trustee's thereunder, except to the extent that the liability or loss arises directly from the Deed Trustee's gross negligence or wilful misconduct.

         SECTION 11.10. EXONERATION

           Neither the Deed Trustee nor any officer, employee or agent of the Deed Trustee shall be liable to any of the Secured Parties for any action taken or omitted under or in connection with the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) unless caused by its negligence or wilful

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misconduct in acting in its capacity as deed trustee hereunder and under the
Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) and no Secured Party shall take any proceedings in this respect.

              (b) Any officer, employee or agent of the Deed Trustee can rely on the terms of this Section 11.10 in accordance with the Contracts (Rights of Third Parties) Act 1999, an English law statute.

         SECTION 11.11. AMENDMENTS

           If authorised by the Administrative Agent, the Deed Trustee may grant waivers or consents or vary the terms of the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) and the Deed Trustee shall be under no liability to any Secured Party whatsoever in respect of any such waiver, consent or variation.

         SECTION 11.12. RESIGNATION

           The Deed Trustee may resign by giving notice thereof to the Administrative Agent and may be removed by the Administrative Agent giving notice to that effect to the Deed Trustee. In either event the Administrative Agent may appoint a successor Deed Trustee which shall be a reputable and experienced bank, incorporated in or having a branch in England.

              (b) If such a notice of resignation or removal has been given and, within 30 days after such notice of resignation or removal, no successor Deed Trustee shall have been appointed by the Administrative Agent (acting in consultation with the Company), the retiring Deed Trustee, after consultation with the Administrative Agent shall have the right to appoint a successor Deed Trustee which shall be a reputable and experienced bank incorporated or having a branch in England.

              (c) The Deed Trustee agrees not to resign without good cause, but the Deed Trustee's resignation shall be conclusive evidence of there having been good cause.

              (d) Subject as otherwise provided in Section 11.12(e) and (f), the resignation or removal of the retiring Deed Trustee and the appointment of any successor Deed Trustee shall both become effective upon the successor Deed Trustee notifying the Administrative Agent in writing that it accepts such appointment and executing a Deed Trustee's deed of accession, whereupon the successor Deed Trustee shall succeed to the position of the retiring Deed Trustee and the term "Deed Trustee" in the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) shall include such successor Deed Trustee where appropriate. This
Article XI shall continue to benefit a retiring Deed Trustee in respect of any action taken or omitted by it under this Article XI or the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) while it was a Deed Trustee.

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              (e)  Notwithstanding paragraph (d) above, the resignation or removal of a retiring Deed Trustee shall not become effective until the Administrative Agent is satisfied that all things required to be done in order that the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) or replacements therefore shall provide for perfected and enforceable security in favor of the replacement Deed Trustee.

              (f) The Company shall take such action as the Administrative Agent may determine as being necessary in order that the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) or replacements therefore shall provide for perfected and enforceable security in favor of any replacement Deed Trustee.

              (g) The fees payable by the Company to a successor Deed Trustee shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.

              (h) If a successor to the Deed Trustee is appointed under the provisions of this Section, then:

                   (i) the outgoing Deed Trustee shall be discharged from any further obligation hereunder and under the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) but shall remain entitled to the benefit of the provisions of this Section 11.12(h);

                   (ii) its successor and each Secured Party shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party to this Agreement and the Company Security Agreement (U.K.), the Company Security Agreements (Hong
         Kong) and the Deed of Mortgage of Shares (Hong Kong) at the outset;

                   (iii) the successor shall be the relevant Deed Trustee in respect of each of this Agreement and the Company Security Agreement (U.K.), the Company Security Agreements (Hong Ko.ng) and the Deed of Mortgage of Shares (Hong Kong); and

                   (iv) the outgoing Deed Trustee shall promptly deliver to its successor all documents and papers held by it in its capacity as Deed Trustee.

         SECTION 11.13. SECURITY DOCUMENTS

           The Deed Trustee in its capacity as trustee under the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) or otherwise shall not be liable for any failure, omission, or defect in perfecting the security constituted by the Company Security Agreement (U.K.), the Company Security

                                       156
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Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) or any
security created thereby including, without limitation, any failure to (i) register the same in accordance with the provisions of any of the documents of title of the Company of any of the property thereby charged, (ii) make any recordings or filings in connection therewith, (iii) effect or procure registration of or otherwise protect the floating charge or any other such security created by or pursuant to the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong
Kong) under any registration laws in any jurisdiction, (iv) give notice to any person of the execution of any of documents or (v) to obtain any licence, consent, or other authority for the creation of any security.

              (b) The Deed Trustee in its capacity as trustee or otherwise may accept without enquiry such title as the Company may have to the property over which security is intended to be created by the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong).

              (c) Save where the Deed Trustee holds a legal mortgage over, or over an interest in, real property or shares, the Deed Trustee in its capacity as trustee or otherwise shall not be under any obligation to hold any title deeds, security documents or any other documents in connection with the property charged by the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) or any other such security in its own possession or to take any steps to protect or preserve the same.

              (d) Save as otherwise provided in the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) or the Deed of Mortgage of Shares (Hong Kong), all moneys which under the trusts herein or therein contained are received by the Deed Trustee in its capacity as trustee or otherwise may be invested in the name of or under the control of the Deed Trustee in any investment for the time being authorised by English or Hong Kong law, as applicable, for the investment by trustees of trust money or in any other investments which may be selected by the Deed Trustee with the consent of the Administrative Agent. Additionally, the same may be placed on deposit in the name of or under the control of the Deed Trustee at such bank or institution (including the Administrative Agent and upon such terms as the Deed Trustee may think fit).

              (e) The Secured Parties hereby confirm their approval of the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong) and any security created or to be created pursuant thereto and hereby authorizes, empowers and directs the Deed Trustee (by itself or by such person(s) as it may nominate) to execute and enforce the same as trustee or as otherwise provided (and whether or not expressly in the other Secured Parties' names) on its behalf, subject always to the terms of this Article XI and the terms of the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) and the Deed of Mortgage of Shares (Hong Kong).

         SECTION 11.14. CO-DEED TRUSTEES

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           The Deed Trustee may appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate security agent or a co-deed trustee jointly with the Deed Trustee (i) if the Deed Trustee reasonably considers that without such appointment the interests of the Secured Parties would be materially and adversely affected or
(ii) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed or (iii) for the purposes of obtaining a judgment in any jurisdiction of either a judgement already obtained or of any of the provisions of the Transaction Documents; provided, that in each case such separate deed trustee or co-deed trustee becomes bound by the terms of this Article XI as if it were the Deed Trustee.

              (b) Each separate deed trustee or co-deed trustee shall (subject always to the provisions of this Article XI) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Deed Trustee by this Article XI) and such duties and obligations as shall be conferred or imposed by the instrument of appointment.

              (c) The Deed Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Deed Trustee may pay to any such person, together with any attributable costs, charges and expenses properly incurred by it in performing its function as such separate deed trustee or co-deed trustee shall for the purpose of this Article XI be treated as costs, charges and expenses incurred by the Deed Trustee.

         SECTION 11.15. RELEASE OF SECURITY

           The Deed Trustee shall and is hereby authorised by the other Lenders to execute on behalf of itself where relevant without the need for any further referral to, or authority from, the Secured Parties or other person all necessary releases of any security or guarantees given by the Company in relation to the release of any security which is permitted under or consented to in accordance with the Company Security Agreement (U.K.), the Company Security Agreements (Hong Kong) or the Deed of Mortgage of Shares (Hong Kong).

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            FLAG ASIA LIMITED


                                            By:
                                                Name:
                                                Title:    Attorney-in-Fact

                                            WESTDEUTSCHE LANDESBANK
                                            GIROZENTRALE, NEW YORK BRANCH,
                                            as the Administrative Agent,
                                            Deed Trustee, Syndication Agent,
                                            Lead Arranger and a Lender


                                            By:
                                                Name:
                                                Title:


                                            By:
                                                Name:
                                                Title:

                                            THE ROYAL BANK OF SCOTLAND PLC,
                                            as Documentation Agent and
                                            as a Lender


                                            By:
                                                Name:
                                                Title:

                                            ING BANK N.V. HONG KONG BRANCH,
                                            as a Lender


                                            By:
                                                Name:
                                                Title:


                                            By:
                                                Name:
                                                Title:

                                            DGZ-DEKABANK DEUTSCHE KOMMUNALBANK,
                                            as a Lender


                                            By:
                                                Name:
                                                Title:


                                            By:
                                                Name:
                                                Title:

                                            KBC FINANCE IRELAND,
                                            as a Lender


                                            By:
                                                Name:
                                                Title:


                                            By:
                                                Name:
                                                Title:

                                SCHEDULE 1.1(ii)

                                   COMMITMENTS

           LENDER NAME               CONSTRUCTION LOAN        NET CONSTRUCTION LOAN
                                        COMMITMENT               COMMITMENT AT THE
                                                         CLOSING DATE AFTER APPLICATION OF THE
                                                                  PRE-SALE PROCEEDS
Westdeutsche Landesbank               $ 71,940,833         $ 65,500,000
Girozentrale, New York Branch
The Royal Bank of Scotland plc        $ 65,900,000         $ 60,000,000

ING Bank N.V.                         $ 16,475,000         $ 15,000,000

DGZ-DekaBank Deutsche                 $ 16,475,000         $ 15,000,000
Kommunalbank

KBC Finance Ireland                   $ 16,475,000         $ 15,000,000

Westdeutsche Landesbank               $112,734,167         $100,000,000
Girozentrale, New York Branch
f/b/o FLAG Telecom Holdings
Limited

                                SCHEDULE 1.1(iii)

                      PRINCIPAL PAYMENT DATES/AMORTIZATION

             ---------------------------------------------------
                                        SCHEDULED REPAYMENTS OF
                     DATE                      TERM LOANS
             ---------------------------------------------------
             March 31, 2003                      4.25%
             ---------------------------------------------------
             June 30, 2003                       5.00%
             ---------------------------------------------------
             September 30, 2003                  5.50%
             ---------------------------------------------------
             December 31, 2003                   5.75%
             ---------------------------------------------------
             March 31, 2004                      6.00%
             ---------------------------------------------------
             June 30, 2004                       6.00%
             ---------------------------------------------------
             September 30, 2004                  6.00%
             ---------------------------------------------------
             December 31, 2004                   6.00%
             ---------------------------------------------------
             March 31, 2005                      6.00%
             ---------------------------------------------------
             June 30, 2005                       6.00%
             ---------------------------------------------------
             September 30, 2005                  6.00%
             ---------------------------------------------------
             December 31, 2005                   6.00%
             ---------------------------------------------------
             March 31, 2006                      5.00%
             ---------------------------------------------------
             June 30, 2006                       4.00%
             ---------------------------------------------------
             September 30, 2006                  3.75%
             ---------------------------------------------------
             December 31, 2006                   3.75%
             ---------------------------------------------------
             March 31, 2007                      3.75%
             ---------------------------------------------------
             June 30, 2007                       3.75%
             ---------------------------------------------------
             September 30, 2007                  3.75%
             ---------------------------------------------------
             December 31, 2007                   3.75%
             ---------------------------------------------------

                                SCHEDULE 1.1(vii)

                            PART I. APPLICABLE MARGIN

A. The Applicable Margin on the outstanding Construction/Term Loans shall be calculated from time to time at a split rate, calculated as provided below:

         (i)      The Applicable Margin shall equal:

                  (a) 1.25% (in the case of Eurodollar Loans) and 0.25% (in the case of ABR Loans) for that portion of the outstanding Construction Loans/ Term Loans that equals the aggregate amount of the Qualifying Capacity Receivables, if any, as at the relevant date of determination (as provided below), PROVIDED, HOWEVER, that the portion of the Construction/Term Loans that accrues interest at this rate shall not exceed an amount equal to 50% of the outstanding Construction Loans/Term Loans as at the relevant date of determination; and

                  (b) 3.25% (in the case of Eurodollar Loans) and 2.25% (in the case of ABR Loans) for the balance of the outstanding Construction Loans/ Term Loans.

B. The Applicable Margin shall be determined in respect of each outstanding Loan on the following dates of determination:

         (i) for any Eurodollar Loan, on the first day of the initial Interest Period and each three month anniversary thereof during the Construction Loan Commitment Period (or if such day is not an Interest Payment Date, the closest Interest Payment Date thereto) and the Conversion Date and each three month anniversary thereof for so long as the Term Loans remain outstanding (or if any such anniversary date is not an Interest Payment Date, the closest Interest Payment Date thereto); and

         (ii) for any ABR Loan, on the date of borrowing (or converting into) such ABR Loan and thereafter on each Interest Payment Date for such ABR Loan.

                            PART II - COMMITMENT FEES

During the Construction Loan Commitment Period, the commitment fee shall accrue in respect of the undrawn Construction Loan Commitments at a split rate, calculated as provided herein.

         The commitment fee shall accrue at

         (a) a rate of 0.375% PER ANNUM on that portion, if any, of the average daily undrawn Construction Loan Commitments which could have been drawn as Loans accruing interest at the lower Applicable Margin (as provided in clause A.(i)(a) of Part I of this Schedule) during the relevant period, such amount to equal the difference between (x) the aggregate amount of Qualifying Capacity Receivables as at the relevant date of determination and (y) the average daily aggregate principal amount of Construc tion/Term Loans that, during the relevant period, accrues interest at the lower Applicable Margin provided for in clause A(i)(a) of Part I of this Schedule; PROVIDED, HOWEVER, in no event shall the portion of the undrawn Construction Loan Commitments that is eligible to accrue fees at this rate exceed 50% of the amount of the undrawn Construction Loan Commitments as at the relevant date of determination; and

         (b) a rate of 0.75% PER ANNUM on the balance of the average daily undrawn Construction Loan Commitments.

                             Schedule 1.1(vii) - 168

                                                                   SCHEDULE 10.1

                                Notice Addresses

COMPANY
FLAG Asia Limited
9 South Street
London, W1K 2XA
United Kingdom

ADMINISTRATIVE AGENT
Arcadio Diaz
Westdeutsche Landesbank Girozentrale
New York Branch
1211 Avenue of the Americas
New York, NY  10036
Telephone: 212-597-1426
Facsimile: 212-921-5947
Email: Arcadio_diaz@westlb.com

DOCUMENTATION AGENT
John Shippey/Kevin Mann
Loans Administration
The Royal Bank of Scotland
Corporate Banking Office
PO Box 450
5-10 Great Tower Street
London, England
EC3P 3HX
Telephone:  44-207-615-5224
Facsimile:  44-207-615-5736

LENDERS
Westdeutsche Landesbank Girozentrale
New York Branch
1211 Avenue of the Americas
New York, NY  10036
Telephone:  212-852-6393
Facsimile:  212-921-5947

The Royal Bank of Scotland
Corporate Banking Office
Loan Administration
PO Box 450
5-10 Great Tower Street
London, England

EC3P 3HX
Telephone:  44-207-615-5224
Facsimile:  44-207-615-5736

ING Bank NV
Hong Kong Branch
One IFC, One Harborview Street
38th Floor
Central Hong Kong
Telephone:  852-2913-8731
Facsimile:  852-2537-2229

DGZ-DekaBank Deutsche Kommunalbank
Taunusanlage 10
D-60329 Frankfurt am Main
Germany
Telephone:  49-69-7147-2355
Facsimile:  49-69-7147-2171

KBC Global Structured Finance Asia Pacific
39/F Central Plaza
18 Harbour Road
Wanchai, Hong Kong
Telephone:  852-2879-3424
Facsimile:  852-2879-3413

                               Schedule 10.1 - 170